SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PACER TECHNOLOGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common stock, without par value per share

(2) Aggregate number of securities to which transaction applies:
2,151,591

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee is determined based upon the sum of (a) the product of 2,151,591 shares of common stock outstanding, excluding shares owed by Cyan Investments, LLC and certain affiliates, and the merger consideration of $6.95 per share (equal to $14,953,557) and (b) the difference between the merger consideration of $6.95 per share and the exercise price per share of each of the 753,000 shares of common stock exercisable under options outstanding, excluding options owned by Cyan Investments, LLC and certain affiliates, in which the exercise price per share is less than $6.95 per share (equal to $2,025,095). In accordance with Exchange Act Rule 0-11(c) the filing fee was determined by calculating a fee of $80.90 per $1,000,000 of the aggregate merger consideration of $16,978,652.

(4) Proposed maximum aggregate value of transaction: $16,978,652
(5) Total fee paid: $1,373

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PACER TECHNOLOGY

9420 Santa Anita Avenue

Rancho Cucamonga, CA 91730

(909) 987-0550

Fax (909) 987-5298

October     , 2003

Dear Shareholder,

We cordially invite you to attend a special meeting of shareholders of Pacer Technology to be held at 10:00 A.M., Pacific Standard Time, on Thursday, November 20, 2003, at the Hilton Hotel—Ontario Airport, 700 North Haven Avenue, Ontario, California.

At the special meeting, you will be asked to approve the principal terms of a proposed merger (the “merger”), to be effectuated pursuant to an Agreement and Plan of Merger (the “merger agreement”) pursuant to which PT Acquisition Corp., a California corporation (the “Merger Sub”), will merge into Pacer Technology (“Pacer”), and:

•	each outstanding share of Pacer common stock will be converted into the right to receive $6.95 in cash (other than shares held by affiliates of Merger Sub, which will be cancelled without payment, and shares held by shareholders who properly exercise dissenters rights under California law); and

•	each outstanding stock option, entitling the holder thereof to purchase shares of Pacer common stock, will be converted into the right to receive a cash amount equal to $6.95 minus the per share exercise price of the option, multiplied by the number of shares of common stock issuable upon exercise of the option.

Merger Sub is a wholly owned subsidiary of Cyan Holding Co., an Oklahoma corporation (“Parent”), which itself is wholly owned by Cyan Investments, LLC (“Cyan”). As of August 28, 2003, Cyan owned 648,660 shares of common stock of Pacer, which represented approximately 22.1% of the shares outstanding as of that date. Ellis T. Gravette, Jr., a principal of Cyan and former director of Pacer, currently owns 139,600 shares of common stock of Pacer, which represents approximately 4.7% of the shares outstanding on August 28, 2003. If the merger is completed, Pacer will survive as a wholly owned subsidiary of Parent and will cease to be a publicly traded company.

Pacer’s board of directors, in accordance with the recommendation of a special committee of the board, consisting solely of disinterested directors, has unanimously approved the merger and the merger agreement and has determined that approval of the principal terms of the merger agreement is advisable and that the proposed merger is fair to, and in the best interests of, all Pacer shareholders (other than Cyan and its affiliates). Accordingly, the board of directors unanimously recommends that shareholders vote FOR approval of the principal terms of the merger agreement.

We encourage you to read the accompanying proxy statement carefully as it sets forth the specifics of the proposed merger and other important information related to the merger.

We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the accompanying proxy card in the enclosed postage prepaid envelope as promptly as possible. Your vote is important, regardless of the number of shares you own. Please note that you will be able to vote in person at the meeting even if you have previously returned your proxy.

Thank you for your attention to this important matter.

Sincerely,

Richard S. Kay

Chairman, Chief Executive Officer and President

The Notice of Special Meeting and proxy statement that accompany this letter are dated October     , 2003, and are first being mailed to Pacer’s shareholders on or about October     , 2003.

This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has any such commission passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in the attached proxy statement. Any representation to the contrary is a criminal offense.

PACER TECHNOLOGY

9420 Santa Anita Avenue

Rancho Cucamonga, CA 91730

(909) 987-0550

Fax (909) 987-5298

NOTICE OF SPECIAL MEETING TO BE HELD ON NOVEMBER 20, 2003

We cordially invite you to attend a special meeting of shareholders of Pacer Technology, a California corporation (“Pacer”). This special meeting will be held at 10:00 A.M., Pacific Standard Time, on Thursday, November 20, 2003, at the Hilton Hotel—Ontario Airport, 700 North Haven Avenue, Ontario, California. The meeting is being held:

1.	To vote on the approval of the principal terms of the Agreement and Plan of Merger dated as of July 29, 2003 (the “merger agreement”), which provides for a merger pursuant to which PT Acquisition Corp., a California corporation (the “Merger Sub”), will merge into Pacer and all of the outstanding common stock of Pacer, other than shares held by affiliates of Merger Sub and shareholders who properly exercise dissenters rights under California law, will be converted into the right to receive $6.95 per share in cash (the “merger”); and

2.	To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

Pacer’s board of directors has fixed the close of business on October 7, 2003, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the meeting.

The board of directors, in accordance with the recommendation of a special committee of the board, consisting solely of disinterested directors, has determined that approval of the principal terms of the merger agreement is advisable and that the proposed merger is fair to, and in the best interests of, Pacer shareholders, other than Merger Sub and its affiliates. Accordingly, the board of directors recommends that shareholders vote FOR approval of the principal terms of the merger agreement.

Your vote is very important. The merger will not occur unless the merger agreement is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of Pacer that are owned by shareholders that are not affiliated with Merger Sub or its parent corporation, Cyan Holding Co., as well as the affirmative vote of the holders of a majority of all of the outstanding shares of Pacer common stock. Even if you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. A broker, bank or other nominee cannot vote your shares on the merger by proxy without your express instructions.

The merger and principal terms of the merger agreement are described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement.

Sincerely,

Richard S. Kay

Chairman, Chief Executive Officer and President

October     , 2003

This proxy statement incorporates important business and financial information about Pacer from documents filed with the Securities and Exchange Commission that are not included in, or delivered with, this document. This information is available without charge at the Securities and Exchange Commission’s website at http://www.sec.gov, as well as from other sources. See “OTHER MATTERS—Available Information” below.

SUMMARY TERM SHEET

This term sheet summarizes the material terms of the proposed merger and information contained elsewhere in this proxy statement. It may not contain all of the information that is important to you. Pacer urges you to read the entire proxy statement carefully, including the attached appendices.

In this proxy statement, the term “Pacer” refers to Pacer Technology, the term “Merger Sub” refers to PT Acquisition Corp., the term “Parent” refers to Cyan Holding Co., and the term “Cyan” refers to Cyan Investments LLC, of which Parent is a subsidiary, and the term “disinterested shareholders” refers to shareholders of Pacer other than Cyan and its affiliates. Additionally, the term “merger agreement” refers to the Agreement and Plan of Merger dated as of July 29, 2003 among Parent, Merger Sub and Pacer, the term “merger” refers to the merger of Merger Sub with and into Pacer on the terms and conditions set forth in the merger agreement, the term “disinterested shares” refers to the Pacer shares of common stock owned by Pacer’s disinterested shareholders and the term “Cyan-owned shares” refers to Pacer shares owned by Cyan or any of its affiliates.

The Special Meeting
When and where is the special meeting?	The special meeting of the shareholders of Pacer will be held on November 20, 2003, at 10:00 A.M. Pacific Standard Time, at the Hilton Hotel—Ontario Airport, 700 North Haven, Ontario, California. See “INTRODUCTION.”
What am I being asked to vote upon?	A proposal to approve the principal terms of the merger agreement. See “THE MERGER—Proposal to be Considered at the Special Meeting.”

The Proposed Merger
What will happen if the merger is completed?	Merger Sub will merge with and into Pacer with Pacer surviving the merger. After the merger, Pacer will be wholly owned by Parent and will cease to be a publicly traded company. See “THE MERGER—Proposal to be Considered at the Special Meeting.”
What will I receive if the merger is completed?

•      Each outstanding share of Pacer common stock (other than Cyan-owned shares and shares owned by shareholders who properly exercise dissenters’ rights) will be converted into the right to receive $6.95 in cash (the “merger consideration”). See “THE MERGER—Payment of Merger Consideration and Surrender of Stock Certificates.”

•      Shareholders who properly exercise their dissenters’ rights will receive cash in the amount of the fair market value of their shares of Pacer common stock in accordance with California law. See “THE MERGER—Dissenters’ Rights.”

•      The Cyan-owned shares will be canceled and no consideration will be paid for those shares. See “THE MERGER—Interests of Certain Persons in the Merger; Potential Conflicts of Interest.”

When will the merger be completed?	If the principal terms of the merger agreement are approved by the holders of a majority of Pacer’s shares and by the holders of a majority of the disinterested shares and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting. See “THE MERGER—Effective Time of the Merger.”

When will I receive the merger consideration?	After the completion of the merger, when you send your share certificates together with a completed letter of transmittal to the paying agent, that agent will promptly distribute the merger consideration to you. See “THE MERGER—Payment of Merger Consideration and Surrender of Stock Certificates.”
What other effects will the merger have on Pacer?	As a result of the merger, the outstanding shares of Pacer common stock will cease to exist and, except for the Cyan-owned shares and any dissenting shares, Pacer shares will represent a right to receive the merger consideration of $6.95 per share. Additionally, as a result of the merger, Parent will receive new Pacer shares and will be Pacer’s only shareholder, Pacer common stock will no longer be listed on the NASDAQ SmallCap Market or any other securities exchange, Pacer will be eligible for termination of registration under the Securities Exchange Act of 1934 and Pacer will no longer be subject to certain requirements of the Securities Exchange Act of 1934. See “THE MERGER AGREEMENT—Conversion of Shares” and “THE MERGER—Proposal to be Considered at the Special Meeting.”
What happens to Pacer stock options in the merger?

Each option to purchase shares of Pacer common stock outstanding at the effective time of the merger (other than any held by Cyan or its affiliates) will be converted into the right to receive a cash amount equal to:

•      $6.95, minus the applicable exercise price per share of the stock option; multiplied by

•      the number of shares of Pacer common stock issuable upon exercise of the option.

Any stock options held by Cyan or any of its affiliates will be canceled.

See “THE MERGER AGREEMENT—Stock Options.”

Do I have any dissenters’ rights?	Yes. Shareholders are entitled to assert dissenters’ rights under California law by following the requirements specified in Chapter 13 of the California Corporations Code. We have attached a copy of Chapter 13 as Appendix C to this proxy statement. See “THE MERGER—Dissenters Rights’” and Appendix C.
What are the tax consequences of the merger to me?	The receipt of cash in exchange for shares of Pacer common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Tax matters are very complex and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you. See “THE MERGER—Material U.S. Federal Income Tax Consequences.”

What are the conditions to the merger?

Certain conditions must be satisfied or waived in order for the merger to be completed. These conditions include, among others:

•      the absence of any injunction or order of any court prohibiting the merger;

•      all material permits or authorizations required to consummate the merger shall have been obtained from the relevant governmental entities;

•      the holders of a majority of the outstanding common stock of Pacer shall have approved the merger;

•      immediately following the vote at the special meeting, the holders of a majority of the disinterested shares shall not be entitled to assert dissenters’ rights under Chapter 13 of the California Corporations Code, which, to be satisfied, requires that the principal terms of the merger agreement must be approved by the holders of a majority of the disinterested shares; and

•      No event or circumstance that has a material adverse effect on Pacer or the ability of either of the parties to complete the merger will have occurred, including the inaccuracy of any of the parties’ representations and warranties or a breach of any of the parties obligations contained in the merger agreement that has such a consequence.

See “THE MERGER AGREEMENT—Conditions to the Merger.”

Can Pacer consider other takeover proposals?

Pacer has agreed not to solicit or enter into discussions with any third party regarding an acquisition proposal while the merger is pending. However, if a third party makes such a proposal, the board of directors or the special committee may consider the proposal if it believes the proposal is reasonably likely to lead to a “superior proposal.” A superior proposal is a proposal to acquire Pacer that Pacer’s board of directors or special committee concludes would be more favorable, from a financial point of view, to the disinterested shareholders than the merger and would be capable of being consummated. Pacer’s board of directors cannot approve or recommend another transaction proposal unless:

•      the board of directors or the special committee concludes that it is a superior proposal; and

•      the board of directors provides Parent with prior written notice of such proposal.

If the merger agreement is terminated to enable Pacer to accept a superior proposal, Pacer must make a payment of $500,000 to Parent.

See “THE MERGER AGREEMENT—Restrictions on Other Negotiations.”

Can the merger agreement be terminated?

The merger agreement may be terminated at any time before the merger is completed:

•      by mutual consent of Parent and Pacer;

•      by either Parent or Pacer, if any injunction or other court order is issued that would make the merger illegal or prohibit consummation of the merger;

•      by either Parent or Pacer, if the merger has not been completed by November 30, 2003, except that Parent or Pacer may extend such date to January 31, 2004 if the failure of the merger to occur was due to the inability to satisfy a condition precedent that remains susceptible of satisfaction by January 31, 2004;

•      by Parent or Pacer, if Pacer’s board of directors approves or recommends a superior proposal and makes a payment of $500,000 to Parent;

•      by Parent or Pacer if, during the pendency of the merger, a tender offer or exchange offer is made for Pacer’s shares by another party (a “competing tender offer”), Pacer’s special committee or board of directors recommends that shareholders tender their shares in the competing tender offer, cancels the shareholders meeting, withdraws or adversely modifies its approval of or recommendation of the merger, or the requisite shareholder approval for the merger is not obtained. If, within 6 months following such a termination, the competing tender offer is consummated or Pacer completes another acquisition transaction with the party that made the competing tender offer, Pacer is required to pay Parent the sum of $500,000;

•      by Parent or Pacer, if the other party has breached its representations, warranties or covenants under the merger agreement and that breach has a material adverse effect on the breaching party’s financial condition, business, assets, or operating results or on the ability of either of the parties to complete the merger;

•      by Parent, if an event or circumstance occurs that has or is likely to have a material adverse effect on Pacer’s financial condition, business, assets or operating results or on its ability to complete the merger; or

•      by Parent or Pacer if, the requisite vote of Pacer’s shareholders is not obtained at the special meeting, or the holders of a majority of the disinterested shares fail to vote for approval of the principal terms of the merger agreement.

See “THE MERGER AGREEMENT—Termination of the Merger Agreement.”

Who must pay the fees and expenses relating to the merger?

The merger agreement provides that all fees and expenses relating to the merger will be paid by the party incurring them.

See “THE MERGER—Estimated Fees and Expenses of the Merger” and “THE MERGER AGREEMENT—Fees and Expenses.”

Questions About the Fairness of the Merger and Conflicts of Interest
What is Parent’s current relationship with Pacer?

As of July 29, 2003 and also as of October 7, 2003, Cyan and its affiliates beneficially owned 874,927 shares of Pacer common stock. Of such shares:

•      648,660 shares are held by Cyan;

•      66,667 shares may be acquired by Cyan through the exercise of a warrant; and

•      159,600 shares (inclusive of 20,000 shares which may be acquired upon exercise of a stock option) are beneficially owned by Ellis T. Gravette, Jr., who is a principal of Cyan and President of Parent and who, until March 10, 2003, was a director of Pacer, and whose son, Ronald T. Gravette, is an executive of Pacer.

See “OTHER MATTERS—Security Ownership of Certain Beneficial Owners and Management” and “THE MERGER—Interests of Certain Persons in the Merger; Potential Conflicts of Interest.”

Do Pacer’s directors and executive officers have interests in the merger that are different from, or in addition to, mine?

Yes. These interests include the following:

•      Indemnification of Directors and Officers.    Pursuant to the merger agreement, Parent has entered into indemnification agreements by which it has agreed to indemnify each of Pacer’s current directors and officers against certain specified losses and liabilities and agreed to maintain director and officer liability insurance for six years following the date of the merger agreement covering Pacer’s current and former directors and officers.

•      Continued Employment of Pacer’s Management.    It is expected that substantially all of Pacer’s executive officers will continue in their positions with Pacer after the merger is completed, with compensation, severance and benefits comparable to those they are currently receiving from Pacer.

•      Relationship of E.T. Gravette, Jr. with Pacer and Certain of its Officers.     Mr. E. T. Gravette, Jr., who is one of the principal owners of Cyan, served on Pacer’s Board of Directors from February 2000 until his resignation from the Board in March 2003. Mr. Gravette also played a key role in recruiting Richard Kay, who is Pacer’s President and Chief Executive Officer, a position he has held since February 2001, and Mr. Gravette’s son, Ronald Gravette, who is Pacer’s Vice President of Marketing, a position he has held with Pacer since October 2001.

•      Cash For Employee Stock Options.    As a result of the merger, options to purchase shares of Pacer common stock held by Pacer executive officers and directors (as well as options held by other employees of Pacer) will be exchanged for cash payments in an amount equal to the difference between the merger consideration of $6.95 per share and the respective exercise prices of their options. Pacer’s executive officers and directors, in the aggregate, hold options to purchase a total of 470,000 shares of Pacer common stock, for which they will receive, upon completion of the merger, cash totaling $1,312,850, which represents 63.6% of the total amount of cash that will be paid to all officers and other employees and directors for their options if the merger is completed.

See “SPECIAL FACTORS—Parent’s Plans for Pacer” and “THE MERGER—Interests of Certain Persons in the Merger; Potential Conflicts of Interest” and “THE MERGER AGREEMENT—Indemnification.”

What did the board of directors do to make sure that the merger consideration is fair?	The board of directors formed a special committee to evaluate and negotiate the merger proposal and to examine alternatives to that proposal and appointed as the members of that committee John G. Hockin, II and Carl Hathaway. In appointing them to the special committee, the board determined that Messrs. Hockin and Hathaway are independent and disinterested directors, because they do not have any affiliation with Cyan or any of its affiliates and will not receive any consideration or benefits as a result of the merger other than the same merger consideration for their shares that disinterested shareholders will receive and cash for their employee stock options that other Pacer option holders will receive. Mr. Hathaway is the chairman of that committee. See “SPECIAL FACTORS—Background of the Merger and Special Committee Proceedings.”
Did the special committee receive any independent advice regarding the merger?	Yes. The special committee independently selected and retained a financial advisor, Houlihan Lokey Howard & Zukin Capital (“Houlihan Lokey”), and legal counsel, Stradling Yocca Carlson & Rauth, to assist the special committee. The services Houlihan Lokey rendered and the opinion delivered to the special committee as to the fairness of the merger consideration to Pacer’s disinterested shareholders from a financial point of view are described in the Section entitled “SPECIAL FACTORS—Fairness Opinion of Houlihan Lokey.”
What does Pacer’s board of directors recommend?	Pacer’s board of directors and its special committee each believe that the principal terms of the merger agreement are advisable and are fair to, and in the best interests of, Pacer’s disinterested shareholders. The board of directors and the special committee have each unanimously approved the merger agreement and unanimously recommend that you vote FOR approval of the principal terms of merger agreement. See “SPECIAL FACTORS—Background of the Merger and Special Committee Proceedings” and “SPECIAL FACTORS—Position of Pacer as to the Fairness of the Merger to Pacer’s Disinterested Shareholders.”
What do Parent, Merger Sub, Ellis T. Gravette, Jr. and G. Jeffrey Records, Jr. think of the merger?	Each of Parent, Merger Sub, Ellis T. Gravette, Jr. and G. Jeffrey Records, Jr. believe that the merger is substantively and procedurally fair to Pacer’s disinterested shareholders. See “SPECIAL FACTORS—Position of Parent and Merger Sub as to the Fairness of the Merger” and “SPECIAL FACTORS—Purpose and Reasons of Parent and Merger Sub as to the Merger.”

Voting and Proxy Procedures
Who may vote at the special meeting?	You are entitled to vote at the special meeting in person or by proxy if you owned shares of Pacer common stock at the close of business on October 7, 2003, which is the record date for the special meeting. As of the record date, there were 2,939,851 shares of Pacer common stock issued and outstanding and entitled to be voted at the special meeting, of which 2,151,591 shares constitute disinterested shares. You will have one vote for each share of Pacer common stock you hold on the record date. See “THE MERGER—Voting Rights; Quorum; Vote Required for Approval.”

What vote is required to approve the merger?

For the merger agreement to be approved, it will be necessary that the principal terms of the merger agreement be approved by the following votes:

•      the holders of a majority of Pacer’s outstanding shares; and

•      the holders of a majority of the disinterested shares (Pacer shares of common stock owned by shareholders not affiliated with Cyan or its affiliates).

Because of these majority vote requirements, a failure to vote at the special meeting, either in person or by proxy, will be the equivalent of a vote against approval of the merger agreement. Also, because a broker, bank or other nominee cannot vote without instructions, your failure to give instructions has the same effect as a vote against the merger. See “THE MERGER—Voting Rights; Quorum; Vote Required for Approval.”

Who is soliciting my proxy?

Pacer’s board of directors is soliciting proxies to be voted at the special meeting.

Pacer has hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. Pacer’s directors, officers and employees may assist Pacer in soliciting proxies, but will not be specifically compensated for their services. See “THE MERGER—Proxy Solicitation.”

What do I need to do now?	You should read this proxy statement carefully, including its appendices, and consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope, or vote your shares over the internet in accordance with the instructions on the proxy card, as soon as possible so that your shares can be voted and counted at the special meeting. See “THE MERGER—Voting Rights; Quorum; Vote Required for Approval.”
May I change my vote after I have mailed my signed proxy card?

Yes.    You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

•      first, you can send a written notice to Pacer’s corporate secretary, stating that you are revoking your proxy;

•      second, you can complete and submit a new proxy card; or

•      third, you can attend the meeting and vote in person. Your attendance at the special meeting will not alone revoke your proxy—you must vote at the meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. See “THE MERGER—Voting and Revocation of Proxies.”

Should I send in my stock certificates now?	No. After the merger is completed, you will receive written instructions for exchanging your shares of Pacer common stock for the merger consideration. See “THE MERGER—Payment of Merger Consideration and Surrender of Stock Certificates.”

Getting More Information
Are there other documents relating to the merger of which I should be aware?	The Securities and Exchange Commission requires all affiliated parties involved in transactions such as the merger to file with it a transaction statement on Schedule 13E-3. Pacer, Cyan, Parent and Merger Sub have filed a transaction statement on Schedule 13E-3 with the Securities and Exchange Commission, copies of which are available without charge at its website at www.sec.gov. See “OTHER MATTERS—Available Information.”
How can I learn more about the merger?	The principal terms of the merger agreement, including the conditions to the closing of the merger, are described under the caption “THE MERGER AGREEMENT” and a copy of the merger agreement is attached as Appendix A to this proxy statement. You should carefully read the entire merger agreement because it is the legal document that governs the merger. See “THE MERGER AGREEMENT” and Appendix A to this Proxy Statement.
Who can help answer my questions?

If you would like additional copies of this proxy statement (which will be provided to you without charge) or if you have questions about the merger, including the procedures for voting your shares, you should contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Banks and Brokers Call: (212) 929-5500

All Others Call Toll Free: (800) 322-2885

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents attached to or incorporated by reference herein contain, or are based upon, “forward-looking” information. Such forward-looking statements reflect, among other things, management’s current expectations about Pacer’s anticipated results of operations and business trends that may affect those results, all of which are subject to known and unknown risks, uncertainties and other factors that may cause Pacer’s actual results, financial performance, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein or in the documents attached or incorporated by reference that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “intends,” “will,” “expects” and similar words and expressions are intended to identify forward-looking statements. Pacer assumes no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. The many factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation:

•	Pacer’s dependence on certain large customers for a significant portion of its sales;

•	risks of foreign operations;

•	changes in business strategy and operations;

•	costs and expenses related to the proposed merger;

•	failure to obtain required shareholder approval for the merger; and

•	the merger not closing for any other reason.

These factors, as well as certain others, are discussed in further detail in the section of this proxy statement entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Certain Factors that Could Affect Future Performance” and in Pacer’s Annual Report on Form 10-K for fiscal year ended June 30, 2003, and in other reports filed by Pacer from time to time with the Securities and Exchange Commission.

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Pacer, for a special meeting of shareholders to be held on Thursday, November 20, 2003, at 10:00 A.M., Pacific Standard Time, at the Hilton Hotel—Ontario Airport, 700 North Haven Avenue, Ontario, California, or at any adjournment or postponement of the special meeting. Shares of Pacer common stock represented by properly executed proxies received by Pacer prior to the voting at the special meeting will be voted at the special meeting or any adjournment or postponement of the special meeting in accordance with the terms of those proxies, unless revoked.

At the special meeting, you will be asked to consider and vote upon a proposal to approve the principal terms of the merger agreement entered into by Parent, Merger Sub and Pacer, pursuant to which:

•	Merger Sub will be merged into Pacer and the separate corporate existence of Merger Sub will cease, and Pacer will survive as a wholly owned subsidiary of Parent;

•	each outstanding share of Pacer common stock (other than the Cyan-owned shares) will be converted automatically into the right to receive $6.95 in cash per share, without interest, less any applicable withholding taxes, except that:

•	The Cyan-owned shares will be cancelled without payment; and

•	shares held by shareholders who properly assert and perfect their dissenters’ rights under Chapter 13 of the California General Corporation Law (the “California Code”) will be purchased for their “fair market value” as determined under the California Code;

•	each stock option, warrant or other right to purchase shares of Pacer common stock (whether or not vested) outstanding at the effective time of the merger will be converted automatically into the right to receive a cash amount equal to the product of:

•	$6.95 minus the exercise price per share of the option, warrant or other right to purchase; multiplied by

•	the number of shares of Pacer common stock issuable upon exercise of the option, warrant or other right to purchase; and

•	The outstanding shares of Merger Sub will be converted into one share of common stock of Pacer, as the surviving corporation in the merger.

SPECIAL FACTORS

Background of the Merger and Special Committee Proceedings

Pacer is a manufacturing, packaging and distribution company engaged in marketing advanced technology adhesives, sealants, and other related products, for consumer markets on a worldwide basis. Its products include SUPER GLUE, ZAP®, BONDINI®, FUTURE GLUE®, PRO SEAL®, GO SPOT GO®, ANCHOR-TITE™ and other branded products.

Pacer was incorporated in 1975 as a Wyoming corporation and its common stock began trading publicly on Nasdaq in 1978. Pacer reincorporated in California in 1984. In the latter half of the 1980s Pacer began manufacturing and marketing adhesive products and, in the early 1990s expanded that business with its acquisition of the manufacturers of Super Glue and Pro Seal branded adhesive products. In 1998, as part of a business acquisition and expansion strategy, Pacer acquired a nail care acrylics business and a nail care implements business, but sold those businesses in 2002, because they failed to meet management’s profit expectations.

Historical Context

Pacer’s Historical Financial Performance.    Pacer has had a history of inconsistent financial performance. In particular, during the past five years ended June 30, 2003, Pacer has been unable to achieve sustained earnings growth and has not been successful in its attempts to grow its business. As a result, since fiscal 1998, Pacer’s management teams have implemented a number of strategic initiatives that were designed to increase sales, improve the profitability of Pacer’s operations and increase its net earnings.

The first such initiative was an expansion and broadening of Pacer’s business through its acquisitions of California Chemical, a manufacturer of nail care acrylics, and Cook Bates, a supplier of nail care implements, in the first and fourth quarters of fiscal 1998, respectively. Those acquisitions were intended to increase sales and, primarily through anticipated synergies between the nail care businesses and Pacer’s adhesives product businesses, improve the profitability of Pacer’s operations. In fiscal 1999, those acquisitions resulted in a 43% increase in Pacer’s sales. However, Pacer’s earnings, which totaled $1,541,000, or $0.44 per diluted share, in fiscal 1998, declined to $1,286,000, or $0.38 pre diluted share, in fiscal 1999, the first fiscal year that included a full year of operations of its nail care products businesses. In fiscal 2000, Pacer’s earnings declined to $303,000, or $0.09 per diluted share, despite an increase in sales, largely because the nail care implements business proved to be much less efficient and more costly to operate than had been anticipated.

In February 2000, Mr. Ellis T. Gravette, Jr. joined Pacer’s board of directors and in March 2000 was appointed its chairman by the other directors. Prior to joining the board, Mr. Gravette had served as the chairman and CEO of the Turner Corporation, a New York Stock Exchange listed company and one of the largest construction contractors in the United States, where he succeeded in resolving a number of operational problems and returning that company to profitability. Mr. Gravette had also served as Chairman of the Board and Chief Executive Officer of The Bowery Savings Bank.

Over a ten-month period, following his appointment to the board, Mr. Gravette acquired 137,300 shares of Pacer’s common stock, based on his expressed belief that directors should have a financial interest that is aligned with those of the shareholders of the companies they serve by owning shares in those companies.

During fiscal 2001, Pacer conducted an extensive review of its operations with the assistance of outside business consultants. As Pacer’s chairman of the board, Mr. Gravette played a key role in initiating and participating in the review, which culminated in the adoption, in February 2001, of a new strategic plan that called for Pacer:

•	to focus on and grow its core glue, adhesives and sealant businesses, primarily through improved and more aggressive marketing and product development programs and measures designed to improve the efficiencies and reduce the costs of operations; and

•	to divest its nail care products businesses, based on the conclusion, reached as a result of that review process, that the nail care products businesses were not likely to meet the performance goals that Pacer had established for those businesses nor achieve the level of profitability that would justify additional investments of capital and management resources.

At the same time, through the efforts of Mr. Gravette, Pacer was able to recruit Mr. Kay, to serve as Chairman and later as CEO, and Ronald T. Gravette, Mr. Gravette’s son, to serve as a General Sales Manager, to lead the implementation of the new strategic plan.

During the fourth quarter of fiscal 2001, Pacer sold the nail care acrylics business and commenced a restructuring and cost cutting program. Largely due to costs incurred in that restructuring program and a $1.0 million non-cash goodwill charge on the sale of the nail care acrylics business, Pacer sustained a net loss of $1.0 million, or $0.31 per diluted share, in fiscal 2001.

In the first quarter of fiscal 2002, ended September 30, 2001, Pacer entered into an agreement for and completed the sale of its Cook Bates nail implements business.

The sales of Pacer’s nail care products businesses, which had accounted for approximately 35% of its net sales in fiscal 2000, also resulted in a dramatic reduction in its sales revenue, which declined from $44 million in that year to $24 million in fiscal 2003, the lowest sales total since fiscal 1996, when sales were $22 million.

These initiatives did, however, have some positive effects on Pacer’s operations. Pacer was able to use the proceeds from the sale of the nail care implements business to reduce its bank debt from $8.1 million to $3.2 million and by January 2002 bank debt was reduced to zero. Additionally, Pacer was able to improve its gross margin to 28.4% in fiscal 2002 from 23.4% in fiscal 2001 and reduce selling, general and administrative expenses by $2 million in fiscal 2002 as compared to fiscal 2001.

Earnings also increased in fiscal 2002 to $1.2 million. However, approximately 33% of Pacer’s net earnings in fiscal 2002 was attributable to a gain recorded on the sale of Pacer’s nail care implements business; and, in fiscal 2003, Pacer’s net earnings declined to $849,000. See “SELECTED FINANCIAL DATA” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Results of Operations—Gain/Loss on Sale of Product Lines.”

Prices and Trading Volumes of Pacer Shares.    Pacer’s trading prices have been hurt by its inconsistent financial performance. In the first half of fiscal 1999, its shares closed as high as $8.59 per share ($1.72 before giving retroactive effect to the 1-for-5 reverse stock split). During the next two years, with the exception of a brief period of one week of unusual trading activity in the third quarter of fiscal 2000, its share trading prices declined, closing at a (post-split) high of $3.30 per share in the fourth quarter of fiscal 2001, and a (post-split) low of $1.97 per share in the second quarter of fiscal 2001. While share prices gradually improved during fiscal 2002, the highest closing price of its shares, prior to the public announcement of Cyan’s initial $6.00 acquisition proposal, was $5.63, which occurred on one trading day late in the fourth quarter of fiscal 2002. By April 4, 2003, the last trading day prior to the public announcement of Cyan’s initial acquisition proposal, Pacer’s closing share price had fallen back to $4.08 per share.

During this same period, the trading volume of Pacer’s shares declined, averaging less than 3,300 shares per day during the 12 months preceding the announcement of Cyan’s initial $6.00 acquisition proposal. Additionally, to Pacer’s knowledge, only three institutions hold Pacer shares, with aggregate ownership of less than 0.5% of the outstanding shares and Pacer has been unable to attract any analyst coverage. As a result, most of Pacer’s shareholders lack sufficient liquidity to sell their shares without creating downward pressure on share prices.

In fiscal 2002, the board considered the possibility of adopting a business acquisition strategy to achieve more rapid growth within its existing markets that might attract more investors to Pacer’s shares and lead to more dramatic increases in its share prices and share trading volumes. However, the board concluded that adoption of an acquisition growth strategy was, at best, premature, and that any acquisitions should be made on a selective and opportunistic basis. Considerations that led to these conclusions were:

•	the need to devote available resources to completing implementation of its existing strategic plan, including measures designed to achieve further efficiencies and cost reductions and expand its product development and marketing programs;

•	the increase in operating costs and interest expense that would result from an acquisition program and the difficulties of successfully integrating newly acquired businesses into existing operations, which posed the downside risk that acquisitions would hurt rather than improve earnings;

•	the difficulties of obtaining acquisition financing on attractive terms, due to Pacer’s relatively small capitalization and limited cash flow, and conditions in the debt markets; and

•	Pacer’s share prices and trading volumes, which made its shares unattractive to potential acquisition candidates and which, if nevertheless used for acquisitions, would be dilutive to Pacer’s existing shareholders.

Receipt of Acquisition Proposal from Cyan and Pacer’s Responses

Due to the lack of a positive response in the public markets to the operational and structural improvements made by Pacer during fiscal 2001 and 2002, Pacer’s relatively small size and capitalization, the relatively modest growth rates that typify businesses such as Pacer’s, the limited liquidity of its shares, its inability to access the public markets for growth capital, and the short-term focus of the public markets, during the first calendar quarter of 2003, Mr. Gravette came to believe that even if Pacer succeeded in increasing its adhesives products sales and improving its profitability, it was unlikely to be able to attract investors and achieve meaningful improvements in its share price and share trading volumes, at least for the foreseeable future. Mr. Gravette also believed that there were a number of circumstances, some of which were outside of Pacer’s control, that could prevent it from growing its business significantly, including:

•	the costs to implement, and uncertainties as to the ultimate success of, Pacer’s new product development and marketing programs that it needed to remain competitive in and increase its sales;

•	the growing administrative costs of remaining a public company, which are estimated to be approximately $250,000 per year, exclusive of additional costs that would be incurred to comply with recently adopted corporate governance and accounting regulations and directors and officers insurance, which, in relation to Pacer’s sales and earnings, were relatively significant and could frustrate efforts to achieve meaningful reductions in operating expenses;

•	Pacer’s dependence, for a substantial portion of its sales, on a limited number of large customers, including The Home Depot which represented 14% of net sales in fiscal 2003 and Pacific World Corporation which represented 11% of net sales in fiscal 2003, the loss of any of which could undermine Pacer’s efforts to increase sales and profitability; and

•	the potential for increased price competition as companies within Pacer’s markets seek to increase market share, including a number of companies that have substantially greater financial and marketing resources than Pacer.

In addition, Mr. Gravette was advised that new listing standards adopted by Nasdaq would require him to resign from Pacer’s Audit Committee due to his relationship with Ronald Gravette, Pacer’s Vice President of Sales. Mr. Gravette was uncomfortable remaining on a board of directors of a public company on which he could not serve on the audit committee, preventing him from fully utilizing his experience and skills to the benefit of the company.

For these reasons, Mr. Gravette became interested in pursuing a going private transaction with Pacer. In order to devote the time needed to evaluate the feasibility of such a transaction and to decide whether to pursue such a transaction or, alternatively, other unrelated investment and business opportunities available to him, and to eliminate potential conflicts of interest that could arise if he were to pursue such a transaction while still a director of Pacer, on March 10, 2003, Mr. Gravette resigned from Pacer’s board of directors.

Following his resignation, Mr. Gravette reviewed the opportunity to continue to be one of Pacer’s largest shareholders. He compared his prospects for selling his shares of Pacer’s common stock into a very illiquid market to those of attempting to acquire additional Pacer shares and eventually taking Pacer private. Mr. Gravette believed that significant cost savings could be realized if Pacer were no longer a public company. Additionally he believed that the intrinsic value of Pacer would not be recognized by the public markets for a significant period of time, if at all. On approximately March 10, 2003, Mr. Gravette contacted a long-time business acquaintance, Mr. G. Jeffrey Records, Jr., to determine if the latter’s investment interest might become aligned with Mr. Gravette’s with the view towards acquiring all of Pacer’s shares not already owned by Mr. Gravette. Mr. Gravette believed that it would be possible to purchase such shares from Pacer’s other shareholders at a price that would be fair to them. Mr. Records indicated a willingness to join Mr. Gravette in his efforts to do so. On March 12, 2003, Mr. Gravette entered into preliminary discussions regarding his possible acquisition of additional shares from Ridgestone Corporation and certain of its affiliates that, together, owned approximately

20% of Pacer’s shares, and a warrant to purchase 66,667 shares of Pacer common stock from The Prince Henry Group. He determined that both of them were willing to consider a sale of the Pacer shares beneficially owned by them. Mr. Gravette and Mr. Records formed Cyan on March 13, 2003.

These efforts culminated in the purchase by Mr. Gravette and Mr. Records of 593,495 shares of common stock from Ridgestone and certain of its affiliates, at a price of $6.00 per share, pursuant to a stock purchase agreement dated March 24, 2003. That stock purchase agreement also provided that if Mr. Gravette or Mr. Records, or any of their affiliates, were to acquire any additional Pacer shares within the succeeding two years at a price in excess of $6.00, they would be obligated to pay Ridgestone and its affiliates additional purchase price in the amount of that excess times the number of shares they had purchased from them. Following that purchase, Mr. Gravette and Mr. Records formed Cyan as an Oklahoma limited liability company and contributed the Pacer shares acquired from Ridgestone and its affiliates to Cyan. As a result of that contribution of shares, Cyan and its affiliates (including Mr. Gravette) owned an aggregate of 738,895, or approximately 25%, of Pacer’s outstanding shares, and held options to purchase 20,000 additional shares. Additionally, pursuant to an agreement entered into on April 3, 2003, Cyan acquired the Prince Henry Group warrant for a purchase price per share equal to the difference between $5.75 and the exercise price of $2.375 for each underlying common share.

On March 25, 2003, Pacer received a confidential written proposal from Cyan to acquire all of the shares of Pacer’s common stock owned by Pacer shareholders that were not affiliated with Cyan or any of its affiliates, for a price of $6.00 per share, in cash, subject to possible downward adjustment for an increase in Pacer’s liabilities above, or decreases in its net current assets or total assets below, certain amounts specified in that proposal. Cyan’s proposal also called for Pacer to enter into a binding exclusivity agreement that would have required Pacer to refrain from considering any other acquisition proposals for a period of 45 days and to pay Cyan a $2 million termination fee if Pacer breached that agreement or terminated the agreement and entered into a letter of intent or other agreement for an acquisition transaction with another party within the succeeding 12 months. Finally, Cyan’s acquisition proposal was to terminate if Pacer did not accept it by March 29, 2003.

A copy of Cyan’s proposal was sent to each of Pacer’s directors and a board meeting was held on March 27, 2003 to consider that proposal. In attendance at that meeting were all of Pacer’s directors: Richard S. Kay, who also is Pacer’s Chairman and Chief Executive Officer, Carl E. Hathaway, John G. Hockin, II, and Stephen Antion, who represented Ridgestone on Pacer’s board of directors. Also in attendance, at the invitation of the Chairman, was a representative of the law firm of Stradling Yocca Carlson & Rauth (“Stradling Yocca”).

At the beginning of the meeting, Mr. Antion announced that Ridgestone had sold all of its Pacer’s shares to Cyan and, as a result and in light of Cyan’s acquisition proposal, he felt it would be inappropriate for him to remain as a director and he then tendered his resignation and left the meeting.

The board members then reviewed and briefly discussed the terms of Cyan’s acquisition proposal. An extensive discussion followed with respect to the responsibilities of the board members and the process to be undertaken in considering, evaluating and responding to that proposal. The representative from Stradling Yocca answered questions regarding that process and the duties of directors when dealing with an acquisition proposal of the type submitted by Cyan.

The board determined that it would be appropriate to appoint a special committee, comprised solely of those directors who were not, and had not been, officers or employees of Pacer and who had no financial interest in the outcome of a possible transaction with Cyan, other than their interests as Pacer shareholders, to review, evaluate and decide the actions that we should take in response to, and to determine whether the board should approve or reject, that proposal. The board appointed Mr. Hathaway and Mr. Hockin, who were the only directors meeting those qualifications, as the members of the special committee. The primary considerations that led the board to establish the special committee were the ownership by Cyan and its affiliates, including Mr. Gravette, of approximately 25% of Pacer’s outstanding shares, making it Pacer’s largest single shareholder, by far, the affiliation of and positions held with and substantial financial interest in Cyan of Mr. Gravette, who had been one of our directors from February 2000 to March 2003 and who is related to Ronald T. Gravette, Pacer’s Vice President of Sales, and the possibility that Mr. Kay would be retained as Pacer’s Chief Executive Officer if Cyan did acquire Pacer.

Subject to the limitations of California law, the special committee was authorized to exercise all of the powers of the board of directors with respect to the Cyan proposal, including considering and evaluating strategic alternatives to that proposal that Pacer might pursue for the benefit of its shareholders and any other acquisition proposal that Pacer might receive in response to or as a result of the special committee’s efforts to find alternatives to the Cyan proposal. In addition, the special committee was given the authority to select and retain its own legal counsel, separate from Pacer’s outside corporate counsel, and an independent financial advisor to assist it in carrying out its responsibilities.

The board decided that the members of the special committee should receive compensation, in addition to the board fees they receive for performing their customary duties as directors, for their additional time and efforts in evaluating, formulating responses to, and possibly entering into negotiations with Cyan concerning, its acquisition proposal. The board determined that the amount of that compensation should be $10,000 for each month of service as a member of the special committee until such time as an acquisition transaction was approved or a decision was made not to pursue such a transaction, subject to a maximum of $50,000. The decision to pay this compensation on a current basis, in monthly installments, rather than in a lump sum, and to place a ceiling on the aggregate amount of that compensation, was based on the belief that the compensation for such additional services (i) should not be dependent in any way on the outcome of the special committee’s deliberations, (ii) should be limited in amount in order to avoid creating any incentive to engage in unnecessarily protracted negotiations, and (iii) to pay the special committee members only for the period of time their services were actually required.

The board meeting was then adjourned and an organizational meeting of the special committee was held by Messrs. Hathaway and Hockin. Also in attendance at the meeting was a representative of Stradling Yocca. Mr. Hathaway was appointed to serve as Chairman of the special committee. The special committee also determined to engage Stradling Yocca as the committee’s legal counsel, and to contact several investment banking firms with a view to selecting one as its financial advisor. In selecting Stradling Yocca as its legal advisor, the special committee was aware of and considered the past work that Stradling Yocca had performed for Pacer, and considered the ability of that firm to provide independent unbiased legal advice. Stradling Yocca had provided legal services to members of Pacer’s board of directors, which included Messrs. Hathaway and Hockin, but did not include Messrs. Gravette or Kay, in connection with a proxy contest in 1999 and a shareholders derivative action brought in 2000, and also had provided assistance to Pacer with its periodic filings with the Securities and Exchange Commission.

At the direction of the special committee, on March 28, 2003 its counsel contacted Cyan’s counsel, advised him of the deliberative process that the special committee had charted with respect to its consideration of the Cyan proposal, including its plan to retain a financial advisor to assist it in its deliberations, and requested that Cyan extend the deadline for a response to its proposal. On April 7, 2003, Cyan agreed to an extension to April 23, 2003, and later that day, with Cyan’s consent, Pacer issued a press release announcing its receipt of the Cyan proposal, the formation of the special committee and that the special committee would be retaining an investment banking firm to provide financial advisory services to it.

After discussions with representatives of several financial advisory firms, the special committee selected and engaged Houlihan Lokey Howard & Zukin (“Houlihan Lokey”) to be its financial advisor.

At a meeting on April 16, 2003, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Stradling Yocca. There was a discussion about the responsibilities of the special committee and the process to be followed in responding to the Cyan proposal. Houlihan Lokey’s representatives presented some preliminary observations regarding the Cyan proposal and the actions the special committee should consider taking in response to that proposal and possible strategic alternatives that the special committee might want to consider. The special committee then decided to have Houlihan Lokey contact other potential financial and strategic buyers to determine their interest in making a competing bid for Pacer. Thereafter, Houlihan Lokey met with Richard Kay, Pacer’s President and Chief Executive Officer, and Laurence Huff, Pacer’s Chief Financial Officer, and Houlihan Lokey was provided with copies of financial information, projections, plans and other information about Pacer, and its business and assets, for the purposes of advising the special committee.

On April 21, 2003, the special committee’s counsel contacted Cyan’s counsel to advise him that the special committee would need additional time to evaluate Cyan’s proposal and, therefore, the special committee was requesting a further extension of the expiration date of Cyan’s proposal beyond April 23, 2003.

In response to that request, on April 22, 2003, Cyan informed the special committee that it was extending the expiration date of its acquisition proposal to May 23, 2003, subject to its right to withdraw the proposal sooner. Later that day, we issued a press release announcing that extension and the special committee’s engagement of Houlihan Lokey as its financial advisor.

On April 22, 2003, a plaintiffs’ class action complaint was filed in the California Superior Court for the County of San Bernardino, putatively on behalf of all of Pacer’s public shareholders, against Mr. Gravette and each of the Pacer directors. The complaint alleged that, in pursuing an acquisition of Pacer, Mr. Gravette had clear and material conflicts of interest and was effectively engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the class and, by reason of such actions, Mr. Gravette and Pacer’s directors had breached their fiduciary duties to the plaintiff class. The complaint stated that plaintiff was seeking an injunction to prevent consummation of Cyan’s proposed acquisition of Pacer and unspecified damages.

On April 24, 2003, the special committee held another telephonic meeting with its counsel and representatives of Houlihan Lokey. At the meeting, Houlihan Lokey’s representatives reported on their discussions with Pacer’s management and the status of their due diligence review of Pacer. They also reported that they had begun their financial analysis of the Cyan proposal and described briefly some of their preliminary findings. In addition, the Houlihan Lokey representatives reported that they had received an unsolicited inquiry from a representative of a potential strategic buyer indicating that it might have an interest in exploring a possible acquisition transaction with Pacer.

Early the following week, the special committee’s counsel obtained a signed confidentiality agreement from that interested party and a meeting was held later that week between Richard Kay, Pacer’s President and Chief Executive Officer, and a representative of that party, at which the representative was provided with information that he had requested about Pacer. Subsequently, that representative informed Houlihan Lokey that his client had decided not to pursue an acquisition of Pacer.

On May 6, 2003, the special committee held another meeting with its legal counsel and representatives from Houlihan Lokey, who updated the special committee on events that had occurred since their last meeting. Houlihan Lokey’s representatives reported that they had contacted 26 potential strategic buyers, consisting primarily of consumer product manufacturers and three potential financial buyers with a history of investing in consumer product companies, about their interest in a possible acquisition transaction with Pacer and that four of those potential buyers had expressed interest in a possible acquisition of Pacer. Houlihan Lokey’s representatives also circulated a list, which it had given to Pacer’s senior management, of the documents and other information that it proposed be provided to each of those interested parties once confidentiality agreements had been obtained from them.

Later that week, confidentiality agreements were obtained from two of those interested parties. Thereafter, confidentiality agreements were obtained from the other two interested parties. These four parties were consumer product manufacturers that were interested in Pacer for strategic reasons. All of them were substantially larger and financially stronger than Pacer.

On May 8, 2003, the special committee’s counsel received a letter from Cyan’s counsel expressing Cyan’s concern and disappointment with what he characterized to be a lack of response from the special committee to Cyan’s acquisition proposal. That letter also expressed Cyan’s concern that Pacer was about to provide “critical, material non-public information to would-be acquirers, including one or more of Pacer’s competitors” which, according to Cyan, would put Pacer at a competitive disadvantage with those firms and would cause Cyan to cease to have an interest in acquiring Pacer. The letter also stated that, notwithstanding Cyan’s earlier extension of its proposal to May 23, 2003, it would withdraw its proposal at the close of business on Wednesday, May 14, 2003 if it did not receive a positive response from the special committee by that time.

Later that day the special committee held a special telephonic meeting with representatives of Houlihan Lokey and the special committee’s counsel to consider and decide on a response to the letter of May 8, 2003 from Cyan’s counsel. At that meeting, the members of the special committee were informed that it would not be possible to obtain competing bids for Pacer unless Pacer provided the interested parties with non-public financial and other business information which those parties would need to determine whether or not to submit acquisition proposals for Pacer and the terms of any such proposals they might make. The special committee also discussed with its legal counsel and the Houlihan Lokey representatives the protections afforded Pacer by the confidentiality agreements signed by the interested parties. The special committee then directed its counsel to send a letter to Cyan’s counsel setting forth the special committee’s decision to disclose non-public information to the other interested parties and the reasons underlying that decision.

In that response letter, the special committee’s counsel stated that, due to the receipt of expressions of interest from other potential buyers, the special committee had concluded that it must take reasonable actions to obtain competing acquisition proposals from those parties before it would be in a position to be able to evaluate and respond, in an informed and meaningful manner, to the Cyan proposal. Accordingly, it would not be possible for the special committee to meet Cyan’s new May 14, 2003 deadline. In addition, the special committee’s counsel stated in its letter that the special committee was mindful of the need to protect Pacer’s confidential and proprietary information and, accordingly, as is customary in situations such as these, non-public information would be provided only to those interested parties that had signed confidentiality agreements with Pacer that obligated them not only to maintain the confidentiality of such information, but also to limit the use of that information to their evaluation of a possible acquisition transaction with Pacer. Finally, on behalf of the special committee, its counsel urged Cyan to extend, rather than to withdraw, its acquisition proposal.

Later that day, the special committee’s counsel received a response from Cyan’s counsel stating that Cyan was willing to leave its offer open until its previously established expiration date of May 23, 2003.

As a result of the receipt of the expressions of interest from the four interested parties, the special committee determined that it would be appropriate to expand the role of Houlihan Lokey to assist the special committee in conducting a bidding process among Cyan and the interested parties and Houlihan Lokey was thereafter retained to provide those additional services to the special committee.

Working with Pacer’s senior management, Houlihan Lokey arranged for due diligence documentation to be sent to each of those interested parties. Additionally, each of the interested parties was requested to advise Houlihan Lokey in writing, by Monday, June 2, 2003, whether it had a continuing interest in pursuing a transaction with Pacer and, if so, to submit by that date a non-binding range of values for Pacer to enable the special committee to gauge its level of interest in pursuing such a transaction.

On May 23, 2003, Cyan was informed by representatives of Houlihan Lokey that the special committee would be receiving indications of interest from other interested parties early in the week of June 2, 2003 and, as a result, it was anticipated that the special committee would be in a position to provide at least a preliminary response to Cyan’s acquisition proposal by June 4, 2003. In response to that information, Cyan agreed to extend its proposal to June 4, 2003 and Pacer issued a press release later that day announcing that extension.

On May 29, 2003, the special committee held a telephonic meeting with its counsel and representatives of Houlihan Lokey to receive an update on discussions with each of the four interested parties. It was reported that three of those parties intended to submit indications of interest by June 2, 2003. As a result, the Houlihan Lokey representatives believed it was likely that there would be a bidding process for Pacer that probably would continue beyond the June 4, 2003 and, for that reason, they had initiated discussions with Mr. Gravette about a further extension of Cyan’s offer beyond its June 4, 2003 expiration date. Mr. Gravette informed them that Cyan had no interest in extending its offer unless Pacer was willing to enter into an agreement providing for Pacer to pay a substantial termination fee to Cyan if the special committee ultimately decided to recommend a transaction with a party other than Cyan. The members of the special committee then discussed with its counsel and Houlihan Lokey’s representatives possible responses to Cyan’s threatened withdrawal and termination fee demand. It was decided to defer any decision on this matter until June 3, 2003, at which time the special committee would know the level of interest of the other interested parties in pursuing an acquisition transaction with Pacer.

As had been expected, non-binding indications of interest were received from three of the four interested parties and copies of those indications of interest were promptly sent to each of the members of the special committee and its counsel. A telephonic meeting of the special committee, with its financial and legal advisors, was held on the morning of June 3, 2003 to review those indications of interest. The Houlihan Lokey representatives reviewed and discussed, with the special committee and its counsel, the terms of each of those indications of interest. One of the parties indicated its level of interest at $6.00 per share, another at $6.20 per share and the third at a level ranging from $6.80 to $7.20 per share, in each case subject to possible change or withdrawal based on the results of further due diligence reviews of Pacer.

After discussing the indications of interest, the special committee instructed Houlihan Lokey’s representatives to work with Pacer’s senior management to provide additional due diligence information, and to arrange for and assist with the preparation of management presentations that would be made, to each of the interested parties. The special committee also decided to reject Cyan’s termination fee demand. However, it authorized Houlihan Lokey’s representatives to advise Mr. Gravette that Pacer would be willing to agree, in return for an indefinite extension of Cyan’s proposal, to reimburse Cyan for its out-of-pocket expenses incurred thereafter in connection with the ongoing bidding process if Pacer consummated an acquisition transaction with one of the other interested parties.

After the meeting, Houlihan Lokey’s representatives advised Mr. Gravette that the special committee would not be able to respond to its proposal by its June 4, 2003 deadline, because the special committee had received indications of interest that merited further review by the special committee. Houlihan Lokey’s representatives also communicated the special committee’s expense reimbursement proposal to Cyan. However, Mr. Gravette rejected it and chose, instead, to withdraw Cyan’s acquisition proposal. Later that day, Pacer issued a press release to report Cyan’s withdrawal, and also that, as a result of the special committee’s efforts, alternatives to the Cyan proposal had surfaced, which the special committee intended to review in a timely and orderly manner, with the end of June as its target date for completing that review.

Additional information regarding Pacer was sent to each of the three interested parties and management presentations were prepared and then were held with each of those parties over a three day period during the week of June 9, 2003. The presentations, which were followed by extensive question and answer periods, were conducted by Pacer’s senior management team along with representatives of Houlihan Lokey. Following those presentations, each of those parties was advised by the Houlihan Lokey representatives that there were a number of interested parties, in addition to Cyan, that had expressed interest in a possible acquisition of Pacer and that the special committee had set a deadline of June 24, 2003 for all interested parties to submit more specific acquisition proposals. A draft merger agreement also was prepared by the special committee’s counsel and sent to the interested parties with a request that they return a copy of that agreement with their suggested changes with their more definitive acquisition proposals.

At the special committee’s direction, Cyan was informed about the interest of the other parties and the June 24, 2003 deadline for submitting acquisition proposals, and was encouraged to submit a new offer. A copy of the merger agreement sent to each of the other interested parties also was sent to Cyan’s counsel. Cyan also was advised that, unless it did submit a new acquisition proposal by the June 24, 2003 deadline, it was entirely possible that a transaction would be concluded with one of the other interested parties.

On June 16, 2003, pursuant to a motion filed on behalf of Pacer’s directors, the plaintiff’s class action suit that had been filed on April 22, 2003, was removed from State Court to the U.S. Federal District Court for the Central District of California. On June 23, 2003, the plaintiff voluntarily dismissed its action, without prejudice.

On June 24, 2003, one of the three interested parties, which was a manufacturer of consumer products, submitted a non-binding written acquisition proposal to acquire Pacer’s outstanding shares for a price of $6.65 per share, in cash, subject to a number of conditions, including completion of and satisfaction with the results of a more detailed due diligence review of Pacer and receipt of a voting agreement from Cyan and its affiliates that would obligate them to vote their Pacer shares for approval of the interested party’s proposed acquisition transaction. The offer was not conditioned on the obtaining of financing by that party. Cyan also re-submitted its original $6.00 per share acquisition proposal which, by its terms was to expire in June 27, 2003 if not accepted by that date. The other two interested parties, however, elected not to submit acquisition proposals and withdrew from the bidding process.

The special committee held a telephonic meeting on June 25, 2003 with its counsel and representatives of Houlihan Lokey to review Cyan’s proposal and the competing $6.65 proposal received on the previous day.

Later that day, at the direction of the special committee, a representative from Houlihan Lokey informed Mr. Gravette that the special committee had received an offer from a competing bidder at a price of $6.65 per share and that the special committee intended to hold additional due diligence meetings and enter into substantive negotiations with the competing bidder unless Cyan was prepared to “top” the competing bidder’s higher offer.

The next day, June 26, 2003, Cyan’s counsel sent a letter to the special committee’s counsel advising him that Cyan was willing to increase its offer from $6.00 to $6.30 per share, in cash. That letter also stated that Cyan believed its offer was at least equivalent to, if not better than, any higher competing offer, because it was unlikely that a transaction at a higher price with a competing bidder could be consummated without the support of Cyan, which it was not willing to give to another party.

The special committee met, via telephone conference call, on June 27, 2003 with its counsel and representatives from Houlihan Lokey to discuss Cyan’s new offer and its position that shareholder approval could not be obtained for the competing bidder’s higher offer without Cyan’s support and that it would not support that higher offer. One of Houlihan Lokey’s representatives informed the special committee that Houlihan Lokey had consulted a leading proxy solicitation firm to obtain an assessment of the likelihood of obtaining shareholder approval for the competing offer in the face of Cyan’s opposition and was advised that the proxy solicitation firm believed it was possible to obtain shareholder approval largely due to the substantial disparity in the prices offered by Cyan and the competing bidder. However, the proxy solicitation firm cautioned that its assessment was preliminary in nature and it would need to undertake a more detailed analysis of Pacer’s share ownership to confirm its preliminary conclusions. The special committee decided to have its counsel respond to the June 26, 2003 letter from Cyan’s counsel on the basis of the information presented at the meeting.

Additionally, at the direction of the special committee, representatives of Houlihan Lokey entered into discussions with the representatives of the competing bidder in an effort to convince them that shareholder approval of its acquisition proposal could be obtained without Cyan’s support and communicated a proposal approved by the special committee that Pacer would agree to reimburse the competing bidder for its transaction related expenses if Pacer was unable to obtain the approval of its shareholders for the competing bidder’s acquisition proposal. The competing bidder, however, was adamant that it would not pursue an acquisition transaction without a voting agreement from Cyan.

Later that day, the special committee’s counsel sent a response letter to Cyan’s counsel. In that letter, the special committee’s counsel stated that the special committee believed Pacer’s shareholders would vote in sufficient numbers to approve a transaction at the higher price, even if opposed by Cyan and, for that reason, as well as others, the special committee could not recommend the Cyan offer of $6.30 per share. As a result, the special committee had decided to proceed, as previously planned, with additional due diligence meetings and negotiations with the competing bidder.

By letter dated June 30, 2003, Cyan’s counsel responded by advising the special committee’s counsel that Cyan believed that the special committee had underestimated Cyan’s voting power and, without Cyan’s support, the required shareholder approval from the holders of a majority of Pacer’s shares could not likely be obtained for a competing proposal. However, he also informed the special committee’s counsel that Cyan was willing to increase its offer to $6.50 per share, in cash, which it considered, from a financial standpoint, to be superior to any higher competing offer “adjusted for the probability of closing.”

The special committee met again, on July 2, 2003, with its financial and legal advisors to consider the increase in Cyan’s offer to $6.50 per share. It was decided to have the special committee’s counsel resume his negotiations with Cyan’s counsel in an effort to seek a further increase in Cyan’s offer.

The special committee’s counsel telephoned Cyan’s counsel and advised him that, with a demonstrably higher offer in hand, the special committee believed that its financial advisor would find it difficult to render a fairness opinion for, and that the special committee would also find it difficult to recommend, Cyan’s $6.50 offer.

On July 2, 2003, Cyan’s counsel informed the special committee’s counsel that Cyan would raise the price it was prepared to pay for the disinterested shares to $6.70 per share. The special committee met the next day, July 3, 2003, with its legal and financial advisors to consider that increased price. In that meeting it was noted that Cyan’s latest offer was now superior to the other offer in two important respects. First, it would provide Pacer’s shareholders with a higher price for their shares. Second, a transaction with Cyan was more likely to be consummated than a transaction with the competing bidder, because the competing bidder’s proposal was conditioned on its receipt of a voting agreement from Cyan, which Cyan had stated it was unwilling to provide. Accordingly, the special committee directed Houlihan Lokey to contact the competing bidder to ascertain whether it was prepared to increase its $6.65 offer and decided that, if it was not, to instruct the special committee’s advisors to commence merger negotiations with Cyan.

Following the meeting, Houlihan Lokey informed the competing bidder that a higher offer had been received from Cyan and, therefore, the special committee had decided to move forward with merger negotiations with Cyan, unless the competing bidder was prepared to increase its offer. The competing bidder was non-committal, however and, as a result, the special committee had its counsel inform Cyan’s counsel that the special committee and its advisors were prepared to begin negotiations of a definitive merger agreement with Cyan at a merger price of $6.70 per share.

However, later that day, the competing bidder telephoned Houlihan Lokey’s representative to inform him that it was prepared to raise its offer to $6.91 per share, in cash, subject to the receipt of a voting agreement from Cyan and its affiliates requiring them to vote their Pacer shares for approval of the competing bidder’s acquisition proposal and to a limitation on Pacer’s outstanding debt.

Houlihan Lokey’s representatives informed the members of the special committee and its legal counsel of this new proposal and it was decided that the special committee’s legal counsel should contact Cyan’s legal counsel to apprise him of this development and to ask whether Cyan would support the competing bidder’s higher offer.

The special committee’s legal counsel reached Cyan’s counsel on July 4, 2003 and informed him of these developments, that due to the higher offer from the competing bidder the special committee would have to reconsider its decision of the previous day to begin merger negotiations with Cyan, and requested that Cyan advise the special committee if it would support the competing bidder’s new offer by entering into a voting agreement with the competing bidder.

Later that day, Cyan’s counsel called the special committee’s counsel to advise him that Cyan was not willing to increase its offer price above $6.70, but it might be willing to support an offer from the competing bidder if the competing bidder increased its offer price for all of Pacer’s shares to $7.45 per share, and Ridgestone would agree to share with Cyan the profits from the sale of its shares of Pacer’s common stock at a price higher than $6.00 per share. Under Cyan’s stock purchase agreement with Ridgestone, if Cyan sold, at a price higher than $6.00, any of the Pacer shares that Cyan had acquired from Ridgestone, substantially all of the resulting profits would have to be paid to Ridgestone. Cyan’s counsel also authorized the special committee and its representatives to communicate this information to the competing bidder.

Early Monday morning, July 7, 2003, however, Cyan’s counsel called the special committee’s counsel to tell him that Cyan had decided that any discussions regarding a voting agreement needed to be conducted directly between Cyan and the competing bidder and, for that reason, Cyan was withdrawing its authorization to permit the special committee to communicate Cyan’s latest position to the competing bidder. Therefore, on behalf of Cyan, he was formally asking the special committee to authorize such direct discussions. Cyan believed that such direct discussions would have enabled Cyan to determine the interest of the competing bidder.

Later that day the special committee met with its financial and legal advisors to discuss these developments and to determine whether or not to accede to Cyan’s request that it be permitted to discuss, directly with the competing bidder, the price and other terms on which Cyan would be prepared to enter into a voting agreement. During the committee’s discussions, it was noted that, while it was not uncommon for an acquiring party in a public company acquisition transaction to negotiate voting agreements directly with major shareholders of the target company, typically those major shareholders were not competing bidders. In the view of the special committee, permitting direct negotiations between competing bidders presented a number of issues and concerns, including that such an action:

•	would be tantamount an abdication of the special committee’s responsibility to manage the bidding process in order to protect the interests of Pacer’s disinterested shareholders; and

•	would place Cyan’s interests ahead of the interests of the disinterested shareholders in the merger negotiations.

Finally, the special committee questioned the need for direct negotiations between Cyan and the competing bidder, because the only matter at issue was the price that the competing bidder would have to offer for Pacer’s shares to obtain Cyan’s support. For these reasons, the special committee decided to reject Cyan’s request and the special committee’s counsel was instructed to so inform Cyan’s counsel.

Following the meeting, the special committee’s counsel notified Cyan’s counsel of the special committee’s decision and requested that Cyan either authorize the special committee to inform the competing bidder of the offer price that would enable Cyan to enter into a voting agreement with the competing bidder, or increase its own offer price for Pacer.

On July 8, 2003, Cyan’s counsel sent a letter to the special committee’s counsel in response to that request. In his letter, Cyan’s counsel stated that the competing bidder would have to increase its offer price for all of Pacer’s shares to at least $7.45 per share before Cyan would be willing to enter into discussions with the competing bidder with respect to a final offer price that Cyan would be willing to support. Additionally, the letter stated that before Cyan would sign a voting agreement it would be necessary for (1) Cyan to obtain an agreement satisfactory to it from Ridgestone that would permit Cyan to share, with Ridgestone, the profits realized by Cyan from a sale of its Pacer shares in a merger transaction between Pacer and the competing bidder, and (2) the competing bidder would have to agree that, at the time it completed its acquisition of Pacer, it would pay Cyan $300,000 as reimbursement to Cyan for the expenses it had incurred since it made its initial offer to purchase Pacer’s shares for $6.00 per share.

The special committee’s counsel sent copies of the letter to the members of the special committee and to Houlihan Lokey for their consideration. Later that day, the special committee held a telephonic meeting with its legal counsel and the representatives from Houlihan Lokey to discuss that letter and the special committee’s response. The special committee concluded that, before sending that letter to the competing bidder, the special committee’s counsel should hold further discussions with Cyan’s counsel in an effort to obtain modifications to Cyan’s proposal in the July 8, 2003 letter that would increase the likelihood that an acquisition transaction could be consummated with the competing bidder.

On Wednesday, July 9, 2003, the special committee’s counsel spoke with Cyan’s counsel, informing him that the special committee would not authorize Cyan to hold any direct discussions with the competing bidder until the bidding process had been completed and advising him that the special committee believed that, if Cyan was not prepared to increase its offer, it should modify its voting agreement proposals contained in the July 8, 2003 letter in a manner that would make it possible for Pacer to conclude a transaction with the competing bidder. The special committee’s counsel also advised Cyan’s counsel that, if Cyan wanted to acquire Pacer, it would need to increase its offer price above the latest offer from the competing bidder in order to get the special committee’s support and that, without such support, Cyan would not be able to complete an acquisition of Pacer.

On July 10, 2003, Cyan’s counsel sent a letter to the special committee’s counsel advising him that Cyan was increasing its offer price for the shares of Pacer’s common stock owned by the disinterested shareholders from $6.70 to $6.95 per share, in cash, and at the same time was withdrawing the voting agreement proposals set forth in his letter of July 8, 2003.

A brief meeting of the special committee was then held to consider Cyan’s latest offer. Houlihan Lokey was asked to inform the competing bidder of Cyan’s increased offer and to determine whether the competing bidder was willing to raise its offer price. Following the meeting, a Houlihan Lokey representative spoke with the competing bidder’s representatives, who indicated that the competing bidder was not prepared to raise its offer price above its previous offer of $6.91 per share and that it would not withdraw its demand for a voting agreement from Cyan.

A meeting of the special committee was held the next day, July 11, 2003, with its financial and legal advisors. The representative from Houlihan Lokey advised the special committee of the competing bidder’s decision not to raise the price it was prepared to pay for Pacer’s shares. A discussion then ensued regarding the alternatives to the merger that were available to Pacer, which included paying a dividend of available cash to Pacer’s shareholders, implementing a leveraged recapitalization that would involve borrowing funds to pay cash dividends or make repurchases of a substantial number of Pacer’s shares, and maintaining Pacer, substantially unchanged, as an independent public company. The members of the special committee expressed the view that:

•	assuming an agreement could be reached with Cyan with respect to the terms of a definitive merger agreement, a transaction with Cyan appeared to represent a better alternative for Pacer’s disinterested shareholders than for Pacer to remain a public company;

•

possible alternatives to the merger considered by the special committee, such as a leveraged recapitalization, which would enable Pacer to pay a one time cash dividend to its shareholders, or maintaining Pacer substantially unchanged as an independent public company, were not attractive alternatives because they would not solve, and in the case of a leveraged recapitalization and payment of a one time cash dividend would probably exacerbate, the difficulties that Pacer had to overcome to achieve sustained earnings growth in the future;

•	although it is possible that Pacer’s shares could, sometime in the future, trade at prices in excess of the $6.95 price being offered by Cyan, maintaining Pacer as a public company on the possibility of achieving higher share prices sometime in the future was subject to substantial downside risk, particularly when considered in light of Pacer’s inability to achieve consistent earnings growth or improvements in its stock price performance, and the limited market liquidity of its shares that would make it difficult for many of Pacer’s shareholders to take advantage of any higher share prices;

•	in light of the bidding process that had taken place, and the decision of the competing bidder not to increase the price it was prepared to pay for Pacer’s shares, it was unlikely that a credible competing offer for Pacer could be obtained at a price higher than Cyan’s $6.95 per share cash offer; and

•	if, however, an unsolicited higher offer was received for Pacer, the merger agreement with Cyan would need to permit the special committee to consider and negotiate the terms of such an offer and to terminate the merger agreement in order to enable Pacer to accept an offer if it was determined to be more favorable, from a financial point of view, to Pacer’s disinterested shareholders than a merger with Parent at a merger price of $6.95 per share.

For a more detailed analysis of the factors considered by the special committee, see “SPECIAL FACTORS—Position of Pacer as to the Fairness of the Merger to Pacer’s Disinterested Shareholders.” Accordingly, the special committee directed its legal counsel and financial advisors to work with Cyan and its advisors to finalize a definitive merger agreement that would be acceptable to the special committee.

From July 14 through July 28, 2003, Cyan and its legal advisors, and the special committee and its advisors finalized the terms of the definitive merger agreement that had been prepared by the special committee’s counsel. During that period, the special committee’s counsel kept the special committee members and Houlihan Lokey apprised of the issues in dispute with respect to the terms of the merger agreement, consulted with the special committee and the representatives of Houlihan Lokey with respect to those issues and on solutions for resolving them in a manner that was satisfactory to the special committee. In addition, Cyan provided the special committee with evidence of its ability to finance its acquisition of the Pacer shares owned by the disinterested shareholders.

On July 29, 2003, the special committee held a meeting at Pacer’s offices. Also in attendance at that meeting were Richard S. Kay, Pacer’s Chief Executive Officer and the other member of Pacer’s board of directors, representatives from Houlihan Lokey and the special committee’s counsel. Houlihan Lokey delivered its opinion to the special committee, which was subsequently confirmed in writing, that as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the proposed merger consideration of $6.95 per share in cash is fair, from a financial point of view, to the disinterested shareholders. Houlihan Lokey’s representatives also made a presentation regarding the financial analyses that Houlihan Lokey had performed in reaching that opinion.

Counsel to the special committee then presented a report summarizing the principal terms of the definitive merger agreement, noting that the merger agreement provides:

•	that, on consummation of the merger, each Pacer shareholder, other than Cyan and its affiliates (and any dissenting shareholders), will receive $6.95 per share in cash for each share of Pacer common stock;

•	that, as a result of consummation of the merger, holders of Pacer stock options and warrants (other than Cyan or any of its affiliates) would receive cash in exchange for their options in an amount equal to the difference between the merger price of $6.95 per share and the respective exercise prices of their option or warrant shares;

•	that, although neither Pacer nor its representatives may solicit or encourage acquisition proposals from third parties, the special committee is permitted:

•	to consider any unsolicited proposal for an acquisition transaction with Pacer that the special committee concludes is, or is reasonably likely to lead to a proposal that would be, more favorable from a financial standpoint to Pacer’s shareholders than the proposed merger (a “superior proposal”),

•	to provide to the party making such a proposal non-public information about Pacer (provided that the party enters into a confidentiality agreement with Pacer), and

•	to negotiate an agreement with that third party providing for the consummation of the transaction contemplated in its proposal; and

•	that, if the special committee determines that a competing acquisition proposal is a superior proposal, the special committee and board may withdraw their recommendation to Pacer’s shareholders to vote FOR the Cyan merger and accept that superior proposal by terminating the Cyan merger agreement and paying to Cyan a termination fee of $500,000, which is approximately 2.2% of the value of Pacer, based on the merger price of 6.95 per share, or about $0.17 per share of Pacer’s outstanding common stock;

•	that, the merger may not be consummated if the holders of 50% or more of the disinterested shareholders fail to vote to approve the principal terms of the merger agreement and therefore become entitled to exercise dissenters rights under the California Code; and

•	that Cyan may terminate the merger agreement only on very limited circumstances, thereby minimizing the risks of non-completion of the merger.

The special committee and Mr. Kay then asked questions of the Houlihan Lokey representatives and the special committee’s counsel regarding their presentations. Mr. Kay then left the meeting and the members of the special committee continued their meeting during which they discussed the advisability of the proposed merger and the alternatives to the merger available to Pacer with their financial and legal advisors.

Following those deliberations, the special committee, by unanimous vote:

•	determined that a price of $6.95 in cash per share of common stock of Pacer was an acceptable value for Pacer and the highest value reasonably obtainable for the shares of the disinterested shareholders;

•	the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger price of $6.95 per share, are fair to, and in the best interests of Pacer’s disinterested shareholders;

•	approved the merger agreement and the transactions contemplated by the merger agreement; and

•	determined to recommend that Pacer’s board of directors approve the definitive merger agreement with Cyan, subject to the special committee’s right to withdraw the recommendation if deemed necessary to comply with fiduciary obligations to Pacer’s disinterested shareholders.

Subsequently, a meeting of Pacer’s the board of directors was convened, with the special committee’s counsel in attendance. The special committee reported its findings to the board of directors and that the special committee had concluded that the proposed merger was likely to provide the highest value reasonably attainable for Pacer disinterested shareholders, and recommended that the board of directors and Pacer’s shareholder approve the merger agreement.

Prior to commencing deliberations with respect to and voting on the merger agreement and merger, Mr. Kay was asked to disclose to the board any financial interests he might have in the proposed Cyan merger transaction, in addition to his financial interest as a Pacer shareholder and holder of Pacer options. He reported that he expected to be retained as Pacer’s Chief Executive Officer at a salary and with benefits comparable to those he was now receiving from Pacer, and that he also expected that his existing agreements, including a severance compensation agreement, he has with Pacer, would continue unchanged. He also reported that it was his expectation that he would have an opportunity to purchase an equity interest in Cyan, but that he had not had any substantive discussions about such a purchase with anyone at Cyan and, for that reason, he could not provide the board with any information regarding the terms on which he would be offered an equity interest in Cyan.

After further discussion and deliberations, the board of directors considered the report of the special committee and the fairness opinion received from Houlihan Lokey and unanimously:

•	determined that a price of $6.95 in cash per share of common stock of Pacer was an acceptable value for Pacer and the highest value reasonably attainable for the shares of the disinterested shareholders;

•	determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Pacer’s disinterested shareholders;

•	approved the merger agreement and the transactions contemplated by the merger agreement; and

•	determined to recommend that the shareholders of Pacer approve the principal terms of the merger agreement, subject to the board of directors’ right to withdraw that recommendation if it deemed it necessary to do so to comply with the board’s fiduciary obligations to Pacer’s disinterested shareholders.

The merger agreement was put into final form and was executed by Parent, Merger Sub and Pacer during the evening of July 29, 2003.

On the morning of July 30, 2003, Pacer issued a press release publicly announcing the signing of the merger agreement and the principal terms of the proposed merger.

Purpose of and Reasons for the Merger

Purpose of the Merger.

During the two years ended June 30, 1997, Pacer’s share trading prices ranged from a low of $0.78 per share to a high of only $1.53 per share (before giving retroactive effect to a 1-for-5 reverse stock split that took place in November 2001). Believing that an improvement in stock price performance required significant increases in revenue and earnings, Pacer initiated a business acquisition program in fiscal 1998 that led to its acquisition of two nail care products businesses that resulted in a doubling of its revenue. While those acquisitions led to increases in Pacer’s (pre-reverse split) stock price to more than $2.00 per share in the fourth quarter of fiscal 1998, over the following two years, Pacer’s stock price began a decline that led to (pre-reverse split) trading prices below $1.00 over a period of several months. That decline, we believe, was largely due to disappointing operating results, as earnings declined from a high in fiscal 1998 of $1,541,000 or $0.09 per share (calculated on a pre-reverse stock split basis) to a net loss in fiscal 2001 of $1,016,000 or $(0.06) per (also calculated on a pre-reverse stock split basis).

The decline in Pacer’s share trading prices below $1.00, which is the minimum trading price that is required for a company to maintain its Nasdaq listing, led to the initiation by Nasdaq of proceedings to delist Pacer’s shares from trading on the Nasdaq Smallcap stock market. Due to concerns that a delisting of Pacer’s shares from Nasdaq would leave shareholders with virtually no market liquidity, in November 2000, with the approval of Pacer’s shareholders, Pacer implemented a 1-for-5 reverse stock split to bring its share price above $1.00 per share and, thereby, preserve its Nasdaq listing. Although Pacer’s share prices have remained above $1.00 per share, prior to the public announcement of Cyan’s initial acquisition proposal at $6.00 per share, the daily closing prices of Pacer’s shares have exceeded $5.00 per share, the equivalent of $1.00 per share on a pre-reverse split basis, only during the months of June, July and August 2002 and then only on seven trading days, reaching a high closing price of $5.63 per share ($1.13 on a pre-reverse split basis) on June 24, 2002, after which Pacer’s trading prices declined to a closing price of $4.08 per share on the last trading day preceding the announcement, on April 7, 2003, of Cyan’s initial $6.00 acquisition proposal.

Pacer also faces a number of difficulties and uncertainties and substantial downside risk in its efforts to increase revenues and earnings on a consistent basis, including price competition from its larger competitors, its dependence, for a significant portion of its sales, on certain large customers, the loss of any of which could result in reduced sales and profitability, and the need to develop new products and expand its marketing and sales programs to remain competitive, while having only limited resources to devote to such programs as compared to many of its competitors. Additionally, Pacer faces increasing administrative costs of remaining a publicly traded company which may not be significant in absolute dollars, but are significant to Pacer’s operating results due to its relatively modest earnings. Finally, Pacer operates in a commodity type consumer products industry that is characterized by relatively modest organic growth. As a result, even if Pacer is able to overcome some of these difficulties, it is likely that its growth will be gradual and require time and patience before considerable improvements can be realized.

Unfortunately, because of the short term focus of the public markets, Pacer believes that modest growth will not be rewarded and that its stock price and share trading volumes are not likely to improve significantly at least for the foreseeable future. In addition, Pacer’s share trading volumes have declined over the last two years and during the 12-month period that ended on March 31, 2003, shortly before the first public announcement of Cyan’s initial acquisition proposal, Pacer’s trading volume averaged less than 3,300 shares per day. Pacer believes that this lack of liquidity creates a disincentive for institutional and other new investors to purchase its shares and prevents Pacer from obtaining analyst coverage, adding to the risks that Pacer’s share prices will not improve significantly even if it is able to achieve improvements in operating results, as is demonstrated by Pacer’s share prices and trading volumes which, during the two years preceding Cyan’s initial acquisition proposal, declined despite improvements in its earnings as compared to fiscal 2001. Additionally, because Pacer’s shares are so thinly traded, even if its stock prices were to increase, many shareholders would be unable to sell their shares without creating downward pressure on Pacer’s share prices.

The limited liquidity of its shares also means that Pacer will have difficulty accessing the capital markets, and Pacer’s relatively small capitalization is likely to limit the amount of borrowings that it would be able to obtain from institutional lenders, in the event that additional capital or external funds were needed to fund additional product development or growth. These conditions also mean that Pacer’s shares are not likely to be attractive to potential acquisition candidates.

For all of these reasons, the special committee believes it is speculative whether Pacer’s common stock would ever achieve significant market value or whether we will be able to take advantage of the benefits of, or that Pacer’s shareholders will ever benefit from our being, a public company.

By contrast, the merger offers Pacer’s disinterested shareholders the opportunity to liquidate their shares of common stock, without incurring any brokerage commissions, at a price that represents a 70% premium over the closing price on April 4, 2003, the date prior to public announcement of Cyan’s initial $6.00 acquisition proposal and a nearly 21% premium over the closing price of Pacer’s shares on July 29, 2003, the day preceding the announcement of the signing of the merger agreement at a price of $6.95 per share.

For the above reasons, and for the additional reasons described below under captions “Reasons for the Merger” and “SPECIAL FACTORS—Position of Pacer as to the Fairness of the Merger to Pacer’s Disinterested Shareholders,” it is our belief that the merger offers Pacer’s disinterested shareholders the highest price reasonably attainable for their shares. We also believe, for the reasons described below, that the opportunity that the merger provides to realize such a price is not likely to be available to Pacer’s disinterested shareholders, at least for the foreseeable future, if Pacer were to remain a public company or seek to increase its share price by other means. Finally, the merger also is, we believe, the most economical means of providing liquidity to Pacer’s shareholders, because they will be able to obtain cash for their shares in the amount of $6.95 per share without having to pay any brokerage commissions or other transactions costs. Our purpose, therefore, in proceeding with the merger, and the principal benefit of the merger to the disinterested shareholders, is to provide to the maximum number of Pacer’s shareholders a cash price for their shares that we believe is the highest price reasonably attainable for Pacer’s shares, now or in the reasonably foreseeable future.

Reasons for the Merger.

For the reasons described below, in addition to those set forth under the heading “Position of Pacer as to the Fairness of the Merger to Pacer’s Shareholders,” the special committee determined that the relative certainty of capturing enhanced value for Pacer’s shares, that is represented by the $6.95 per share merger price and providing liquidity through the merger would be of significant benefit to Pacer’s shareholders, as compared to the mere possibility that at some undetermined future date Pacer’s common stock might trade at a level comparable to or higher than the merger consideration of $6.95 per share:

•	Pacer’s historical difficulties in achieving sustained sales and earnings growth, which we believe is relevant to any assessment of Pacer’s ability to achieve significant earnings growth in the future and a higher share trading price;

•	Pacer’s current and anticipated business, financial condition, results of operations and prospects if Pacer were to remain a public company, and the downside risks and uncertainties faced by Pacer in its efforts to achieve improvements in operating results that would attract investor interest in Pacer’s shares, which are described below under the caption “SPECIAL FACTORS - Position of Pacer as to the Fairness of the Merger to Pacer’s Disinterested Shareholders.”

•	Uncertainty about the future trading prices of Pacer’s shares due to the historical trading price performance of Pacer’s shares, which has declined as compared to many of its competitors.

•	A lack of liquidity, due to the limited trading volumes, of Pacer’s shares that would make it difficult for many of Pacer’s shareholders to sell their shares even if trading prices of Pacer’s shares were to rise above the $6.95 per share merger consideration.

Position of Pacer as to the Fairness of the Merger to Pacer’s Disinterested Shareholders

Factors Supporting the Fairness of the Merger.

In evaluating the fairness and advisability of the merger agreement and the merger, the special committee considered the following factors and reasons for recommending approval of the merger:

•	Market Price and Premium. The historical market prices and historical and recent trading activity of the common stock, including that Pacer’s common stock had not closed as high as $6.95 per share, since the week of March 6, 2000, and then, for only two trading days during that week, that the merger consideration of $6.95 per share in cash to be received by Pacer’s shareholders represents premiums of:

•	70% over the closing price of its common stock on the trading day immediately preceding April 7, 2003, the date of the first public announcement of Cyan’s original $6.00 proposal;

•	71% and 81%, respectively, over the average closing prices of Pacer’s shares during the 30 trading days and 90 trading days prior to April 7, 2003; and

•	21% over the closing price on July 29, 2003, the day preceding the public announcement of the merger agreement.

In this regard, the special committee also was cognizant of the fact that Pacer’s historical stock prices have been relatively impervious to the fluctuations of the stock market, declining to its lowest levels during the upturn in the stock market that took place in 1999, 2000 and 2001 and remaining at relatively low levels during the subsequent downturn in stock market performance.

•

Efforts of the Special Committee to Seek Alternative Acquisition Proposals.    The efforts undertaken with the assistance of Houlihan Lokey, its financial advisor, to obtain alternative acquisition proposals, which included contacting 26 potential strategic buyers and three potential financial buyers about their interest in making an acquisition proposal for Pacer and the effectiveness of those efforts, as evidenced by the fact that the special committee received indications of interest from four of such parties, all of which had sufficient financial resources to complete an acquisition of Pacer and expended considerable time, managerial resources and expense conducting due diligence reviews of Pacer.

•	Conduct of Bidding Contest and Resulting Increase in the Cyan Offer. The bidding contest that resulted from the special committee’s efforts in seeking alternative acquisition proposals and concerted negotiations by the special committee and its advisors, that led to increases in Cyan’s offer price from $6.00 per share to $6.95 per share, which exceeded the final offer received from the competing bidder and is 15.8% higher than Cyan’s initial $6.00 offer.

•	Lack of Superior Acquisition Proposals. The decision of three of the four original interested parties (other than Cyan) to withdraw from the bidding contest rather than submitting acquisition proposals, the competing bidder’s decision not to increase its offer above Cyan’s $6.95 price, and the negotiations conducted with Cyan and the competing bidder, all of which led the special committee to conclude that the $6.95 per share merger price is likely the highest price reasonably attainable for Pacer shareholders in a merger or other sale transaction.

•	Ability to Consider Competing Acquisition Proposals. If Pacer were to receive a competing acquisition proposal, after the signing of the merger agreement and prior to the shareholder vote on the merger, the terms of the merger agreement permit the special committee to consider such a proposal if it could be expected to lead to a superior proposal, and to accept any such proposal that the special committee concludes is a superior proposal, subject to the payment of a $500,000 termination fee to Cyan;

•	Historical and Projected Financial Performance and Related Risks and Uncertainties. Pacer’s current and anticipated business, financial condition, results of operations and prospects if Pacer were to remain a public company, Pacer’s historical difficulties in achieving sustained sales and earnings growth and the downside risks and uncertainties faced by Pacer in its efforts to achieve improvements in operating results that would attract investor interest in Pacer’s shares, due to such factors as:

•	the modest growth rates in the industry in which Pacer operates;

•	Pacer’s dependence on certain large customers for a substantial portion of its sales, including The Home Depot which represented 14% of net sales in fiscal 2003 and Pacific World Corporation which represented 11% of net sales in fiscal 2003, and the adverse impact that the loss of any of those customers could have on Pacer’s sales and profitability, making Pacer vulnerable to price competition from its larger competitors;

•	Pacer’s limited financial resources, as compared to many of its competitors, and its inability to access public markets for growth capital, that could hamper its ability to develop new products and expand its marketing programs; and

•	the increasing administrative costs of being a public company which are estimated to be approximately $250,000 per year, exclusive of additional costs that would be incurred to comply with recently adopted corporate governance and accounting regulations and directors and officers insurance, and the costs to Pacer of the time that management must devote to the preparation of public reports, which could otherwise be devoted to Pacer’s operations.

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Uncertainty About Future Share Trading Prices.    The historical trading price range and trading volumes of Pacer’s common stock and that, while it was possible that at some time in the future Pacer’s common stock would trade in excess of the merger consideration of $6.95 per share, that such a prospect is highly uncertain and subject to substantial downside risk. In reaching this conclusion the special committee considered the fact that historically Pacer has not been able to maintain a sustained upward trend in its trading price for any extended period of time due to a number of factors, the most important of which have been inconsistent financial performance, an inability to achieve sustained earnings and the limited liquidity of its shares. The special committee also considered that, due to limited share trading volumes, even if Pacer’s trading price was to rise above the $6.95 per share merger consideration, many of Pacer’s shareholders would have difficulty selling their shares at such a price, whereas the merger would provide liquidity for all of the disinterested shareholders, who will be able to sell their shares for $6.95 in cash without having to pay any sales commissions. Accordingly, the special committee determined that the certainty of capturing enhanced value through the merger could be of significant benefit to those shareholders as compared to the mere possibility that at some undetermined future date Pacer’s common stock might trade at a comparable or higher level.

•	Alternative Transactions. Various alternatives to a sale of Pacer, including:

•	paying a dividend of available cash to Pacer’s shareholders,

•	implementing a leveraged recapitalization that would involve borrowing funds to pay cash dividends or make repurchases of a substantial number of Pacer’s shares; and

•	maintaining Pacer, substantially unchanged, as an independent public company.

The special committee concluded that available cash was not sufficient to enable Pacer to pay dividends in any meaningful amounts and that paying cash dividends, either from available cash or by borrowing funds for that purpose, would provide only a short term benefit at the cost of denying Pacer the cash resources it needs to remain competitive and to grow its business. Moreover, additional repurchases of shares would only serve to further reduce share trading volumes and shareholder liquidity. The special committee also considered the operational difficulties and uncertainties, described above, that historically have had a negative effect on Pacer’s operating results and which could prevent Pacer from achieving sustained revenue and earnings growth in the future, including the increasing administrative costs of continuing as a public company. Additionally, the special committee considered that, if Pacer was to be unsuccessful in its efforts to achieve sustained earnings growth or suffered a downturn in its earnings, as has occurred in three of its last five fiscal years, Pacer’s share price is likely to decline again. For these reasons, the special committee believes the risks to shareholders of pursuing these alternatives are substantial.

•	Arm’s Length Negotiations. The fact that the merger agreement and the merger are the product of arms’-length negotiations between the special committee and Cyan.

•	Opinion of Houlihan Lokey. The financial analyses of Houlihan Lokey and the opinion of Houlihan Lokey that, as of July 29, 2003, and based upon and subject to the factors and assumptions set forth in its opinion, the $6.95 per share in cash to be received by Pacer’s disinterested shareholders in the merger is fair to them from a financial point of view, which financial analysis and opinion were adopted by the special committee. The full text of the written opinion of Houlihan Lokey, dated July 29, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with that opinion, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Pacer’s shareholders should read the opinion carefully and in its entirety. Houlihan Lokey provided its opinion for the information and assistance of Pacer’s special committee in connection with its consideration of the merger. The Houlihan Lokey opinion is not a recommendation as to how any holder of Pacer’s common stock should vote with respect to the merger.

•	Shareholder Approval. The provisions of the merger agreement that provide that the merger may not be consummated if the holders of 50% or more become entitled to exercise dissenters rights with respect to the merger, which means that approval of the merger agreement will require the affirmative vote of the holders of a majority of the Pacer shares owned by the disinterested shareholders, as well as the affirmative vote of a majority of Pacer’s outstanding shares.

•	Other Terms of the Merger Agreement. The special committee also considered other terms and conditions of the merger agreement, including in particular:

•	the limited rights of Cyan to terminate the Merger Agreement, as a result of which there is, in the special committee’s view, a high degree of certainty that the merger can be completed;

•	the provisions of the merger agreement that permit the special committee, subject to certain conditions spelled out in the agreement, a reasonable opportunity to respond to and negotiate the terms of any unsolicited third party competing acquisition proposal that might be received at any time prior to the shareholder vote on the merger and, subject to paying a $500,000 termination fee to Cyan, the special committee may terminate the merger agreement in order to accept a competing acquisition proposal if the special committee concluded that, in comparison to the Cyan merger consideration, such competing proposal is superior from a financial standpoint to the disinterested shareholders; and

•	the amount of the termination fee that is payable to Cyan in the event the special committee elects to terminate the merger agreement to accept a superior proposal, which is approximately 2.2% of the aggregate merger consideration and represents $0.17 per share, which the special committee believes, based on a review of the termination fees customarily included in public company acquisition transactions, is not unreasonable and is not likely to deter another party, desiring to acquire Pacer, from making a superior acquisition proposal, particularly since Pacer is not be obligated to reimburse Cyan for its merger related expenses, such as its legal, accounting and financial advisor fees, in the event of such a termination by Pacer.

•	Financial Capability of Cyan to Complete the Merger. Evidence provided by Cyan of a financial commitment sufficient to enable Cyan to fund the total merger consideration.

In addition to the matters mentioned above, the special committee considered other terms and conditions of the merger agreement, the present economic and market environment, the availability of shareholder dissenters’ rights in the merger, and other relevant facts and circumstances pertaining to the proposed transaction.

Negative Factors Considered with respect to the Merger and Effects of the Merger.

The special committee also considered a variety of risks and other potentially negative factors concerning the merger and the effects of the merger, including the following:

•	The Risks and Negative Consequences of a Termination of the Merger Agreement. If the merger agreement was terminated, other than to accept a superior proposal, Pacer would remain a publicly traded company, but will have incurred all of the expenses related to the proposed merger, which will hurt Pacer’s operating results in fiscal 2004 and, irrespective of the reasons for such a termination, Pacer’s share prices would be likely to decline from current levels, possibly even to levels that are lower than the prices at which Pacer’s shares were trading prior to the announcement of Cyan’s initial $6.00 per share offer.

•	Possible Effect of the Break Up Fee. The possibility that third parties could be discouraged from making a competing acquisition proposal for Pacer as a result of the provisions of the merger agreement requiring the payment of a $500,000 termination fee to Cyan if the special committee terminated the merger agreement to accept a Superior Proposal.

•	Taxable Nature of the Merger Consideration. The cash consideration to be received by a disinterested shareholder will generally be taxable to him or her in an amount equal to the excess of $6.95 per share over the shareholder’s tax basis in his or her shares of Pacer common stock. See “THE MERGER—Material U.S. Federal Income Tax Consequences.”

•	Termination of the Disinterested Shareholders’ Interest in Pacer. As a consequence of the merger, Pacer will be a privately held company, and the disinterested shareholders will cease to participate in any of Pacer’s earnings growth or benefit from any increase in Pacer’s enterprise value that might occur after the merger is consummated.

The special committee concluded that the positive factors relating to the merger and the benefits of the merger to the disinterested shareholders outweighed these negative factors and effects of the merger.

The special committee did not consider it practicable or useful to quantify or otherwise assign relative weights to the various factors considered by it, and therefore did not do so.

The special committee gave little consideration to the net book value of Pacer’s shares, which was $4.25 at June 30, 2003, because it did not believe that the net book value was relevant to a sale of Pacer as a going concern and believed, instead, that the valuation methodologies used by Houlihan Lokey in arriving at its fairness opinion were more relevant measures of the value of Pacer’s shares. In addition, it did not give any weight to the liquidation value of Pacer’s assets because more than 80% of Pacer’s assets consist of inventory, accounts receivable and other current assets which could not be expected to be sold for more than their book value of approximately $12.6 million, which is substantially less than the value represented by the merger price.

Approval by Pacer’s Directors

Pacer’s board of directors, which consists of three directors, two of whom serve on the special committee, and the other of whom is Richard S. Kay, Pacer’s Chairman and Chief Executive Officer, met on July 29, 2003 to consider and vote on the merger agreement and merger.

In reporting at that meeting to the board regarding its determination and recommendation, the special committee advised the board of the actions taken by the special committee in evaluating and responding to Cyan’s initial acquisition proposal, the process which the special committee undertook to seek competing acquisition proposals and to initiate a bidding contest for Pacer, and the deliberative process it followed in reaching its determinations that the terms of the merger agreement and the merger, including the merger price of $6.95 per share, are advisable and in the best interests of Pacer and Pacer’s disinterested shareholders. The special committee also reported to the board that it had received and adopted the financial analyses and opinion of Houlihan Lokey as to the fairness, from a financial standpoint, of the merger price to the disinterested shareholders. Finally, the special committee recommended that the board approve the merger agreement and merger and that it recommend that Pacer’s shareholders approve the principal terms of the merger agreement.

The board of directors unanimously determined that the terms of the merger agreement and the merger are advisable and in the best interests of Pacer and the disinterested shareholders and that the merger agreement and the merger are substantively and procedurally fair to, the disinterested shareholders, and recommended that Pacer’s shareholders vote FOR approval of the principal terms of the merger agreement. The Board’s determinations and recommendations were based on:

•	the composition of the special committee that was appointed to represent the interests solely of Pacer’s disinterested shareholders, which consists entirely of independent, non-employee directors whose only financial interest in the outcome of their deliberations with respect to the Cyan proposal was as shareholders of Pacer;

•	the retention by the special committee of its own financial and legal advisors to provide it with financial and legal advice in evaluating the acquisition proposals that Pacer received, in determining the actions to be taken in response to those proposals and in evaluating the merger agreement and the merger;

•	the actions taken by the special committee to contact, through Houlihan Lokey, a total of 26 potential strategic buyers and three potential financial buyers in an effort to obtain competing acquisition proposals from them and which resulted in the receipt of expressions of interest from four of them;

•	the process that the special committee undertook to engage interested parties in a bidding contest, including providing them with non-public information about Pacer and arranging for management presentations to be made to them;

•	the bidding contest that resulted from the special committee’s efforts, which ultimately resulted in Cyan increasing its offer price from $6.00 per share to $6.95 per share, which is a 15.8% increase over its initial offer;

•	the special committee’s patient and deliberative process in evaluating the competing offers and the active negotiations that the special committee undertook, with the assistance of its financial and legal advisors, with both of the competing bidders;

•	the terms of the merger agreement which permit the special committee to consider any competing acquisition proposal that it believes may lead to a superior proposal, received after the signing of the merger agreement and prior to the shareholder vote on the merger, and to accept any such proposal that the special committee concludes is a superior proposal, subject to the payment of a $500,000 termination fee to Cyan;

•	the provisions of the merger agreement that provide that the merger may not be consummated if the holders of 50% or more become entitled to exercise dissenters rights with respect to the merger, which means that approval of the merger agreement will require the affirmative vote of the holders of a majority of the Pacer shares owned by the disinterested shareholders;

•	the opinion of Houlihan Lokey delivered to the special committee that, as of July 29, 2003, and based upon and subject to the factors and assumptions set forth in its opinion, the $6.95 per share in cash to be received by Pacer’s disinterested shareholders in the merger is fair to them from a financial point of view; and

•	the analysis and unanimous recommendation of the special committee, as described above, which analysis and recommendation was adopted by the board of directors.

The board of directors did not consider that it was practicable or useful to quantify or otherwise assign relative weights to the various factors considered by it and, therefore, did not do so. Additionally, in adopting the fairness opinion of Houlihan Lokey delivered to the special committee, the board considered Houlihan Lokey’s analyses underlying that opinion in their totality, rather than weighting any such analysis more or less than any other analysis.

Fairness Opinion Of Houlihan Lokey

The special committee retained Houlihan Lokey as exclusive financial advisor in connection with the proposed merger and to render an opinion as to whether the $6.95 per share consideration to be received by shareholders in the merger is fair, from a financial point of view, to the disinterested shareholders. The special committee retained Houlihan Lokey based upon Houlihan Lokey’s experience in the valuation of businesses and their securities in connection with mergers and acquisitions, recapitalizations and similar transactions. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. Houlihan Lokey has no prior relationship with, nor had it previously provided services to, Pacer or any of the other parties to the merger.

At the July 29, 2003 meeting of the special committee, Houlihan Lokey rendered to the special committee its oral opinion and subsequently confirmed in writing that as of such date, and based on and subject to the matters described in the fairness opinion, the price per share of $6.95 to be received by the disinterested shareholders was fair to such holders from a financial point of view. The summary of the fairness opinion set forth below is qualified in its entirety by reference to the full text of the fairness opinion. You are urged to read the fairness opinion in its entirety. In April 2003, Houlihan Lokey also prepared a report of its preliminary findings, which was presented to the special committee and included a preliminary form of some of the analyses described below.

Pacer has agreed to pay Houlihan Lokey a fee for its services in the amounts of $250,000 plus monthly fees of $20,000 for each month beginning May 2003 until the consummation of the merger. No portion of the foregoing fee is contingent upon the conclusions reached in the Houlihan Lokey opinion or the consummation of the merger. In addition to the aforementioned fees, in the event that the consideration to be received by Pacer’s shareholders (other than Cyan and its affiliates in the event of a merger with Cyan and its affiliates) in connection with any transaction had exceeded $7.00 per share, Pacer agreed to pay Houlihan Lokey an incremental success fee in the amount of 6% of the amount by which the consideration to be paid in such transaction exceeded

$6.00 per share, subject to certain adjustments. Pacer has also agreed to reimburse Houlihan Lokey for reasonable legal fees and out of pocket expenses provided that such out of pocket expenses do not exceed $25,000 without the special committee’s prior written consent. Pacer has agreed to indemnify and hold harmless Houlihan Lokey or any employee, agent, officer, director, attorney, shareholders or any person who controls Houlihan Lokey, against and from all losses arising out of or in connection with its engagement by the special committee.

In the event the merger is not consummated or Pacer otherwise terminates its agreement with Houlihan Lokey and Pacer consummates a transaction within six months of such termination with any parties identified or contacted by Houlihan Lokey on behalf of Pacer during the term of the agreement with Houlihan Lokey or with any party with which Pacer or the special committee had discussions during the term of the agreement with Houlihan Lokey and the consideration to be received by Pacer’s shareholders in connection with any such transaction exceeds $7.00 per share, Pacer has agreed to pay Houlihan Lokey, an incremental success fee in the amount of 6% of the amount by which the consideration to be paid in such transaction exceeds $6.00 per share, subject to certain adjustments.

In arriving at its fairness opinion, among other things, Houlihan Lokey did the following:

•	met with certain members of the senior management of Pacer to discuss the operations, financial condition, future prospects, and projected operations and performance of Pacer;

•	visited the business offices of Pacer located in Rancho Cucamonga, California;

•	reviewed Pacer’s SEC filings on Form 10-K for the five fiscal years ended June 30, 2002 and Form 10-Q for the nine-month period ended March 31, 2003;

•	reviewed internally prepared financial statements for the interim period ended May 31, 2003, which Pacer’s management identified as being the most current financial statements available;

•	reviewed forecasts and projections prepared by Pacer’s management with respect to Pacer, and its individual segments, for the five fiscal years ending June 30, 2008;

•	reviewed the historical market prices and trading volume for Pacer’s publicly traded stock;

•	conducted a search for potential buyers of Pacer and discussed the identification of these parties with the special committee and Pacer’s management;

•	contacted the selected companies to ensure they were aware of Cyan’s proposal and to ascertain any interest those companies may have in acquiring the majority shares that are currently held by the public;

•	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Pacer;

•	reviewed the draft merger agreement; and

•	conducted such other studies, analyses and inquiries as Houlihan Lokey deemeded appropriate.

Houlihan Lokey has relied upon and assumed, without further verification, that the financial forecasts and projections provided have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Pacer, and that there has been no material change in the assets, financial condition, business or prospects of Pacer since the date of the most recent financial statements made available to Houlihan Lokey. Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied with respect to Pacer and does not assume any responsibility with respect to it.

Houlihan Lokey used several methodologies to assess the fairness of the consideration to be received by the disinterested shareholders in connection with the merger. The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion in connection with the merger. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Appendix B to this proxy statement. Houlihan Lokey regarded each of the following analyses to be appropriate and reflective of generally accepted valuation methodologies given Pacer’s trading volume relative to total shares outstanding, the accessibility of comparable publicly traded companies, the availability of forecasts from management of Pacer, and available information regarding similar transactions in the consumer adhesives business and other consumer products businesses.

Houlihan Lokey’s analyses included the calculation and comparison of the following: (i) an analysis of Pacer’s stock price as determined by the public market; (ii) an analysis of Pacer’s stock price as determined by Houlihan Lokey; and (iii) an analysis of the premium being paid in the merger compared to other, similar transactions.

Houlihan Lokey performed the following analyses in order to determine the current price per share of Pacer:

Public Market Pricing and Premiums Paid in Other Going Private Transactions Analysis.    Houlihan Lokey reviewed the historical market prices and trading volume for Pacer’s publicly held common stock and reviewed publicly-available analyst reports for the industry in which Pacer operates, news articles and press releases relating to Pacer. Houlihan Lokey analyzed Pacer’s closing stock price of $4.08 per share as of April 4, 2003, the last trading date prior to Pacer’s announcement of Cyan’s first proposal to acquire all of the shares in Pacer that it did not hold for $6.00 per share. In addition, Houlihan Lokey reviewed Pacer’s closing stock price on a 30-day and 90-day average basis as of April 7, 2003 of $4.06 and $3.85 per share, respectively. Houlihan Lokey also considered Pacer’s 52 week high, 52 week low, and the average closing price over the 52 weeks prior to April 7, 2003, with such pricing ranging from $3.06 to $5.63 per share. Finally, Houlihan Lokey analyzed the premium paid in recent going private transactions, which indicated a median premium of 39.6 percent above the public trading prices. Applying the median premium of 39.6 percent to Pacer’s stock price (as measured by the aforementioned averages and spot prices), the resulting indications of value for Pacer’s stock ranged from a low of $4.27 per share to a high of $7.86 per share, based on the 52 week low and 52 week high, respectively. Excluding the 52 week low, high and average, and focusing on the 30-day and 90-day trading averages, the resulting indications of value for Pacer’s stock ranged from a low of $5.38 to a high of $6.13 per share.

Market Multiple Methodology.    Houlihan Lokey reviewed certain financial information of publicly traded comparable companies engaged in the packaging and distribution of consumer adhesive products and other similar consumer products selected solely by Houlihan Lokey. The comparable companies included two groups, one of smaller companies with an enterprise value (“EV”, the equity value of the company plus all interest-bearing debt) of less than $1 billion and one of larger companies with an EV in excess of $1 billion. The smaller comparable companies included: CPAC Inc., H.B. Fuller Company, and WD-40 Company. The larger comparable companies included: Avery Dennison Corp, Cytec Industries Inc., Rohm and Haas Company, RPM International Inc., 3M Company, and Henkel KgaA. Given Pacer’s relatively small size, Houlihan Lokey considered the smaller companies to be more comparable to Pacer than the larger companies. Houlihan Lokey calculated certain financial ratios of the comparable companies based on the most recent publicly available information, including, the multiples of:

•	EV to latest twelve months (“LTM”) and next fiscal year (“NFY”) earnings before interest, taxes, depreciation and amortization (“EBITDA”), and

•	EV to the LTM and NFY earnings before interest and taxes (“EBIT”).

The analysis showed that the multiples exhibited by the comparable distribution companies as of approximately July 14, 2003 were as follows:

	EV/EBITDA (LTM)	EV/EBIT (LTM)	EV/EBITDA (NFY)	EV/EBIT (NFY)
Smaller Comparable Companies
Low	5.0	8.6	5.7	9.2
High	11.6	12.1	11.6	12.1
Median	5.8	9.2	8.7	10.6
Mean	7.5	10.0	8.7	10.6
Larger Comparable Companies
Low	6.3	9.7	6.4	9.7
High	14.8	19.0	13.9	17.5
Median	9.0	12.7	8.3	12.1
Mean	9.4	13.5	8.9	12.9

Because Pacer has recently discontinued certain of its operations, Pacer’s financial results have been impacted by the costs associated with selling assets and discontinuing certain businesses. Accordingly, Houlihan Lokey determined that the latest results required certain adjustments to eliminate the impact of one time expenses and revenues associated with restructuring charges, sales of discontinued operations, and related items. Additionally, Houlihan Lokey determined that management’s forecasted results accurately represent the income and cash flow generating capabilities of Pacer. As such, Houlihan Lokey derived indications of the EV of Pacer by applying selected EBITDA and EBIT multiples to Pacer’s adjusted LTM operating results (as of May 31, 2003) and expected operating results for the projected fiscal year ended approximately June 30, 2004.

Houlihan Lokey also considered that the multiples exhibited by the comparable companies reflect marketable minority ownership, but not prices for change of control transactions. Accordingly, Houlihan Lokey applied a 25% premium to the resulting equity indication to arrive at a controlling EV for Pacer. The resulting indications of the EV for Pacer ranged from approximately $18.258 million to $20.133 million.

Comparable Transaction Methodology.    Houlihan Lokey reviewed the multiples exhibited and control premiums paid in certain change of control acquisitions of selected publicly traded consumer product manufacturing and distribution companies that Houlihan Lokey deemed relevant. Houlihan Lokey noted that though there were in excess of 20 transactions involving manufacturers or distributors of consumer products, most of the transactions involved operations that were not in the adhesives business and therefore the comparability was limited. Further, in some instances there was little information available regarding the total price paid including debt, or EV, as a multiple of revenue, EBITDA, or the price paid for the equity as a multiple of book value. When information was available, the analysis showed that the multiples exhibited in the change of control transactions were as follows: (i) EV to LTM revenues multiples exhibited mean and median multiples of 0.8x and 0.7x, respectively; (ii) EV to LTM EBITDA exhibited mean and median multiples of 8.1x and 6.7x, respectively; and (iii) EV to LTM EBIT multiples exhibited mean and median multiples of 10.2x and 8.3x, respectively. Based upon these multiples, Houlihan Lokey derived indications of the EV of Pacer by applying Revenue, EBITDA and EBIT multiples to Pacer’s most current revenues, EBITDA and EBIT. Based on the above comparable transaction analyses, the resulting indications of the EV of the operations of Pacer ranged from approximately $16.5 million to $18.5 million.

In performing its analysis, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. No company or transaction used in the analysis described above was directly comparable to Pacer. Accordingly, Houlihan Lokey reviewed the foregoing transactions to understand the range of multiples of revenue, EBITDA and EBIT paid for companies in the consumer adhesives industry. Houlihan Lokey noted that the multiples indicated by the merger are within the range of multiples exhibited in comparable transactions.

Discounted Cash Flow Methodology.    Houlihan Lokey utilized certain financial projections prepared by Pacer’s management with respect to fiscal years ending June 30, 2004 through 2008, which projections are included in the section entitled “Pacer Technology Projected Financial Information.” Houlihan Lokey determined Pacer’s EV by first deriving adjusted free cash flow (by adjusting for capital expenditures as well as working capital requirements and any taxes) and discounting free cash flow to the present. Houlihan Lokey applied risk-adjusted discount rates ranging from 13.0 percent to 15.0 percent to the projected adjusted free cash flow. Houlihan Lokey selected the discount rates based upon both Pacer’s weighted average cost of capital as well as the perceived weighted average cost of capital of the publicly traded comparable companies. To determine the value of Pacer at the end of the projection period, Houlihan Lokey normalized the free cash flow in the last year of the projection period to reflect equal levels of capital spending and depreciation, and then applied both the “Gordon Growth” perpetuity model as well as a multiple of EBITDA in the terminal year.

The Gordon Growth model calls for calculating a terminal value based upon a formula of free cash flow times (1 + growth rate) / (discount rate – growth rate). Houlihan Lokey used growth rates of 3.0 percent to 5.0 percent. The selected growth rates reflect growth rates exhibited by comparable public companies, inflation and the growth rates of the markets in which Pacer operates. This terminal value is discounted to the present. The summation of the present value of the free cash flows for years 2004 through 2008 plus the present value of the terminal value as calculated by the Gordon Growth model resulted in an EV range of $17.6 million to $24.5 million. Houlihan Lokey focused on the range of EV exhibited by discount rates in the middle of the selected range, or 13.5 percent to 14.5 percent, and growth rates in the middle of the selected range, or 3.5 percent to 4.5 percent, which resulted in an EV range of $18.84 million to $22.22 million.

The multiple of EBITDA approach to determining a terminal value involves calculating the EBITDA for the last year of the projection period and multiplying by a selected multiple of EV/EBITDA. This terminal value is discounted to the present. The summation of the present value of the free cash flows for years 2004 through 2008 plus the present value of the terminal value as calculated by a multiple of EBITDA resulted in an EV range of $15.9 million to $22.0 million. Houlihan Lokey focused on the range of EV exhibited by discount rates in the middle of the selected range, or 13.5 percent to 14.5 percent, and EBITDA multiples in the middle of its selected range, or 4.5x to 5.5x, which resulted in an EV range of $17.34 million to $20.37 million.

Determination of Equity Value.    As set forth above, Houlihan Lokey determined the EV of the operations of Pacer based on (i) the market multiple approach, (ii) the comparable transaction approach, and (iii) the discounted cash flow approach. These valuation indications are summarized as follows:

Methodology	Low Indication of EV	High Indication of EV
Market Multiple Approach	$18.258 million	$20.133 million
Comparable Transaction Approach	$16.500 million	$18.500 million
Discounted Cash Flow Approach—Gordon Growth terminal model	$18.837 million	$22.216 million
Discounted Cash Flow Approach—Multiple of EBITDA terminal model	$17.339 million	$20.369 million

Based upon the aforementioned analyses, Houlihan Lokey selected a range of Pacer’s EV of $17.750 million to $20.250 million. Houlihan Lokey considered the aforementioned analyses as a whole and did not weight any one analysis more or less than any other of its analyses. Accordingly, Houlihan Lokey arrived at its range of enterprise value based upon all of the aforementioned analyses, and then adjusted its selected enterprise value to arrive at a range of equity value for Pacer, as described below.

Houlihan Lokey then made certain adjustments to the range of selected EV to determine Pacer’s equity value. Such adjustments included adding Pacer’s current holdings of cash and cash equivalents ($2.395 million as of May 31, 2003), adding the amount of cash expected to be received in connection with a deposit reimbursement ($0.400 million), adding the cash which would be paid to Pacer in connection with the exercise of stock options ($3.621 million), and subtracting obligations relating to Pacer’s debt ($0.128 million) and capital leases ($0.590 million). These adjustments result in a range of equity value for Pacer of $23.448 million to

$25.948 million, or $6.20 to $6.86 per share, based on 3.785 million fully diluted shares including all vested and unvested stock options and warrants.

Houlihan Lokey also noted that the offering price of $6.95 for each share in the merger (other than shares held by Cyan and its affiliates) represents (a) a premium of 58% over closing price as of April 7, 2003 for Pacer’s common stock, and (b) a premium of approximately 71% and 81%, respectively, over the average closing prices over the 30 trading days and 90 trading days prior to April 7, 2003. Houlihan Lokey noted that the control premium implied by the consideration provided for in the transaction is within or above in the range of control premiums paid in comparable transactions.

Determination of Fairness.    After determining the equity value of Pacer, and after consideration of multiples and premiums paid in comparable transactions, Houlihan Lokey noted that the consideration of $6.95 per share (other than shares held by Cyan and its affiliates) as provided for in the merger is within or above the range of the indications of value that are the result of Houlihan Lokey’s analyses. Accordingly, Houlihan Lokey determined that the consideration to be received by the disinterested shareholders in the merger is fair to them from a financial point of view. There were no specific factors or aspects of Houlihan Lokey’s analyses that indicated that the consideration to be received by the disinterested shareholders in connection with the merger is not fair to them from a financial point of view.

In arriving at its fairness opinion, Houlihan Lokey reviewed key economic and market indicators, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan Lokey’s opinion is based on the business, economic, market and other conditions as they existed as of July 29, 2003, and on the financial projections of Pacer provided to Houlihan Lokey. In rendering its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the accuracy and completeness of the financial and other information provided to Houlihan Lokey by the management of Pacer, including the financial projections, was reasonably prepared and reflects the best currently available estimates of the financial results and condition of Pacer; that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey opinion; and that there were no facts or information regarding Pacer that would cause the information supplied by Houlihan Lokey to be incomplete or misleading in any material respect. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Pacer and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of the specific properties or assets of Pacer. None of Pacer, any affiliates of Pacer, or any members of the special committee, imposed any limitations on the scope of the fairness opinion or provided any instructions to Houlihan Lokey with respect to its fairness opinion.

HOULIHAN LOKEY WAS NOT ASKED TO OPINE AND DOES NOT EXPRESS ANY OPINION AS TO: (i) THE TAX OR LEGAL CONSEQUENCES OF THE MERGER; (ii) THE REALIZABLE VALUE OF PACER’S COMMON STOCK OR THE PRICES AT WHICH PACER’S COMMON STOCK MAY TRADE; AND (iii) THE FAIRNESS OF ANY ASPECT OF THE MERGER NOT EXPRESSLY ADDRESSED IN ITS FAIRNESS OPINION.

THE HOULIHAN LOKEY OPINION DOES NOT ADDRESS PACER’S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER, THE COMMITTEE’S UNDERLYING BUSINESS DECISION TO RECOMMEND THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER THEY SHOULD VOTE IN FAVOR OF THE MERGER. HOULIHAN LOKEY IS UNDER NO OBLIGATION TO UPDATE ITS OPINION.

The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in Houlihan Lokey’s fairness opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to Pacer, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. Houlihan Lokey generally assumed that Pacer would continue to operate in the manner in which it operated as of the date of Houlihan Lokey’s opinion while seeking to execute its business plan towards its financial forecasts. Houlihan Lokey also generally assumed that the industry, general business, economic, market and financial conditions would continue in a manner consistent with the environment as of the date of its opinion. If any of these conditions changed or any of the risks identified in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Certain Factors that Could Affect Future Performance” materialized, such events could affect the fairness determination if it was made on the basis of such changed information. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of Pacer are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Position of Parent, Merger Sub, Mr. Gravette and Mr. Records as to Fairness of the Merger

Based in part on the information provided by Pacer in this proxy statement, each of Parent, Merger Sub, Mr. Gravette and Mr. Records believe that the merger consideration to be paid in the merger is fair to the disinterested shareholders of Pacer. In evaluating the fairness of the merger agreement and the merger, Parent, Merger Sub, Mr. Gravette and Mr. Records considered a number of factors, placing particular emphasis on the following:

•	Pacer’s discussion about its special committee’s consideration of competing acquisition proposals; and

•	the merger consideration of $6.95 per share in cash to be received by Pacer’s disinterested shareholders in the merger exceeds the closing price of Pacer’s common stock on any date within recent history.

Based solely on Pacer’s discussions in this proxy statement, each of Parent, Merger Sub, Mr. Gravette and Mr. Records believe that the merger is more favorable to Pacer’s disinterested shareholders from a financial point of view than the other acquisition proposals that were considered by Pacer’s special committee. In addition, each of Parent, Merger Sub, Mr. Gravette and Mr. Records reviewed and considered the following material factors: (1) Pacer’s historical performance, (2) Pacer’s current financial performance, (3) historical and current market prices of Pacer’s common stock, (4) financial projections, and (5) estimates regarding the reduction of costs associated with no longer existing as a publicly traded company. For these reasons, each of Parent, Merger Sub, Mr. Gravette and Mr. Records believe that the merger and merger agreement, which must be approved by holders of a majority of Pacer’s disinterested shares, are fair to Pacer’s disinterested shareholders. None of Parent, Merger Sub, Mr. Gravette or Mr. Records considered it practical or useful to quantify or assign relative weights to the various factors considered by them, and therefore did not do so.

Purpose and Reasons of Parent, Merger Sub, Mr. Gravette and Mr. Records as to the Merger

Parent elected to pursue a merger with Pacer as a means of gaining control of Pacer by acquiring all of its outstanding shares of common stock with the intent of making it a private company, rather than a publicly traded company. The rising costs associated with being a small public company following the enactment of the Sarbanes-Oxley Act of 2002 served as a large part of the impetus behind Parent’s decision. Additionally, Parent Merger Sub, Mr. Gravette and Mr. Records believed that the intrinsic value of Pacer would not be recognized by the public markets for a significant period of time. Prior to engaging in the merger negotiations with Pacer, Parent, Merger Sub, Mr. Gravette and Mr. Records considered engaging in a tender offer for Pacer’s outstanding shares. Pursuant to the tender offer, Parent, Merger Sub, Mr. Gravette and Mr. Records would have made an offer to Pacer’s shareholders to purchase their shares without negotiating a merger agreement with Pacer.

Parent, Merger Sub, Mr. Gravette and Mr. Records elected to pursue the merger rather than engaging in a tender offer, in part, because Parent’s ownership of a large percentage of Pacer’s shares provided a certain amount of assurance that the merger agreement would be approved by a vote of the majority of Pacer’s outstanding shares of common stock, as required by the merger agreement, although the merger agreement must also be approved by holders of a majority of Pacer’s disinterested shares. In the midst of the merger negotiations, which faltered at times when it appeared that Pacer was not responding to Parent’s merger proposal, Parent, Merger Sub, Mr. Gravette and Mr. Records considered the benefits of ending the merger negotiations and simply retaining ownership of a substantial block of Pacer’s common stock. As it is, Parent, Merger Sub, Mr. Gravette and Mr. Records chose to continue the merger negotiations with the intent of making Pacer a private company because they believed that Pacer would have more value as a private company than as a public company.

Parent’s Plans for Pacer

Upon completion of the merger, Parent intends to operate Pacer as a privately owned company. Even though Pacer will cease to be a publicly traded company, its operations will continue in much the same manner that they exist prior to the merger. Parent intends to retain Pacer’s current officers and employees, and also intends to provide Pacer’s senior officers with an ownership position in Cyan after the merger similar to the ownership position that the senior officers have prior to the merger. Although the terms of such ownership position have not yet been agreed to between Parent and such senior officers, it is anticipated that Messrs. Kay and Ronald Gravette will receive options to purchase up to approximately 5.5% and 1.0%, respectively, of the equity interest of Cyan on a fully diluted basis following the merger. Any employment or change of control agreements that Pacer currently has with any of its officers or other management employees will remain in place and will be unaffected by the merger. The shares of common stock that are held by Pacer’s disinterested shareholders prior to the merger will be cancelled and will cease to exist upon completion of the merger. Such shares will be converted automatically into the right to receive $6.95 per share in cash, as more fully described elsewhere in this proxy statement.

THE MERGER

Proposal to be Considered at the Special Meeting

At the special meeting, you will be asked to consider and vote upon a proposal to approve the principal terms of the merger agreement entered into by Parent, Merger Sub and Pacer on July 29, 2003, which provides for the merger. Pursuant to the merger:

•	Merger Sub will be merged into Pacer and the separate corporate existence of Merger Sub will cease, and Pacer will survive as a wholly owned subsidiary of Parent;

•	each outstanding share of Pacer common stock will be converted automatically into the right to receive $6.95 in cash per share, without interest, less any applicable withholding taxes, except that:

•	Cyan-owned shares will be cancelled without payment; and

•	shares held by shareholders who properly assert and perfect their dissenters’ rights under Chapter 13 of the California General Corporation Law (the “California Code”) will be purchased for their “fair market value” as determined under the California Code;

•	each stock option, warrant or other right to purchase shares of Pacer common stock (whether or not vested) outstanding at the effective time of the merger will be converted automatically into the right to receive a cash amount equal to the product of:

•	$6.95 minus the exercise price per share of the option, warrant or other right to purchase; multiplied by

•	the number of shares of Pacer common stock issuable upon exercise of the option, warrant or other right to purchase;

•	the outstanding shares of Merger Sub will be converted into one share of common stock of the surviving company.

Voting Rights; Quorum; Vote Required for Approval

Shareholders of record at the close of business on October 7, 2003, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, there were 1,361 holders of record of the common stock and 2,939,851 shares of Pacer common stock outstanding, of which a total of 2,151,591 shares were held by disinterested shareholders. Each share of Pacer common stock entitles the holder to cast one vote at the special meeting. There are no other voting securities of Pacer.

Shareholders may vote either in person at the special meeting or by proxy in accordance with the instructions contained on the proxy card. However, if your shares are held for you by a bank, broker or other so-called “nominee” holder:

•	you must instruct your bank, broker or other nominee to vote your shares by following the procedures specified by the nominee for voting; and

•	if you want to vote in person at the meeting, you must request a proxy in your name from your bank, broker or other nominee.

The presence in person or by proxy of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. If there is no quorum, business cannot be conducted at the special meeting and the proposal to approve the principal terms of the merger agreement cannot be voted on; however, in that event Pacer may adjourn the meeting to a later date, which may not be more than 45 days after the originally scheduled date of the special meeting, during which its board of directors may continue to solicit proxies in order to obtain the required quorum to proceed with that meeting. Abstentions and so-called “broker non-votes” will be counted for the purpose of establishing a quorum at the special meeting. Because a broker, bank or other nominee cannot vote without instructions, your failure to give instructions has the same effect as a vote against the merger.

Under the California Code, the principal terms of the merger agreement must be approved by the holders of a majority of the issued and outstanding common stock of Pacer entitled to vote. However, the merger agreement also requires that, immediately after the vote at the special meeting, no more than 50% of the issued and outstanding shares of common stock held as of the record date by the disinterested shareholders shall be entitled to exercise dissenters’ rights under California law. Under California law, only shareholders who fail to vote for approval of the merger agreement will be entitled to exercise dissenters rights, as a practical matter the merger agreement also must be approved by the affirmative vote of the holders of majority of the disinterested shares. Therefore, any failure to vote and any abstentions and broker non-votes will be equivalent to votes against approval of the principal terms of the merger agreement.

Voting and Revocation of Proxies

All shares of Pacer’s common stock represented by properly executed proxies received by Pacer and not revoked prior to or at the special meeting will be voted in accordance with the instructions marked on the proxies. If no instructions are given on a proxy, the proxy will be voted FOR the approval of the principal terms of the merger agreement. If you have already submitted a proxy, you may still change your vote in or revoke your earlier voted proxy by:

•	sending a written notice to Pacer’s corporate secretary, stating that you are revoking your proxy;

•	completing and submitting a new proxy card prior to the voting at the special meeting;

•	attending the meeting and voting in person; or

•	if you had instructed a bank, broker or other nominee holder to vote your shares and you want to change your vote, by following the procedures for changing your vote that are specified by the bank, broker or nominee holder.

Attending the special meeting in person will not revoke a proxy. You must take one of the actions specified above to validly revoke a proxy. Revoking a proxy after the vote is taken at the special meeting will not have any effect.

The board of directors is not currently aware of any business to be brought before the special meeting other than the proposal to approve the principal terms of the merger agreement. However, if other matters are properly presented for a vote at the special meeting, the persons named as proxies in the proxy card which accompanies this proxy statement will have the discretionary authority to vote in accordance with their judgment on any such matters.

Proxy Solicitation

Pacer has hired MacKenzie Partners, Inc., 105 Madison Avenue, New York, N.Y. 10016, to solicit proxies and to distribute proxy materials for the special meeting. MacKenzie Partners also has agreed to provide proxy solicitation services with regard to banks, brokers, institutional investors and individual shareholders. Pacer has agreed to pay MacKenzie Partners a fee of up to $6,500 plus reasonable out of pocket expenses for their services.

Proxies may be solicited by MacKenzie Partners or by directors, officers and employees of Pacer in person, by mail, telephone or telegraph, over the internet or by facsimile. Pacer anticipates that banks, brokers, nominees, custodians and fiduciaries will forward proxy soliciting material to beneficial owners of the common stock and that such persons will be reimbursed by Pacer for the expenses incurred in doing so.

Structure of the Merger

The proposed acquisition of Pacer has been structured as a merger of Merger Sub with and into Pacer, with Pacer surviving as a wholly owned subsidiary of Parent. The transaction was structured as a cash merger to provide the shareholders of Pacer with a cash payment for all of the shares they hold and to provide a prompt and orderly transfer of ownership to Parent with reduced transaction costs.

Effective Time of the Merger

The merger will become effective at the time that an agreement of merger is filed with the Secretary of State of the State of California or at such other time as may be agreed by Pacer and Parent. Assuming the required vote for approval of the merger agreement is obtained from Pacer’s shareholders and from the disinterested shareholders and all other conditions to the merger are satisfied or, to the extent permitted, waived, Pacer expects to complete the merger as soon as practicable after the special meeting.

Payment of Merger Consideration and Surrender of Stock Certificates

Wells Fargo Shareowner Services, Pacer’s transfer agent, has been designated to act as paying agent for the merger. Immediately after the merger, the paying agent will receive the cash necessary to pay the $6.95 per share merger consideration to the disinterested shareholders. The paying agent will use these funds solely to pay the merger consideration to those shareholders entitled to receive such payment. The paying agent will deliver the merger consideration according to the procedures summarized below.

Promptly after the merger, the paying agent will mail to all of Pacer’s shareholders who were record holders of Pacer’s shares at the effective time of the merger a letter of transmittal and instructions advising them how to surrender their stock certificates in exchange for the merger consideration. Upon surrender of your stock certificates, together with a properly completed letter of transmittal and any other items specified by the letter of transmittal, the paying agent will pay you the $6.95 for each share of Pacer common stock represented by your stock certificates and will cancel those stock certificates. No interest will accrue or be paid on the merger consideration, regardless of any delay in payment. In addition, all cash payments made in connection with the merger will be reduced by any applicable withholding taxes.

If your stock certificates have been lost, mutilated or destroyed, instead of delivering your stock certificates, you may deliver to the paying agent an affidavit (in form and substance reasonably satisfactory to the paying agent) and comply with such other conditions as the paying agent may reasonably impose (including the delivery of an indemnification undertaking or the posting of an indemnity bond or other surety).

If you want any part of the merger consideration to be paid to someone else, your stock certificates must be properly endorsed, or otherwise in proper form for transfer, and you must pay to the paying agent any transfer or other taxes relating to the transfer, or establish to the satisfaction of Pacer that the taxes have been paid or are not required to be paid.

Please do not forward your stock certificates to the paying agent without a letter of transmittal, and do not return your stock certificates with the enclosed proxy.

At the time of and after the merger, you will cease to have any rights as a shareholder of Pacer, except for the right to surrender your stock certificates, according to the procedures described in this section, in exchange for the merger consideration or, if you properly assert and perfect your dissenters’ rights, the right to receive the “fair market value” of your shares as determined under the California Code. At the effective time of the merger, Pacer’s stock ledger with respect to shares of Pacer common stock that were outstanding prior to the merger will be closed and no further transfers of these shares will be registered. Any shares of Pacer common stock owned by Cyan or any of its affiliates, however, will be cancelled without payment at the effective time of the merger.

The paying agent will, on demand, return to Parent all cash held by it for payment of the merger consideration that remains undisbursed at the end of 12 months following the merger, plus any accrued interest, and the paying agent’s duties will terminate. Thereafter, shareholders may surrender stock certificates directly to Parent and receive the $6.95 per share merger consideration, without interest, less any applicable withholding taxes. However, shareholders will in no event have any greater rights against Parent than those of general creditors of Parent under applicable law, and none of Parent, Merger Sub or Pacer will be liable to you for any merger consideration delivered to a public official under any applicable abandoned property, escheat or similar law.

Promptly following the effective time of the merger, each holder of Pacer stock options will receive a cash payment equal to $6.95 minus the exercise price per share of their options, multiplied by the number of shares issuable upon exercise of the options. Pacer may require each option holder to sign a document evidencing the cancellation of the holder’s options and receipt of the cash payment for those options at the time that cash payment is made.

Merger Financing

Parent has represented to Pacer, in the merger agreement, that it has available to it the financial resources necessary to consummate the merger. To support its representation, Pacer has received from Midland Financial Co., an affiliate of Cyan, a representation letter which states that Midland Financial Co. is prepared to advance Parent up to $20 million for the purpose of providing Parent with the funds it needs to complete the merger, accompanied by a letter from Banc America Securities LLC, also dated July 29, 2003, which states that Midland Financial Co. has an outstanding credit facility with Banc America Securities LLC under which it may borrow more than $20 million. The availability of funds to Midland Financial Co. under the credit facility is subject to Midland Financial Co. not being in default under the credit facility and the accuracy of Midland Financial Co.’s representations and warranties in all material respects under the credit facility as of the date of borrowing. In addition to such borrowings, Mr. Gravette and Mr. Records intend to use personal funds contributed to Parent to consummate the merger.

Interests of Certain Persons in the Merger; Potential Conflicts of Interest

In considering the recommendations of the board of directors, you should be aware that certain of Pacer’s executive officers and directors have interests in the transaction that are different from, or are in addition to, the interests of Pacer’s shareholders generally.

Parent and its Affiliates.    As of the date of this proxy statement, Parent and its affiliates hold the following interests in Pacer:

•	Cyan, which owns 100% of the equity interests of Parent, owns 648,660 shares of Pacer common stock, which represents approximately 22.1% of the shares outstanding as of August 28, 2003. Cyan also holds a warrant entitling it to purchase an additional 66,667 shares of Pacer common stock.

•	Ellis T. Gravette, Jr., holds 139,600 shares of Pacer common stock, which represents approximately 4.7% of the shares outstanding as of August 28, 2003. Mr. Gravette also holds options to purchase 20,000 shares of common stock of Pacer. Mr. Gravette is an owner and a manager of Cyan and is also the President of Parent and may be deemed the beneficial owner of the shares of Pacer common stock held by Cyan. Mr. Gravette served on Pacer’s board of directors from February 2000 to March 2003, when he resigned from the board, and also was its Chairman from March 2000 to February 2001.

All shares of Pacer common stock and all options and warrants to purchase common stock of Pacer held by Cyan or Mr. Gravette will be cancelled without payment in connection with the merger.

Pacer’s Management Following the Merger.    Cyan has informed us that it intends to retain the current executive officers and other management personnel of Pacer and that they will hold the same or substantially similar positions with Pacer after the completion of the merger, including Richard S. Kay, who is currently Chief Executive Officer and a director of Pacer, and Ronald T. Gravette, who is Pacer’s Vice President of Sales and the son of Ellis T. Gravette Jr. Cyan also has advised us that any employment or change of control agreements that Pacer currently has with any of its officers or other management employees, including Change of Control Agreements with Messrs. Kay and Ronald Gravette, will remain in place and will be unaffected by the merger.

Indemnification and Insurance.    Pacer’s articles of incorporation and bylaws will provide that it will indemnify its directors and officers to the fullest extent permitted by the California Code. Pacer also maintains directors’ and officers’ liability insurance for the benefit of all current and former directors and officers of Pacer. Parent has also agreed to cause Pacer, as the surviving entity in the merger, to maintain in effect directors’ and officers’ liability insurance with coverage at least equal to the coverage under Pacer’s directors and officers liability insurance policy as in effect on the date of the merger agreement, subject to certain limitations stated in the merger agreement. Additionally, pursuant to the merger agreement, Parent has entered into indemnification agreements with each of the current officers and directors of Pacer that obligate Parent to indemnify or cause Pacer to indemnify them against certain claims or actions that may be brought against them arising out of their service as officers or directors of Pacer, including actions taken by the directors in considering and evaluating and approving the merger agreement and merger. See “THE MERGER AGREEMENT—Indemnification.”

Acceleration of and Payment for Stock Options.    As of October 7, 2003, options to purchase an aggregate of 773,000 shares of Pacer common stock were outstanding, of which options to purchase a total of 700,000 shares were fully exercisable (“vested options”) and options to purchase the remaining 73,000 shares had not yet become exercisable (“unvested options”). As a result of the merger, the unvested portion of outstanding options will become vested. Mr. Kay holds options to purchase a total of 150,000 shares, 40,000 of which are unvested and will become vested as a result of the merger. Ronald T. Gravette holds options to purchase a total of 40,000 shares, 9,000 of which are unvested and will become vested as a result of the merger. The options held by Messrs. Hathaway and Hockin were vested prior to the receipt of Cyan’s initial acquisition proposal. Each stock option (whether or not currently vested) that is outstanding at the effective time of the merger will be cancelled in exchange for a cash payment in an amount equal to the product of $6.95 minus the applicable exercise price per share of the option, multiplied by the number of shares of Pacer common stock issuable upon the exercise of the option. Management employees and directors hold options, all of which have exercise prices below $6.95 per share. These include options held by Messrs. Hockin and Hathaway to purchase an aggregate of 280,000 shares of Pacer common stock for which they will receive, following consummation of the merger, cash in an aggregate amount totaling $546,000. Pacer’s executive officers, including Mr. Kay and Mr. Ronald Gravette, hold options to purchase a total of 470,000 shares of Pacer common stock, for which Pacer’s executive officers will receive cash totaling $766,850 following consummation of the merger. Options held by Ellis T. Gravette to purchase 20,000 shares of Pacer common stock, granted to him during his service as a director of Pacer, will be canceled without payment.

Intent to Vote

To Pacer’s knowledge, each of Pacer’s executive officers and directors intends to vote all shares of Pacer common stock he beneficially owns for approval of the merger agreement and merger. All directors and executive officers of Pacer beneficially own, in the aggregate, 551,316 shares of Pacer common stock, or 16.4% of all outstanding shares of Pacer common stock, including 431,000 shares issuable upon the exercise of options exercisable during the 60-day period ending December 6, 2003. Mr. Gravette has stated that he intends to vote all shares of Pacer common stock he beneficially owns for approval of the merger agreement. Mr. Gravette beneficially owns 874,927 shares of Pacer common stock, or 28.9% of all outstanding shares of Pacer common stock, including 715,327 shares beneficially owned by Cyan and 20,000 shares issuable upon the exercise of vested options.

Dissenters’ Rights

If you hold shares of Pacer common stock and you do not wish to accept the merger consideration, then Chapter 13 (Section 1300 through 1312) of the California Code (“Chapter 13”) provides that you may elect to have Pacer purchase your shares for a cash price that is equal to the “fair market value” of your shares (exclusive of any appreciation or depreciation in connection with the proposed merger) determined as of the day before the first announcement of the terms of the proposed merger if you vote against, or simply do not vote on, approval of the merger and then perfect your dissenters rights in accordance with the applicable provisions of Chapter 13. The closing price of the common stock on Nasdaq on April 4, 2003, the trading day immediately preceding the date of the first public announcement of the proposed merger, was $4.08 per share.

Chapter 13 is set forth in its entirety in Annex C to this proxy statement. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Annex C. If you fail to comply with the procedures specified in Chapter 13 in a timely manner you may loose your dissenters’ rights. Because of the complexity of these procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

If you wish to exercise dissenters’ rights under Chapter 13, you must either vote against or refrain from voting on the merger proposal. If the merger is approved at the special meeting, Pacer will send a written notice (a “Dissenters’ Rights Notice”) to the record shareholders who either voted against or refrained from voting on the merger proposal, notifying them of the approval of the merger and advising them of what Pacer has determined to be the fair market value of Pacer’s shares as of April 4, 2003, the last trading day prior to the announcement of Cyan’s initial acquisition proposal, accompanied by a copy of the provisions of Chapter 13 and a brief description of the procedures that the shareholder must follow to exercise his or her dissenters’ rights. Under California Code the Dissenters’ Rights Notice will constitute an offer by Pacer to purchase each dissenting shareholder’s shares at a price per share equal to the fair market value set forth in the Dissenters’ Rights Notice. In order to remain eligible to exercise dissenters rights under Chapter 13, a shareholder that votes against or refrains from voting on the merger must take the following actions within thirty (30) days of the date that Pacer’s Dissenters’ Rights Notice was mailed:

•	deliver to Pacer a written demand for payment of the fair market value of such shareholder’s shares (a “Payment Demand”), which specifies the number of Pacer shares with respect to which such shareholder is choosing to exercise his or her dissenters’ rights (the “dissenting shares”) and what such shareholder believes was the fair market value of Pacer’s shares on April 4, 2003, and

•	deliver such shareholder’s stock certificates representing the dissenting shares to Pacer, in return for which Pacer will either provide a replacement stock certificate, or will place a legend on those stock certificates, that identifies the shares as being dissenting shares.

If a dissenting shareholder has disagreed with Pacer as to the “fair market value” of the dissenting shares as of April 4, 2003, the dissenting shareholder must file a petition in the Superior Court of the appropriate county in the State of California, not later than six months after Pacer mailed the Dissenters’ Rights Notice, petitioning the court for a determination of the fair market value of the shares of Pacer common stock, unless Pacer has already filed such a petition within that six month period. If no such petition has been filed within that six month time period by the dissenting shareholder or Pacer, the dissenting shareholder will lose his or her dissenters’ rights.

If a shareholder properly makes a Payment Demand under Chapter 13, but thereafter either fails to perfect or withdraws the Payment Demand, such shareholder’s common stock will be converted into the right to receive the merger consideration of $6.95 per share in cash. However, following the delivery of a Payment Demand a dissenting shareholder will not have a right to withdraw that demand unless Pacer consents to that withdrawal.

If the merger agreement is terminated, dissenting shareholders will lose their right to require Pacer to purchase their shares of common stock. It is a condition to the obligation of Parent and Merger Sub to consummate the merger that, immediately after the vote on the merger agreement and merger at the special meeting, the holders of Pacer common stock entitled to make a Payment Demand shall be less than 50% of the disinterested shares.

If you exercise your dissenters’ rights, you will be entitled to receive the fair market value of your common stock on the date prior to the first announcement of the merger, plus interest at the legal rate on judgments from the date on which the fair market value of the common stock has been determined. If a suit is filed to determine the fair market value of the common stock, the costs of the action will be assessed or apportioned as the court concludes is equitable, provided that we will be required to pay all such costs if the value awarded by the court is 125% of the price offered by us in our Dissenters’ Rights Notice. Interest will continue to accrue on the unpaid amount at the legal rate on judgments until paid.

IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS, YOU SHOULD BE AWARE THAT IF YOU EXERCISE AND PERFECT THOSE RIGHTS, IN THE MANNER DESCRIBED ABOVE, YOU WILL RECEIVE A CASH PAYMENT FOR YOUR SHARES OF COMMON STOCK EQUAL TO THEIR FAIR MARKET VALUE AS DETERMINED BY A COURT UNDER CHAPTER 13. WHILE THAT FAIR MARKET VALUE MAY BE DETERMINED BY THE COURT TO BE GREATER THAN OR THE SAME AS THE MERGER PRICE OF $6.95 PER SHARE, BY EXERCISING YOUR DISSENTERS RIGHTS YOU ALSO WILL BE TAKING THE RISK THAT THE COURT WILL DETERMINE THAT THE FAIR MARKET VALUE IS LESS THAN THE MERGER PRICE OF $6.95 PER SHARE, IN WHICH CASE YOU WILL RECEIVE THAT LESSER PRICE FOR YOUR SHARES. ALSO, THE OPINION DELIVERED BY HOULIHAN LOKEY IS NOT AN OPINION AS TO FAIR MARKET VALUE UNDER CHAPTER 13.

The foregoing is a summary of the material provisions of Chapter 13 of the California Code and is qualified in its entirety by reference to the full text of Chapter 13, which is included as Annex C to this proxy statement.

Estimated Fees and Expenses of the Merger

Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. The estimated total fees and expenses to be incurred by Pacer and Parent and its affiliates in connection with the merger are set forth below. The following fees and expenses will be paid by Pacer, except for Parent’s legal fees:

Parent Legal Fees	$
Pacer Legal Fees
Filing fees		1,373
Investment banker fees
Accounting fees
Special Committee expenses
Printing, proxy solicitation and mailing expenses

These expenses will not reduce the merger consideration to be received by Pacer’s disinterested shareholders.

Material U.S. Federal Income Tax Consequences

The following is a summary of United States federal income tax consequences of the merger relevant to beneficial holders of Pacer common stock whose shares are converted to cash in the merger. The discussion does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of Pacer common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to beneficial holders of Pacer common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with Pacer or who are subject to special tax treatment under the Internal Revenue Code of 1986 (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and tax-exempt entities). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of Pacer common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

The receipt of cash for Pacer common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder’s adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a beneficial holder’s holding period for such shares is more than 12 months at the time of consummation of the merger.

Receipt of the merger consideration may also be a taxable transaction under applicable state, local and foreign tax laws.

Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder’s own tax advisor as to the particular tax consequences to such beneficial holder of the merger, including the application and effect of state, local, foreign and other tax laws.

THE MERGER AGREEMENT

The following is a summary of the merger agreement. This summary discusses the material terms and conditions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A.

The Merger

On the terms and subject to the conditions set forth in the merger agreement and in accordance with the California Code, Merger Sub, a wholly owned subsidiary of Parent, will be merged with and into Pacer. At the effective time of the merger, the separate corporate existence of the Merger Sub will cease and Pacer will continue as the surviving corporation, but will no longer be publicly traded.

Effective Time of the Merger

The merger agreement provides that, subject to the terms and conditions set forth therein, Merger Sub and Pacer will file with the Secretary of State of the State of California an agreement of merger in the form attached to the merger agreement, accompanied by certificates of officers of Merger Sub and Pacer certifying that the merger agreement has been approved by their respective directors and shareholders. The merger will become effective when the merger agreement, together with those officers’ certificates, is filed with the Secretary of State of the State of California, or at such time as may be specified in the agreement of merger.

Conversion of Shares

The merger agreement provides that each share of Pacer common stock issued and outstanding immediately prior to the effective time, other than Cyan-owned shares and the shares of persons who have properly exercised their dissenters rights in accordance with Chapter 13 of the California Code, will be converted into the right to receive $6.95 in cash (the “merger consideration”). The merger agreement further provides that at the effective time, (i) all shares of Pacer common stock so converted will be canceled and will cease to exist and will, instead, represent a right to receive the merger consideration, (ii) all Cyan-owned shares of Pacer common stock will be cancelled and cease to exist, and (iii) the issued and outstanding shares of capital stock of Merger Sub will be converted into and become one fully paid and nonassessable share of common stock, no par value, of the surviving corporation. If the number of shares of Pacer common stock changes after the date of the merger agreement and prior to the effective time, other than as a result of the exercise of outstanding options, the merger consideration payable for each outstanding share of Pacer common stock shall be proportionately adjusted so that the aggregate amount of the merger consideration that Parent shall pay at the effective time will not be different from the amount it would have paid on the basis of the number of shares of Pacer common stock outstanding on the date of the merger agreement (as adjusted for any option exercises occurring after such date). It is not anticipated, however, that any such change in the number of Pacer shares will occur.

Dissenters’ Rights

Any shares of Pacer common stock held by a dissenting shareholder will not be converted into the right to receive the merger consideration, but will be converted into the right to sell such shares to Pacer for a cash price equal to the fair market of such shares as determined in accordance with the applicable provisions of Chapter 13 of the California Code. Pacer is required to give Parent prompt notice of any demand requiring Pacer to purchase shares of Pacer common stock pursuant to Chapter 13, and Parent will have the right to participate in all negotiations and proceedings with respect to such demand. Pacer has agreed that, except with the prior written consent of Parent, or as required under the California Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of dissenting shares who, pursuant to the provisions of the California Code, becomes entitled to payment of the fair market value of shares of Pacer common stock will receive payment therefor. If, after the effective time of the merger, any shareholder entitled to exercise dissenters’ rights under Chapter 13, fails to do so or effectively withdraws or loses such shareholder’s dissenters rights, such shareholder’s shares shall be converted automatically into the right to receive the merger consideration, without interest, on surrender by such shareholder of his or her certificate representing such shares. See “THE MERGER—Dissenters’ Rights.”

Stock Options

The merger agreement provides that at the effective time, each outstanding option, warrant or other right to purchase shares of Pacer common stock, vested or unvested, will be cancelled in exchange for a payment (subject to any withholding tax) equal to the product of (i) $6.95 minus the exercise price per share of such option, warrant or other right to purchase, multiplied by (ii) the number of shares of Pacer common stock issuable upon exercise of such option, warrant or other purchase right.

Representations and Warranties

In the merger agreement, Pacer has made customary representations and warranties relating to, among other things:

•	its due incorporation and corporate good standing and corporate power to enter into the merger agreement and complete the merger;

•	its ownership, and the due incorporation and good standing, of its subsidiaries;

•	the corporate and governmental authorizations which it is required to obtain in order to enter into the merger agreement and complete the merger;

•	the absence of any breach or violation of Pacer’s charter documents and certain laws and agreements as a result of its entering into the merger agreement and completing the merger;

•	its compliance, in the conduct of its business, with applicable laws;

•	its authorized and outstanding capital stock, options or other rights to acquire securities of Pacer;

•	Pacer’s Securities and Exchange Commission filings and financial statements;

•	the conduct of its business in the ordinary course and the absence of certain material changes in its business after March 31, 2003;

•	litigation matters;

•	compliance with tax laws;

•	Pacer’s employee benefit plans;

•	environmental matters;

•	collective bargaining arrangements;

•	interests in real and personal property;

•	directors, officers and other employees of Pacer and absence of related party transactions;

•	Pacer’s intellectual property rights;

•	Pacer’s material contracts;

•	Pacer’s customers;

•	Pacer’s insurance;

•	powers of attorney and suretyships;

•	the accuracy of information included by Pacer in this proxy statement (other than information supplied to Pacer by Parent or its affiliates);

•	receipt of a fairness opinion; and

•	any obligations to pay brokers, finders or investment banking fees in connection with or as a result of the consummation of the merger.

Each of Parent and Merger Sub has made customary representations and warranties with respect to, among other things:

•	their due incorporation and corporate good standing and power to enter into the merger agreement and complete the merger;

•	the corporate and governmental authorizations which each of them is required to obtain in order to enter into the merger agreement and complete the merger;

•	the accuracy of information supplied to Pacer for inclusion in this proxy statement;

•	the absence of any breach or violation of its respective charter documents and certain laws and agreements as a result of its entering into the merger agreement and completing the merger;;

•	litigation matters;

•	Merger Sub’s operations;

•	financing commitments and arrangements to fund the merger; and

•	any obligations to pay brokers, finders or investment banking fees in connection with or as a result of the consummation of the merger.

Conditions to the Merger

The respective obligations of Parent and Merger Sub, on the one hand, and Pacer, on the other hand, to complete the merger are subject to the satisfaction or valid waiver of each of the following conditions:

•	there shall be no temporary restraining order or preliminary or permanent injunction issued by any federal or state court of competent jurisdiction preventing the merger;

•	there shall have been obtained all permits, consents or authorizations of governmental entities required to consummate the merger;

•	the holders of a majority of the outstanding shares of Pacer common stock shall have approved the merger; and

•	immediately following Pacer’s shareholder meeting, the holders of no more than 50% of the outstanding common stock of Pacer (other than shares held by Parent or Merger Sub or any subsidiary or parent of Parent and Merger Sub) shall be entitled to exercise dissenters’ rights pursuant to Chapter 13 of the California Code, which means that this condition will be satisfied only if the holders of a majority of the disinterested shares have voted for approval of the merger agreement.

The obligation of Parent and Merger Sub to complete the merger is subject to the satisfaction or valid waiver of the following conditions:

•	the representations and warranties of Pacer shall be true and correct at the effective time of the merger, unless the failure to be true and correct would not have a material adverse effect on the financial, business, assets, properties, liabilities or operating results of Pacer and its subsidiaries, taken as a whole, and would not materially interfere with Pacer’s ability to complete the merger, subject to certain specified exceptions;

•	Pacer shall have performed the obligations required to be performed by it at or prior to the effective time of the merger, unless the failure to have performed such obligations would not, individually or in the aggregate, have a material adverse effect on the financial, business, assets, properties, liabilities or operating results of Pacer and its subsidiaries, taken as a whole, and would not materially interfere with Pacer’s ability to complete the merger, subject to certain specified exceptions; and

•	subsequent to the date of the merger agreement there shall not have occurred any event or events, which individually or in the aggregate, have a material adverse effect on the financial, business, assets, properties, liability or operating results of Pacer and its subsidiaries, taken as a whole, or which materially interfere with Pacer’s ability to complete the merger, subject to certain specified exceptions.

The obligation of Pacer to complete the merger is subject to the satisfaction or valid waiver of the following conditions:

•	the representations and warranties of Parent and Merger Sub shall be true and correct at the effective time of the merger, unless the failure to be true and correct would not reasonably be expected to have a material adverse effect on the financial condition, business, assets, properties, liabilities or operating results of Parent and its subsidiaries, taken as a whole, and would not materially interfere with the ability of Parent and Merger Sub to complete the merger, subject to certain specified exceptions;

•	Parent and Merger Sub shall have performed the obligations required to be performed by them at or prior to the effective time of merger, unless the failure to perform such obligations would not be reasonably expected to have a material adverse effect on the financial condition, business, assets, properties, liabilities or operating results of Parent and its subsidiaries, taken as a whole, and would not materially interfere with the ability of Parent and Merger Sub to complete the merger, subject to certain specified exceptions; and

•	all material consents required to have been obtained by Parent or Merger Sub to consummate the merger under any agreements to which either is subject will have been obtained, unless the failure to receive such consents would not reasonably be expected to have a material adverse effect on the financial, business, assets, properties, liabilities or operating results of Parent and its subsidiaries, taken as a whole, and would not materially interfere with Parent’s ability to complete the merger, subject to certain specified exceptions.

Covenants Regarding Interim Operations of Pacer

The merger agreement requires that, during the period of time between the signing of that agreement and the effective time of the merger, Pacer will, and will cause its subsidiaries to, conduct their respective businesses in the ordinary course of business and, more specifically that, without the prior written consent of Parent, Pacer will not and will not permit its subsidiaries to take any of the following actions:

•	make any material change in Pacer’s methods of management, marketing, accounting or operations, or undertake any new business opportunity outside of the ordinary course of business;

•	grant any increase in compensation to any director, officer or other employee of Pacer, except for raises in the ordinary course of business consistent with past practices, grant any increase in severance or termination pay, including the vesting of shares of common stock, or enter into any new employment, deferred compensation, severance or termination arrangement with any director, officer or other employee of Pacer;

•	create or incur any indebtedness or release or create any material liens of any nature, except as incurred in the ordinary course of business consistent with past practices;

•	make or commit to make any capital expenditure or enter into any lease in an amount in excess of $100,000 individually or $250,000 in the aggregate;

•	sell or dispose of any material assets, other than in the ordinary course of business, or acquire or agree to acquire any assets which are material to the business of Pacer;

•	amend Pacer’s charter documents;

•	issue sell, pledge or encumber, or authorize the issuance of, any additional shares of Pacer’s common stock or any rights to acquire Pacer common stock, except for common stock issued pursuant to options or other rights to purchase Pacer shares that were outstanding prior to signing the merger agreement, or pay or declare any dividend or other distribution with respect to Pacer’s common stock;

•	purchase or redeem any outstanding securities of Pacer, except in connection with the termination of services; or

•	materially amend or terminate any material contract in a manner that would be materially adverse to Pacer.

Restrictions on Other Negotiations

Basic Restriction.    Unless the merger agreement has been terminated, subject to certain exceptions described below, neither Pacer, its subsidiaries or any of their respective officers, directors, agents or other representatives may encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to any third party concerning any “third party acquisition proposal”. The merger agreement defines a “third party acquisition proposal as a proposal which, if consummated, would result in a party, other than Cyan or any of its affiliates, acquiring 25% or more of Pacer’s outstanding shares or total assets or any portion of its business that accounts for more than 25% of Pacer’s total assets or of its total revenues, whether by outright purchase, tender or exchange offer, or merger or another business combination transaction.

Exceptions.    The merger agreement goes on to provide that this restriction does not prevent Pacer and its representatives from furnishing information with respect to Pacer or engaging in discussions or negotiations regarding a third party acquisition proposal if:

•	Pacer receives an unsolicited written third party acquisition proposal;

•	Pacer’s board of directors concludes in good faith that the third party acquisition proposal is or is reasonably likely to lead to a “superior proposal”;

•	the third party has entered into a confidentiality agreement similar to the confidentiality agreement entered into between Pacer and Cyan; and

•	prior to furnishing information to the third party, Pacer offers to furnish and, upon request, furnishes to Parent the information provided to such third party (to the extent not previously provided to Parent or its affiliates).

The merger agreement defines a “superior proposal” as a proposal for an acquisition transaction with Pacer that would be more favorable, from a financial standpoint, to Pacer’s shareholders (other than Cyan and its affiliates) than the merger with Merger Sub and is from a party that is financially capable of completing the proposed acquisition transaction.

Pacer is required to notify Parent, within two days of the receipt of any third party acquisition proposal, of the material terms of that proposal.

If Pacer receives a superior proposal, Pacer’s board of directors or a special committee of the board approves and recommends a superior proposal, Pacer has notified Parent of the material terms of the superior proposal and Parent does not make a firm written offer that Pacer’s board or special committee determines to be at least as favorable to Pacers shareholders, from a financial point of view, as the superior proposal, then Pacer or its board of directors may take any and all of the following actions, without breaching the merger agreement:

•	enter into an agreement with the third party to consummate the superior proposal transaction;

•	withdraw or modify, in a manner adverse to Parent, the board’s recommendation to Pacer’s shareholders that they vote to approve the merger agreement; and

•	terminate the merger agreement.

Payment of Termination Fee.    If Pacer takes any of those actions it will become obligated, at the same time, to pay Parent a termination fee in the amount of $500,000. As a result, for a third party acquisition proposal to constitute a superior proposal, it would need to offer consideration to Pacer’s shareholders (other than Cyan and its affiliates) that, in the aggregate, is at least more than $500,000 greater than the merger consideration they would receive under the merger agreement with Parent.

Indemnification

The merger agreement provides that, for a period of six years following the date of the merger agreement, Pacer and Parent will indemnify, to the fullest extent permitted by law, all present and former directors and officers of Pacer and its subsidiaries against any costs, losses or expenses (including reasonable attorneys’ fees) arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger. The merger agreement also provides that Parent will, or will cause Pacer to maintain, directors’ and officers’ insurance coverage in amounts not less than such coverage maintained by Pacer as of the date of the merger agreement for at least six years following the date of the merger agreement. Parent, or Pacer, will not be required to maintain more coverage than can be obtained for 300% of the annual premium paid for such insurance in effect as of the date of the merger agreement.

Pursuant to the merger agreement, Parent entered into individual indemnification agreements with each of Pacer’s current directors and executive officers for the purpose of evidencing and implementing the indemnification obligations undertaken by Parent to them.

Employee Benefits

Parent and Merger Sub have agreed to provide employees of Pacer with employee benefits that are no less favorable in the aggregate than the comparable benefits provided to Pacer employees immediately before the effective time of the merger and to credit them for their service with Pacer for purposes of their eligibility under any employee benefit plans or programs.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after to shareholders have approved the merger:

•	By mutual agreement of Parent and Pacer;

•	By either Parent or Pacer:

•	if any injunction or other court order is issued that would make the merger illegal or prohibit consummation of the merger;

•	if the merger has not been completed by November 30, 2003, except that Parent or Pacer may extend such date to January 31, 2004 if the failure of the merger to occur was due to the inability to satisfy a condition precedent that remains susceptible of satisfaction by January 31, 2004;

•	if Pacer’s board of directors recommends or accepts a superior proposal, provided that Pacer also makes a termination payment of $500,000 to Parent;

•	if, during the pendency of the merger, a tender offer or exchange offer is made for Pacer’s shares by another party (a “competing tender offer), Pacer’s special committee or board of directors recommends that Pacer’s shareholders tender their shares in the competing tender offer, cancels the shareholders meeting, withdraws or adversely modifies its approval of or recommendation of the merger, or the requisite shareholder approval for the merger with Merger Sub is not obtained. If, within 6 months following such a termination, the competing tender offer is consummated or Pacer completes another acquisition transaction with the party that made the competing tender offer, Pacer will be required to pay Parent the sum of $500,000; and

•	if, the requisite vote of Pacer’s shareholders is not obtained at the special meeting, or the holders of a majority of the disinterested shares fail to vote for approval of the merger and merger agreement;

•	By Parent, if any representation or warranty of Pacer was untrue when made or ceased to be true after it was made or Pacer has failed to perform any of its obligations under the merger agreement, which has had or is reasonably expected to have a material adverse effect on the financial condition, business, assets, properties, liabilities or operating results of Pacer and its subsidiaries, taken as a whole, or would materially interfere with Pacer’s ability to complete the merger; and

•	By Pacer, if any representation or warranty of Parent was untrue when made or ceased to be true after it was made or Parent has failed to perform any of its obligations under the merger agreement, which has had or is reasonably expected to have a material adverse effect on the financial condition, business, assets, properties, liabilities or operating results of Parent and its subsidiaries, taken as a whole, or would materially interfere with the ability of Parent or Merger Sub to complete the merger.

Termination Fees

Pacer will be required to pay to Parent a termination fee in the amount of $500,000 if the merger agreement is terminated for one of the following reasons:

•	By Pacer or Parent, because Pacer has entered into an agreement to consummate a superior proposal transaction or Pacer’s board of directors has withdrawn or modified, in a manner adverse to Parent, its recommendation to Pacer’s shareholders that they approve the merger agreement and merger;

•	By Parent, because there has been an intentional breach of the merger agreement by Pacer due to its representations or warranties being untrue when made or by reason of its failure to have performed its covenants, but only if the breach has had or is reasonably expected to have a material adverse effect on the financial condition, business, assets, properties, liabilities or operating results of Pacer and its subsidiaries, taken as a whole, or would materially interfere with Pacer’s ability to complete the merger; or

•	By Parent or Pacer, because, during the pendency of the merger, a competing tender offer is made for Pacer’s shares, as a result of which Pacer’s special committee or board of directors recommends that Pacer’s shareholders tender their shares in the competing tender offer, cancels the shareholders meeting or withdraws or adversely modifies its approval of or recommendation of the merger, or the requisite shareholder approval for the merger with Merger Sub is not obtained and, within six months following such a termination, the competing tender offer is consummated or Pacer completes another acquisition transaction with the party that made the competing tender offer.

Regardless of the occurrence of one of the foregoing events, Pacer will not be required to pay to Parent a termination fee if at the time Pacer’s termination of the merger agreement for one of the reasons described above, Pacer would have been entitled to terminate the merger agreement because any of the conditions precedent to Pacer’s obligations under the merger agreement have not been satisfied, other than the condition relating to the number of dissenting shareholders.

Fees and Expenses

Except as provided in “Termination Fees” above, the merger agreement requires each party to pay its own expenses in connection with the merger agreement and the completion of the merger.

Amendments

The affirmative vote of the board of directors, or a special committee, of Pacer and of the board of directors of Merger Sub, is required to approve any amendment to the merger agreement. Any such amendment may be made before or after the shareholder vote on approval of the merger, except that after Pacer shareholder approval is obtained, any amendment to the principal terms of the merger agreement will require the approval of Pacer’s shareholders.

INFORMATION ABOUT PACER

General

Pacer Technology is a leading manufacturer, packager and distributor of advanced technology, high performance glues, epoxies and other adhesives for household, office and other consumer applications, and advanced technology, high performance adhesives, sealants and gaskets used in manufacturing, repair and industrial applications.

Pacer sells its high performance glue, adhesive and sealant products for the consumer market under such well known brand names as SUPER GLUE, Bondini®, Future Glue®, ProSeal®, ZAP®, Anchor-TiteTM and Go Spot Go® and those products are sold to consumers at over 77,000 retail store locations in the United States, including Wal-Mart, Target stores, Home Depot stores, Walgreens and Eckerd drug stores and grocery store chains such as Kroger and Safeway. Pacer’s adhesive products, sealants and gaskets for manufacturing, repair and industrial applications are sold under the brand names SUPER GLUE, ProSeal® and Pacer Industrial. These products are sold to automotive aftermarket and heavy-duty truck and maintenance and repair operations and manufacturers of medical devices and electronic subassemblies and components. Pacer is also a private label manufacturer for many major cosmetic, industrial and household adhesives.

Pacer generated net income for the fiscal year ended June 30, 2003 of $849,000 compared to net income of approximately $1.2 million for the prior year, which included a pre-tax gain of approximately $1.2 million on the sale of the Cook Bates product line and restructuring charges of $516,000 in fiscal 2002. The Cook Bates product line was Pacer’s nail care product business, which was sold in the first quarter of the fiscal year ended June 30, 2002. Pacer’s net sales for the fiscal year ended June 30, 2003 were approximately $24.4 million, down from approximately $30.8 million in the prior fiscal year, because the prior year included Cook Bates product sales that were made prior to the disposition of the Cook Bates product line. Adhesive sales, excluding Cook Bates, for fiscal year 2003 decreased $876,000 or 3.5% when compared to the same period of the prior year. Pacer’s financial results for fiscal 2003 were negatively impacted by the decision of a large retail customer to reorganize its buying territories, which resulted in a decrease in adhesive sales for the quarter ended June 30, 2003. In addition, Pacer’s administrative expenses were materially impacted by transaction related costs associated with a review of the Cyan proposal. See “SELECTED FINANCIAL DATA” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.”

Pacer’s Consumer Products

Super Glue and Other Adhesive Products and Sealants

Household and Office Products.    Pacer manufactures a broad range of glue and adhesive products that it markets and sells primarily under the Super Glue, Bondini and Future Glue brand names, for household and office uses. These products include a variety of adhesive products that are packaged into easy-to-use tubes, bottles, syringes, glue sticks, glue pens and fasteners, each designed for differing home and office applications. These products are sold to mass merchandisers such as Wal-Mart and Target, drug store chains such as Eckerd and Walgreens, grocery store chains such as Kroger, Safeway and Vons and arts and crafts retailers such as Michaels. As of June 30, 2003, Pacer’s household and office adhesive products could be purchased at more than 77,000 retail stores locations primarily in the United States, and in Europe, Canada and Latin America.

Marine Products.    Pacer manufactures and markets a line of high performance epoxies under the brand name Anchor-Tite, which are used in the maintenance and repair of marine vessels, personal watercraft, home swimming pools and other marine applications. The Anchor-Tite underwater epoxy was recognized at the 2002 National Hardware Show in Chicago by Popular Mechanics Magazine with an Editor’s Choice award which is given by that magazine to what it judges to be the most innovative new products for the year.

Automotive Aftermarket Products.    Pacer manufactures and markets a line of high performance sealants, instant gaskets and other adhesive products that are designed to be used in the maintenance and repair of automobiles and heavy trucks, including ProSeal Instant Gasket, ProWeld, Pro-Lock and ProSeal Gasket Shellac. These products are designed to withstand the high temperatures and heavy wear and tear associated with the operation of motor vehicles.

Hobby Products.    Pacer also manufactures and markets a line of glue and adhesive products that are used for various project and model assembly requirements. Pacer markets these products primarily under the ZAP brand name, which is the leading adhesive product line in the hobby market, and the Super Glue brand name.

Other Adhesive Consumer Products.    Pacer manufactures and sells a number of its glue and adhesive products to suppliers who market these products under their own brand names, either as extensions of their own product lines or in kits that they package with their products. The Achor-Tite patch was recognized at the 2003 National Hardware Show in Chicago by Popular Mechanics Magazine with an Editor’s Choice award.

Pacer’s Industrial Products

Pacer sells a wide range of high performance adhesives and sealants to industrial customers and original equipment manufacturers which use its products in the manufacture of automobile and heavy truck equipment subassemblies and components, and aerospace, medical device and electronic components and for maintenance and repair applications. These products are sold primarily under the Pacer brand name.

Marketing and Distribution

Consumer Products

Pacer’s adhesive products for the consumer markets are marketed and sold by internal sales personnel who focus on mass merchandisers and other national retail accounts, and by independent sales representative organizations that focus primarily on regional and local drug and grocery store chains. To facilitate sales of our adhesive products to mass merchandisers and drug and grocery store chains, Pacer has designed a number of attractive and “eye-catching” product displays that facilitate sales of its products while minimizing the shelf space required to stock those products.

Pacer’s automobile aftermarket products are marketed and sold by internal sales personnel and by independent sales representative organizations to retail automotive, professional repair and installation, agribusiness and heavy duty truck outlets. Pacer’s hobby products are sold to dealers and to mass merchandisers, drug and grocery store chains and craft and hobby stores through a network of independent master product distributors.

Industrial Products

Pacer’s high performance industrial adhesive and sealant products are marketed and sold by internal sales personnel and through independent distributors. To facilitate sales of these products Pacer provides technical service and sales support using factory trained personnel and sales representatives.

Foreign Sales

Pacer’s foreign sales, which accounted for 18% of total revenues in fiscal 2003, 16% in fiscal 2002 and 14% in fiscal 2001, are marketed and sold primarily in Western Europe and, to a lesser extent, in Canada and Latin America by internal sales personnel, independent sales representative organizations and wholesale distributors.

Principal Offices

The address and telephone number of the principal executive offices of Pacer are 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730, (909) 987-0550.

Provisions for Unaffiliated Security Holders

Other than as required by applicable law, Pacer has not made any provision in connection with the merger to grant unaffiliated security holders access to the corporate files of Pacer or to obtain counsel or appraisal services at the expense of Pacer.

SELECTED FINANCIAL DATA

The consolidated selected operating data set forth below for the fiscal years ended June 30, 2003, 2002 and 2001, and the selected balance sheet data at June 30, 2003 and 2002, are derived from Pacer’s audited consolidated financial statements included elsewhere in this proxy statement. The selected financial data for the fiscal years ended June 30, 2000 and 1999 and at June 30, 2001, 2000 and 1999 are derived from audited consolidated financial statements that are not included in this proxy statement. The consolidated selected operating data for the fiscal year ended June 30, 1999, and the balance sheet data at June 30, 1999 include the operations of Cook Bates from March 4, 1998, when those operations were acquired by Pacer, and the consolidated selected operating data for the fiscal year ended June 30, 2002, and the balance sheet data at June 30, 2002 include the operations of Cook Bates only until September 28, 2001, when the Cook Bates product line was sold. The following data should be read in conjunction with Pacer’s consolidated financial statements and the related notes thereto and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” included elsewhere in this proxy statement.

			Year Ended June 30,
			2003	2002	2001	2000	1999
			(In thousands except per share data)
Selected Operating Data:
Net sales(1)			$24,402	$30,820	$41,658	$43,792	$44,861
Gross profit(1)(2)			7,783	8,747	9,742	10,901	13,336
Selling, general and administrative(1)(2)			6,407	7,245	9,268	9,859	10,296
Restructuring charges			—	516	—	315	—
(Gain)/loss on sales of product lines			—	(1,211)	1,042	—	—
Operating income (loss)			1,376	2,197	(568)	727	3,040
Other (income) expense, net			(5)	112	841	863	803
Income (loss) before income taxes			1,381	2,085	(1,409)	(136)	2,237
Income tax expense (benefit)			532	842	(393)	(439)	951
Net income (loss)			$849	$1,243	$(1,016)	$303	$1,286
Earnings (loss) per share(3)
Basic			$0.29	$0.41	$(0.31)	$0.09	$0.40
Diluted			$0.28	$0.40	$(0.31)	$0.09	$0.38

			As of June 30,
			2003	2002	2001	2000	1999
			(In thousands, except per share data)
Balance Sheet Data:
Total assets			$15,490	$13,933	$22,871	$29,618	$30,618
Working capital			10,170	8,990	8,244	8,267	18,825
Borrowings(4)			122	167	7,856	12,252	12,703
Shareholders’ equity			12,492	11,586	11,074	12,699	12,641
Book value per share			4.25

Selected Comparable Per Share Financial Data(3)

	At June 30,	Earnings (loss) per share —Basic and Diluted For the Fiscal Years Ended June 30,
	2003		2003	2002	2001	2000	1999
Merger Consideration per share	$6.95	Basic	$0.29	$0.41	$(0.31)	$0.09	$0.40
Book value per share at June 30,	$4.25	Diluted	$0.28	$0.40	$(0.31)	$0.09	$0.38

(1)	In accordance with the consensus reached by the Emerging Issue Task Force (EITF) of the FASB in Issue 01-9 (EITF 01-9): “Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products,” Pacer reclassified certain marketing and promotional expenses from selling expenses to a reduction in sales. The change had no effect on net income (loss) or earnings (loss) per share. Prior period financial statements have been reclassified to comply with this EITF guidance.

(2)	In accordance with the consensus reached by the EITF of the FASB in Issue No. 00-10 (EITF 00-10): “Accounting for Shipping and Handling Fees and Costs,” Pacer reclassified freight out expense from selling, general and administrative expense to cost of goods sold for all periods presented. The change had no effect on net income (loss) or earnings (loss) per share. Prior period financial statements have been reclassified to comply with this EITF guidance.

(3)	See Note 12 to the consolidated financial statements included elsewhere in this proxy statement. Per share amounts have been retroactively adjusted to give effect for a 1-for-5 reverse stock split approved by shareholders on November 21, 2000.

(4)	Includes current portion of long-term debt. For additional information regarding borrowings, see Note 4 to Pacer’s consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies and Estimates

General

In accordance with accounting principles generally accepted in the United States (“GAAP”), Pacer records all of its assets at the lower of cost or fair value. In determining the fair value of some assets, principally accounts receivable, inventories and costs in excess of net assets of acquired businesses (commonly known as “goodwill”), Pacer must make judgments, estimates and assumptions regarding future events and circumstances that could affect the value of those assets, such as future economic conditions that will affect its ability to collect accounts receivable or sell inventories in future periods. Those judgments, estimates and assumptions are based on current information available to Pacer at the time they are made. Many of those events and circumstances, however, are outside of Pacer’s control and if changes in those events or circumstances occur thereafter, GAAP may require Pacer to adjust the earlier estimates that are affected by those changes. Any downward adjustments are commonly referred to as “write-downs” of assets involved.

It is Pacer’s practice to establish reserves or allowances against which Pacer is able to charge any such downward adjustments or “write-downs” in the fair value of any of these assets. Examples include reserves or allowances established for uncollectible accounts receivable (sometimes referred to as “bad debt reserves”) and reserves for inventory obsolescence based on estimates or judgments that Pacer makes about the collectibility of its accounts receivable and the market and salability of the products in inventories. Write-downs of uncollectible accounts or the value of obsolete or slow moving inventories are charged against those reserves or allowances. The reserves or allowances are established and replenished (following write downs), or increased in response to changed economic conditions or other circumstances, by charges to operations. With respect to other assets, such as goodwill, Pacer writes down their fair value directly upon determining that, due to changes in events or circumstances, the amounts at which they are carried on its books exceed their current fair value, by increases in operating expenses. As a result, judgments, estimates and assumptions about future events can and will affect not only the amounts at which Pacer records these assets on its balance sheet, but also Pacer’s results of operations.

Under GAAP, many businesses also must make estimates or judgments regarding the periods during which, and also in the amounts at which, sales are recorded. Those estimates and judgments will depend on such factors as the circumstances under which a customer would be entitled to return the products or reject or adjust the payment for the products. Additionally, in the case of a company that grants its customers contractual rights to return products sold to them, GAAP may require the establishment of reserves or allowances for product returns by means of a reduction in the amount at which its sales are recorded, based primarily on the nature, extensiveness and duration of those rights and its historical product return experience. In addition, promotional allowances and discounts that are extended to customers also may be charged against, and therefore can reduce, reported revenues.

In making estimates and assumptions Pacer follows GAAP and accounting practices applicable to its business that it believes will enable it to make fair and consistent estimates of the fair value of those assets and to establish reserves or allowances that are adequate to absorb potential write-downs in the value of accounts receivable and inventories. Set forth below is a summary of the accounting policies that Pacer believes are material to an understanding of its financial condition and results of operations that are discussed below.

Revenue Recognition and Shipping Costs.    Pacer provides its customers with limited rights to return products. Pacer recognizes revenue upon concluding that all of the fundamental criteria for revenue recognition have been met. The criteria are usually met at the time of product shipment. Pacer establishes an allowance based on historical experience with returns of like products. Shipping costs are included as a component of cost of sales.

Accounts Receivable and the Allowance for Doubtful Accounts.    In the normal course of business Pacer extends 60-day payment terms to its customers. Pacer regularly reviews its customers’ accounts and estimate the amount of and establish an allowance for uncollectible amounts or “receivables” in each reporting period. The amount of that allowance is based on several factors, including the age of unpaid amounts, a review of significant past due accounts, and economic conditions that may affect the ability of customers to keep their accounts current.

Replenishments of or increases in the amount of the allowance, if determined to be warranted by changed conditions or factors, are recorded in the period they become known. For example, if the financial condition of Pacer’s customers or economic conditions were to deteriorate, adversely affecting their ability to make payments, increases in the allowance may be required. Since the allowance is replenished or increased by recording a charge against income, any replenishment of or increase in the allowance will cause a decline in Pacer’s operating results in the period when that takes place.

Costs in Excess of Assets Acquired.    Pacer adopted SFAS No. 142 in the first quarter of fiscal 2003. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment, and upon adoption through a transitional impairment test. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. The goodwill test for impairment consists of a two-step process that begins with an estimation of the fair value of a reporting unit. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any. For purposes of this impairment test, Pacer is considered to have only one reporting unit. We have completed the transitional goodwill impairment tests and have determined that the fair value of our net assets exceeded the carrying value of those assets and that, as a result, no goodwill impairment had occurred and it was not be necessary to record an impairment charge in fiscal 2003.

Stock-Based Compensation.    In December 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“FAS 148”), which amends Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”). FAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, FAS 148 amends the disclosure requirements of FAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The transition guidance and annual disclosure provisions of FAS 148 are effective for fiscal years ending after December 15, 2002. The Company adopted FAS 148 as of January 1, 2003 through its continued application of the intrinsic value method of accounting under APB 25.

Results of Operations

The following table sets forth, for the periods indicated, certain financial data expressed as a percentage of Pacer’s net sales:

	2003	2002	2001
Net sales	100.0%	100.0%	100.0%
Cost of sales	68.1%	71.6%	76.6%
Gross profit	31.9%	28.4%	23.4%
Selling, general and administrative expenses	26.3%	23.5%	22.2%
Restructuring charges	—	1.7%	—
(Gain)/loss on sale of product lines	—	(3.9)%	2.5%
Operating income (loss)	5.6%	7.1%	(1.3)%
Other expense, net	—	0.3%	2.1%
Income (loss) before taxes	5.6%	6.8%	(3.4)%
Net income (loss)	3.5%	4.0%	(2.4)%

Fiscal Years Ended June 30, 2003 and 2002

Net Sales.    Net sales in fiscal 2003 declined $6.4 million to $24.4 million, a 20.8% decrease from the prior year. That decrease, which was expected, was primarily the result of the sale of the Cook Bates product line in the first quarter of fiscal 2002. The Cook Bates product line accounted for $5.5 million of sales in the year ended June 30, 2002, as compared to no sales in the year ended June 30, 2003. Adhesive sales in the United States, which represented 82% of our total sales in fiscal 2003, decreased by $460,000 when compared to the prior year.

International adhesive sales accounted for approximately $581,000 of the total net sales decline in fiscal 2003, which sales decreased to approximately $4.3 million from $4.9 million in fiscal 2002. This decrease was primarily attributable to a major European customer’s decision to purchase some adhesive products from an alternate source.

Net sales in fiscal 2002 declined $10.8 million to $30.8 million, a 26.0% decrease from the prior year. Sales in the United States, which represented 84% of Pacer’s total sales in fiscal 2002, decreased 27.5% from $35.7 million to $25.9 million. Of that decline, $8.4 million was primarily attributable to the sale of Pacer’s nail care product lines. Adhesive sales in the United States declined by $1.4 million or 5.9% of net sales, as compared to the prior fiscal year, due to a number of factors including a decision to discontinue sales of products to K-Mart, that accounted for approximately $650,000 of the decrease in U.S. adhesive net sales; consolidation among retailers in the sales channels where Pacer sells its products; increased pricing pressures and new entrants into the marketplace. International sales contributed to $1.0 million of the total net sales decline when compared to fiscal 2001. The decrease in international sales is primarily attributable to the closure of our facilities in the United Kingdom.

Gross Profit.    Pacer’s gross margin (gross profits stated as a percentage of sales) increased to 31.9% in fiscal 2003 from 28.4% in fiscal 2002. These improvements in gross margin were the result of improved operating efficiencies, including decreased distribution costs, decreased freight out expenses, a reduction in labor costs that resulted from the sale of Pacer’s nail care businesses, reductions in raw material costs and an increase in sales of products with higher profit margins.

Gross margin increased to 28.4% in fiscal 2002 from 23.4% in fiscal 2001, due primarily to improved raw material sourcing, the closure of our United Kingdom facility, a reduction of approximately $300,000 in distribution related costs and a favorable shift in product mix associated with the disposition of Pacer’s nail care product lines.

Selling, General and Administrative Expenses.    Selling, general and administrative (“SG&A”) expenses decreased by $838,000 from $7.2 million, or 23.5% of net sales, in fiscal 2002, to $6.4 million, or 26.3% of net sales, in fiscal 2003. Fiscal 2003 administrative expenses were favorably impacted by workforce reductions that were the result of the sale of the Cook Bates product line and the restructuring program described below. Included in the current year SG&A expense is $415,000 of transaction related costs associated with the Cyan acquisition transaction. If the transaction related costs were excluded, SG&A would have decreased $1.3 million over fiscal 2002.

SG&A expenses decreased by $2.0 million from $9.3 million or 22.2% of net sales in fiscal 2001 to $7.3 million or 23.5% of net sales in fiscal 2002. The decrease in SG&A expenses was primarily the result of workforce reductions that Pacer was able to make as the result of the sale of the Cook Bates product line. The increase in SG&A, as a percentage of net sales in fiscal 2002, is mainly attributable to bad debt expense associated with K-Mart’s filing, in January 2002, for Chapter 11 Bankruptcy protection and the fact that net sales declined at a greater rate than did SG&A expenses.

Restructuring Charges.    During fiscal 2002, Pacer implemented a restructuring program to bring its operating costs in line with its operations following the sale of its nail care product lines. That program included the consolidation of operations, formerly conducted at multiple facilities, into Pacer’s primary manufacturing facility in Rancho Cucamonga, California and work force reductions. As a result, restructuring charges totaled

$516,000 and were mainly lease termination charges of $148,000 and employee termination charges of $249,000, which represented 1.7% of Pacer’s net sales in fiscal 2002. There were no restructuring charges in fiscal 2003 or 2001.

Gain/Loss on Sale of Product Lines.    Pacer sold inventory and certain fixed and intangible assets related to the Cook Bates product line (which consisted largely of personal care manicure implements, seasonal gift sets and Halloween merchandise) for $5.3 million cash. That inventory totaled $3.8 million and the net book value of the remaining assets sold in that transaction totaled $105,000. In connection with the sale, Pacer recorded transaction related costs of $142,000, a $40,000 loss associated with the sale of holiday merchandise at bargain prices and a gain of $1.2 million or 3.9% of net sales, which are included in operating income in the accompanying statement of operations for the year ended June 30, 2002.

In fiscal year 2001, Pacer sold all of the assets, properties and goodwill of the California Chemical product line to Esschem, Inc. in exchange for $500,000 cash plus the transfer by Esschem to Pacer of 145,000 shares of Pacer common stock owned by Esschem. As a result of this transaction, Pacer wrote off the remaining goodwill that arose from the acquisition in 1997. The goodwill impairment, a one-time, non-cash charge, of $1.0 million or 2.5% of net sales is included in the 2001 consolidated statement of operations.

Operating income (loss).    For the year ended June 30, 2003, income from operations totaled $1.4 million or 5.6% of net sales compared to $2.2 million, or 7.1% of sales for the year ended June 30, 2002, of which $1.2 million, or 3.9% of net sales, represented the gain on the sale of the Cook Bates product line in the first quarter fiscal 2002. Excluding that gain, and the $516,000 restructuring charge discussed above (which represented 1.7% of net sales), operating income for the year ended June 30, 2002 would have been $1.5 million or 4.9% of net sales.

For the year ended June 30, 2002, income from operations totaled $2.2 million or 7.1% of net sales compared to an operating loss of $568,000 million, or 1.3% of sales for the year ended June 30, 2001, of which $1.0 million, or 2.5% of net sales, represented a one-time non-cash charge for goodwill impairment associated with the sale of the California Chemical product line in fiscal 2001. Excluding that charge discussed above, operating income for the year ended June 30, 2001 would have been $474,000 million or 1.1% of net sales.

Other (Income) Expense, Net.    Other expense, net totaling $112,000 in fiscal 2002 consists primarily of interest expense on outstanding bank borrowings. Interest expense decreased by $141,000 during fiscal 2003 as a result of reductions in outstanding debt made possible by the Cook Bates sale.

Other expense, net, in fiscal 2002, which consisted primarily of interest charges on outstanding bank borrowings, was $112,000 compared to $841,000 in fiscal 2001. That decline was due to declining rates of interest and a reduction of outstanding bank borrowings in fiscal 2002.

Net income (loss).    Pacer generated net income of $849,000, or 3.5% of net sales, in the fiscal year ended June 30, 2003, as compared to net income of $1.2 million, or 4.0% of net sales, in the year ended June 30, 2002. However, operating results for the year ended June 30, 2002 included a pre-tax gain of $1.2 million on the sale of the Cook Bates product line and restructuring charges of $516,000.

Pacer generated net income of $1.2 million in the fiscal year ended June 30, 2002, as compared to a net loss of $1.0 million, or 2.4% of net sales, in the year ended June 30, 2001. However, operating results for the year ended June 30, 2001 included a goodwill impairment charge of $1.0 million on the sale of the California Chemical product line.

Liquidity and Capital Resources

Net cash provided by all activities in fiscal 2003 was $2.1 million versus net cash provided of $728,000 in the prior year.

Cash provided by operating activities during fiscal year 2003 was $2.3 million compared to $9.6 million in fiscal year 2002. Cash provided by operations in the prior year included the receipt of the cash proceeds in the amount of $5.3 million from the sale of the Cook Bates product line in September 2001 and a $2.9 million reduction in accounts receivable due, in large part, to the collection of accounts receivable from previous holiday sales of Cook Bates products.

Pacer used cash of $236,000 and $467,000 in investing activities to fund capital expenditures in fiscal 2003 and fiscal 2002, respectively.

Cash provided by financing activities during fiscal 2003 was $12,000, generated primarily by the exercise of stock options, as compared to cash used of $8.4 million in fiscal 2002, when Pacer used cash generated by the Cook Bates sale to reduce outstanding bank borrowings and to repurchase common shares in Pacer’s open market and private stock repurchase program and an odd-lot share repurchase program.

During fiscal 2003, Pacer funded its working capital requirements with internally generated funds. However, Pacer maintains a revolving bank credit line pursuant to which it may borrow up to the lesser of (i) $7 million or (ii) the sum of 70% of the face dollar amount of eligible accounts receivable plus 46% of the cost of its finished goods inventories and approximately 35% of raw material inventories (the “borrowing base”). Borrowings under the credit facility are payable in monthly interest only installments until the maturity date of the credit line, which is October 1, 2003. During the year ended June 30, 2003, Pacer’s credit line bore interest at the bank’s prime rate (4.00% as of June 30, 2003), less 0.25%, or at the bank’s LIBOR base rate, plus 2.50%. As of June 30, 2003, Pacer had no borrowings outstanding on its revolving bank credit line and approximately $4.2 million of unused borrowings were available (based on eligible collateral). As of June 30, 2003, there were no amounts outstanding under this credit facility.

Pacer also has a bank credit facility under which it may obtain commercial letters of credit, standby letters of credit, and banker’s acceptances in amounts not exceeding $1.5 million in the aggregate. Any amount outstanding on this additional credit facility will reduce the borrowing base on the revolving bank credit line. This credit facility expires on October 1, 2003. As of June 30, 2003, there were no amounts outstanding under this credit facility.

Pacer believes that internally generated funds, together with available borrowings under the credit line, will be sufficient to enable it to meet its working capital and other cash requirements through the October 1, 2003 maturity date of the credit line. Pacer plans to seek, and it currently expects to be able to obtain, an extension of its existing bank line of credit. In addition, Pacer may seek to take advantage of opportunities to acquire other businesses, should such opportunities arise, or to invest in new product introductions, in which case it may incur borrowings to do so.

As of June 30, 2003, our contractual obligations for long-term debt, capital lease obligations, operating lease obligations and purchase obligations are described in the table below (amounts in thousands):

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Long Term Debt Obligations	$122	$80	$36	$6	$—
Capital Lease Obligations
Principal	590	101	353	136	—
Interest	119	41	73	5	—
Operating Lease Obligations	1,737	444	806	487	—
Purchase Obligations	—	—	—	—	—

Total	$2,568	$666	$1,268	$634	$—

Seasonality and Quarterly Financial Data

Historically, Pacer has sold a greater volume of nail care products in the third calendar quarter of the year (its first fiscal quarter), than in other quarters, because merchants tend to begin stocking such products during the fall in anticipation of increases in holiday sales during the last calendar quarter of the year. As a result of the sale of the Cook Bates product line, Pacer expects that it will cease to encounter such sizable quarterly variations in its sales and operating results.

The following table presents unaudited quarterly financial information for each of the fiscal years ended June 30, 2003 and 2002. This information has been prepared by Pacer on a basis consistent with its audited consolidated financial statements included elsewhere in this proxy statement. The information includes all necessary adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of the unaudited quarterly operating results when read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this proxy statement. These quarterly operating results are not necessarily indicative of results that may be expected in future periods.

	Quarters Ended
FY 2003	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003
Net sales	$6,523	$5,784	$6,566	$5,529
Gross profit	2,074	1,790	2,154	1,765
Net income (loss)	385	241	395	(172)
Net income (loss) per share:
Basic	$.13	$.08	$.14	$(.06)
Diluted	$.13	$.08	$.13	$(.06)

	Quarters Ended
FY 2002	Sept. 30, 2001(1)	Dec. 31, 2001	Mar. 31, 2002	June 30, 2002
Net sales	$10,359	$6,886	$6,567	$7,008
Gross profit	2,938	1,864	1,993	1,952
Net income (loss)	904	(70)	353	56
Net income (loss) per share:
Basic	$.29	$(.02)	$.12	$.02
Diluted	$.29	$(.02)	$.11	$.02

(1)	Operating results in the fiscal quarter ended September 30, 2001 include the operations of Cook Bates from July 1, 2001 until its product line and related assets were sold on September 29, 2001. During that quarter, Cook Bates net sales totaled $4,490,000.

Impact of Recently Issued Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements (Interpretation 46). The Interpretation significantly changes previous consolidation guidance pertaining to SPEs. The Interpretation clarifies the application of ARB No. 51 to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. These entities are defined as variable interest entities or VIEs. Most SPEs will be evaluated for consolidation under the Interpretation as VIEs. All enterprises with variable interests in VIEs created after January 31, 2003, are required to apply the provisions of the Interpretation immediately. A public entity with a variable interest in a VIE created before February 1, 2003, is required to apply the consolidation provisions of the Interpretation to that entity in the first fiscal year or interim period beginning after June 15, 2003. The Interpretation also requires certain disclosures in all financial statements initially issued after January 31, 2003, regardless of the date on which the VIE was created if it is reasonably possible that an enterprise will consolidate or disclose information about a VIE when the Interpretation becomes effective. Pacer does not expect the provision of this statement to have a significant impact on Pacer’s results of operations or financial position.

In April 2003, the FASB issued Statement of Financial Accounting Standard No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” (“FAS 149”) amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FAS 133. FAS 149 is effective for contracts entered into or modified after June 30, 2003 except for the provisions that were cleared by the FASB in prior pronouncements. Pacer does not expect the provision of this statement to have a significant impact on Pacer’s results of operations or financial position.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” (“FAS 150”). This statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FAS 150 requires that those instruments be classified as liabilities in the balance sheet. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Pacer does not expect the provisions of this statement to have a significant impact on Pacer’s results of operations or financial position.

Quantitative and Qualitative Disclosures About Market Risk

Pacer’s exposure to market risk with respect to financial instruments is primarily related to changes in interest rates with respect to borrowing activities, which may adversely affect its financial position, results of operations and cash flows. To a lesser degree, Pacer is exposed to market risk from foreign currency fluctuations associated with purchases of raw materials and sales of products outside of the United States. Pacer does not use financial instruments for trading or other speculative purposes and is not party to any derivative financial instruments. Changes in interest rates or foreign currency values are not expected to have a material effect on Pacer’s financial position, results of operations and cash flows.

In seeking to minimize the risks from interest rate fluctuations, Pacer manages exposures through regular operating and financing activities. Although there are currently no borrowings under Pacer’s revolving bank credit facility or term note, when it does borrow under its credit facility or term note, the fair value of borrowings under its revolving bank credit facility and term note approximate the carrying value of such obligations.

Certain Factors that Could Affect Future Performance

A significant portion of Pacer’s revenues are generated from sales to major customers.    Two customers each represent more than 10% of Pacer’s sales volume during the fiscal year ended June 30, 2003. In fiscal 2003,

The Home Depot accounted for approximately 14% and Pacific World Corporation accounted for approximately 11% of net sales. Other customers include several large national mass merchandisers and national and regional food and drug store chains. The loss of business from one or more of these customers could result in unexpected, and possibly significant reductions in sales and earnings.

Pacer sells products in and purchases supplies from foreign countries.    Pacer’s operating results could decline as a result of war, economic disruption or foreign currency fluctuations and changes in the value of the U.S. Dollar in relation to foreign currencies in countries in Europe, Asia and Latin America where Pacer sells products and where it obtains some of its raw materials. Foreign sales accounted for 18% of Pacer’s total revenues in fiscal year 2003. Purchases of raw materials from foreign countries were 29% of all raw materials purchased by Pacer in fiscal year 2003.

Pacer has recently changed its business strategy and operations.    Pacer sold its California Chemical product line in June 2001 and its Cook Bates product line in September 2001 in order to focus and grow its core adhesives business. Although these actions resulted in a significant decline in net sales in the first half of the fiscal year ending June 30, 2003, as compared to the prior year, Pacer believes that the sales of these businesses will enable Pacer to improve its profitability. However, future profitability also could be adversely affected if Pacer is not able to reduce and, thereby, align its future operating costs to match sales levels in future periods or if Pacer is unable to grow and thereby meaningfully increase the revenues of its core adhesives business.

Pacer has incurred and continues to incur costs and expenses related to the proposed merger.    Pacer’s management has expended a substantial amount of time and resources relating to the merger and administrative expenses have increased due to transaction related expenses associated with the merger. These increased administrative expenses reduced Pacer’s fourth quarter and fiscal year 2003 operating income and net earnings. Pacer expects to incur additional administrative expenses during the first and second quarters of fiscal year 2004 in connection with consummation of the merger, which will reduce operating results in those quarters. If the merger is not consummated for any reason, including failure to obtain required shareholder approval or to satisfy other conditions to the merger as described in this proxy statement, the costs and expenses incurred by Pacer as a result of the merger will negatively affect Pacer’s operating results.

Consummation of the merger is subject to shareholder approval and satisfaction of other conditions. Consummation of the merger is subject to satisfaction of certain conditions set forth in the merger agreement, including approval of a majority of the shares of common stock owned by Disinterested Shareholders. If any of those conditions are not satisfied, the merger agreement may be terminated, in which case the merger would not be completed. Failure to complete the merger could have a material adverse effect on Pacer’s operating results, cash balances and share prices, which Pacer believes are currently based on the expectation that the merger will be completed.

PACER TECHNOLOGY PROJECTED FINANCIAL INFORMATION

In April 2003, Pacer prepared certain projections of anticipated future operating results. These projections were provided to the special committee and its advisors, and to certain third parties who expressed an interest in Pacer and had signed confidentiality agreements. The projections were not prepared with a view to complying with published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections or generally accepted accounting principles regarding projections. While presented with numerical specificity, the projections are based upon a variety of assumptions relating to Pacer’s business at the time they were prepared. Subject to the discussion set forth below regarding the effect on such projections of certain future events, Pacer considered such assumptions reasonable as of the time they were made. Such assumptions are, however, subject to significant economic and competitive uncertainties and contingencies, some of which are beyond Pacer’s control. Pacer’s operations are sensitive to changes in general and local economic conditions and consumer confidence and competitive conditions in its markets. The variability and unpredictability of these economic and competitive conditions makes it difficult to project results of operations with any degree of certainty. Accordingly, none of Pacer, Cyan, Parent, or Merger Sub, or any affiliates of Cyan can predict whether the assumptions made in preparing these projections will prove accurate. These projections are inherently imprecise, and there can be no assurances that actual results of operations will not differ materially from those presented in these projections.

The projections were not prepared with a view to public disclosure. The information concerning the projections is included in this proxy statement solely because such information was furnished to the special committee and its advisors and to certain third parties who expressed an interest in Pacer and signed confidentiality agreements. The inclusion of the projections herein should not be regarded as a representation by Pacer, Cyan, Parent, Merger Sub or any affiliates of Cyan, or any other entity or person that the projected results will be achieved, and none of Pacer, Cyan, Parent, Merger Sub or any affiliate of Cyan assumes any responsibility for the accuracy of such information or any responsibility to update these projections in light of changed circumstances or additional information. Pacer’s independent auditors have not examined or compiled the projections presented herein and, accordingly, assume no responsibility for them. Readers are cautioned not to place undue reliance on these data.

The April 2003 projected financial statement data for fiscal years 2003 through 2008 are set forth below. The projections should be read together with the information contained in the consolidated financial statements of Pacer included below in this proxy statement, and the information set forth above.

Selected Financial Data (estimated)	2003E		2004E	2005E	2006E	2007E	2008E
	(In millions)
Net sales	$24.3		$26.4	$27.4	$28.5	$29.7	$30.9
Gross profit	7.8		9.0	9.3	9.7	10.1	10.5
Selling, general and administrative expenses	6.2		6.2	6.0	6.1	6.2	6.3
EBITDA	2.6	(1)	3.5	3.7	4.0	4.3	4.5

(1)	Adjusted to reflect estimated transaction related charges in the amount of $260,000 and an increase in Pacer’s bad debt provision associated with the bankruptcy of K-Mart in the amount of $250,000.

Subsequent Developments

Subsequent to the preparation of these projections in April 2003, a major customer realigned its buying offices, which adversely impacted sales, and Pacer decided to write off the remaining K-Mart receivable in light of K-Mart’s bankruptcy filing in fiscal 2003. The special committee and the board of directors were, of course, aware of the events and changes described in this paragraph prior to approving the merger agreement and the merger and recommending that shareholders vote to approve the merger and merger agreement. Also, Pacer has completed fiscal 2003 and has announced its consolidated financial results, which included total net sales of $24.4 million, operating income of $1.4 million and net income of $849,000, all of which differ from the amounts estimated in April 2003 and contained in the projections shown above. From time to time, Pacer may prepare additional estimates of sales, earnings or other financial data, which may vary depending on the assumptions used or the information available at the time.

PRICE RANGE OF PACER’S COMMON STOCK

Pacer common stock is traded on the NASDAQ SmallCap Market under the symbol “PTCH.” The following table shows the high and low reported closing price per share of Pacer common stock on the NASDAQ for each quarterly period in the fiscal years June 30, 2003 and 2002 and the first quarter of the fiscal year ended June 30, 2004.

	High	Low
Fiscal year ended June 30, 2004
First Quarter	$6.84	$5.40

Fiscal year ended June 30, 2003
First Quarter	$5.15	$3.80
Second Quarter	4.16	3.06
Third Quarter	4.29	3.35
Fourth Quarter	5.86	4.01

Fiscal year ended June 30, 2002
First Quarter	$3.53	$2.38
Second Quarter	4.99	3.05
Third Quarter	4.73	3.80
Fourth Quarter	5.63	4.20

On April 4, 2003, the last full trading day prior to the public announcement of Parent’s proposal, the last reported sales price of Pacer common stock on the NASDAQ was $4.08 per share. On July 29, 2003, the last full trading day prior to the public announcement that the merger agreement had been signed, the last reported sales price was $5.75 per share. On             , 2003, the last practicable trading date for which information was available prior to the date of the first mailing of this proxy statement the last reported sales price was $             per share. Shareholders are urged to obtain a current market quotation for the shares.

The approximate number of record holders of our shares as of October 7, 2003 was 1,361 and we have approximately 2,415 beneficial owners.

DIVIDENDS AND DIVIDEND POLICY

Pacer has a policy of retaining earnings to support the growth of its business and, therefore, Pacer has not paid any cash dividends and has no plans to do so in the foreseeable future. In addition, payment of cash dividends is restricted by Pacer’s loan agreements.

In fiscal 2000, Pacer adopted an open market and private stock repurchase program. Through August 31, 2002, when Pacer terminated the program, Pacer had purchased 314,070 shares of Pacer common stock for $1.4 million under the program with a combination of internally generated funds and borrowings under our bank line of credit.

Set forth below is information, by fiscal quarter, regarding the number of shares repurchased, the average range of prices paid and the average price per share paid by Pacer during each of the quarters in the fiscal years ended June 30, 2002 and 2003:

	Number of Shares Purchased	Range of Prices	Average Price Paid
Fiscal year ended June 30, 2003
First Quarter	8,180	$4.32 to $5.13	$5.00
Second Quarter	100	$3.51	$3.51
Third Quarter	270	$3.98	$3.98
Fourth Quarter	—	—	—

Fiscal year ended June 30, 2002
First Quarter	40,400	$2.64 to $3.50	$3.36
Second Quarter	43,060	$3.19 to $4.98	$4.39
Third Quarter	23,538	$3.82 to $4.78	$4.56
Fourth Quarter	56,506	$4.11 to $5.50	$5.33

Prior to the earlier of the effective time of the merger or termination of the merger agreement, except with the prior written consent of Parent, Pacer will not pay or declare any dividend or other distribution with respect to any of its shares, except that it may issue shares of common stock on any exercise of outstanding Pacer options.

INFORMATION CONCERNING CYAN AND ITS AFFILIATES

Cyan Investments, LLC is a limited liability company formed under Oklahoma law on March 13, 2003. Cyan is the sole shareholder of Parent, which, in turn, is the sole shareholder of Merger Sub. Parent is a corporation organized under the laws of Oklahoma and Merger Sub is a corporation organized under the laws of California. The business address and telephone number for each of Cyan, Parent and Merger Sub is 501 N.W. Grand Blvd., Oklahoma City, OK 73118; (405) 767-7000. Cyan, Parent and Merger Sub were formed for the sole purpose of acquiring Pacer and none of them has engaged in any business other than in connection with the acquisition of Pacer.

Cyan owns 648,660 shares of common stock of Pacer, and has to right to acquire 66,667 additional Pacer shares through exercise of a warrant. Additionally, one of Cyan’s managers, Ellis T. Gravette, Jr. owns 139,600 shares of Pacer’s common stock, and holds options to purchase 20,000 shares of additional shares of Pacer’s common stock.

The managers of Cyan are Ellis T. Gravette, Jr. and G. Jeffrey Records, Jr. Mr. Gravette and Mr. Records are the only directors of Parent and Merger Sub. Mr. Gravette is the President and Chief Executive Officer of Parent and Merger Sub.

Mr. Gravette is a private investor who, until March 10, 2003, served on Pacer’s board of directors. Mr. Gravette is currently a director of MidFirst Bank. Mr. Gravette served as Pacer’s chairman of the board from March 24, 2000 until February 21, 2001. His business address is 2636 Caminito Tom Morris, LaJolla, CA 92037. Mr. Gravette served as the Chairman and Chief Executive Officer of the Turner Corporation, a New York Stock Exchange listed company and one of the largest construction contractors in the United States, from 1996 to 1999, when that company was acquired by another corporation.

Mr. Records is Chairman and Chief Executive Officer of MidFirst Bank, 501 N.W. Grand Blvd, Oklahoma City, OK 73118. Mr. Records served as a director of Turner Corporation from 1997 to 2003.

During the past two years, through March 10, 2003, Mr. Gravette served on the board of directors of Pacer and received options to purchase up to 20,000 shares of Pacer’s common stock.

Neither Mr. Gravette nor Mr. Records has been convicted during the last five years in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction leading to a judgment, decree or final order enjoining violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. Both Mr. Gravette and Mr. Records are U.S. citizens.

Neither Parent not any of its affiliates has made any provision in connection with the merger to grant unaffiliated security holders access to the corporate files of Parent or any of its affiliates or to obtain counsel or appraisal services at the expense of Parent or any of its affiliates.

OTHER MATTERS

Other Matters at the Special Meeting

If any other matters properly come before the special meeting, it is the intention of the proxy holders, identified in the proxy card, to vote in their discretion on such matters pursuant to the discretionary authority granted pursuant to the proxy card and permitted under applicable law. Pacer does not have notice of any such matters at this time.

Future Shareholder Proposals

If the merger does not occur, Pacer’s 2003 annual meeting of shareholders is presently expected to be held on or about                  , 2003. To be considered for inclusion in Pacer’s proxy statement and proxy card for the 2003 annual meeting under the Securities and Exchange Commission’s Rule 14a-8, proposals of shareholders intended to be presented at the annual meeting must have been delivered to the Company at its principal place of business no later than                     , 2003. In addition, if Pacer is not provided with written notice of a shareholder proposal on or before                     , 2003, proxies solicited by the board of directors for the 2003 annual meeting of shareholders will confer discretionary authority to vote on the shareholder proposal if presented at the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

This table contains certain information as of the record date, October 7, 2003, regarding all persons who, to Pacer’s knowledge, were the beneficial owners of more than 5% of the outstanding shares of its common stock, each of Pacer’s directors, its chief executive officer, its most highly compensated executive officers who, in additional to its chief executive officer, received cash compensation in excess of $100,000 for the fiscal year ended June 30, 2003, and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission, or based upon Pacer’s actual knowledge.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(3)		Percent of Outstanding Shares(10)
Cyan Investments LLC	715,327	(4)	23.8%
501 N.W. Grand Blvd., Oklahoma City, OK 73118

E. T. Gravette, Jr.	874,927	(5)	28.9%
2636 Connito Tom Morris, La Jolla, California 92037

G. Jeffrey Records, Jr.	715,327	(6)	23.8%
501 N.W. Grand Blvd., Oklahoma City, OK 73118

John G. Hockin, II	349,208	(7)(8)	10.9%

Richard S. Kay	120,000	(7)	3.9%

Carl E. Hathaway	40,000	(7)	1.4%

Ronald T. Gravette	32,108	(7)	1.1%

Laurence R. Huff(2)	10,000	(7)	*

All directors and officers as a group (5 in number)	551,316	(9)	16.4%

*	Represents less than 1% of the class of securities.

(1)	Except as otherwise indicated, the address of each of the individuals named in this table is Pacer’s address.

(2)	Laurence Huff resigned as Chief Financial Officer of Pacer, effective as of August 28, 2003. Mr. Huff resigned to accept another employment opportunity.

(3)	Unless otherwise indicated, subject to any applicable community property laws, each of the persons named in the table has sole voting and investment power with respect to the shares shown opposite his or her name above.

(4)	According to the Schedule 13D filed with the Securities and Exchange Commission, Cyan Investments LLC, an Oklahoma limited liability company (“Cyan”) is the beneficial owner of 715,327 shares of Pacer’s common stock, which includes 66,667 shares issuable upon exercise of warrants beneficially held by Cyan.

(5)	Includes 715,327 shares of Pacer’s common stock beneficially owned by Cyan. Mr. Gravette is a manager and member of Cyan, and may be deemed to beneficially own 100% of the Pacer shares held by Cyan. Mr. Gravette disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Gravette owns 159,600 shares of Pacer’s common stock which includes 20,000 shares issuable upon exercise of in-the-money options held by Mr. Gravette.

(6)	Includes 715,327 shares of Pacer’s common stock beneficially owned by Cyan. Mr. Records is a manager and member of Cyan, and may be deemed to beneficially own 100% of the Pacer shares held by Cyan. Mr. Records disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes shares subject to outstanding stock options exercisable during the 60-day period ending December 6, 2003 as follows: Dr. Hockin—260,000 shares; Mr. Kay—110,000 shares; Mr. Hathaway—20,000 shares; Mr. Ronald Gravette—31,000 shares; and Mr. Huff—10,000 shares.

(8)	Includes 89,208 shares held in an employee benefit trust of which Dr. Hockin is the sole trustee. Dr. Hockin disclaims beneficial ownership of these shares.

(9)	Includes a total of 431,000 shares subject to outstanding options exercisable during the 60-day period ending December 6, 2003.

(10)	The percentages set forth above are calculated on the basis of the number of outstanding shares of Pacer’s common stock set forth under “THE MERGER—Voting Rights; Quorum; Vote Required for Approval,” plus, where applicable, all stock options, warrants and other rights to purchase Pacer common stock that were exercisable on the record date or which will become exercisable within 60 days thereafter.

Purchases by Pacer and its Directors and Executive Officers and Parent, Merger Sub, Cyan and their Directors and Executive Officers

None of Cyan, Parent, Merger Sub, any affiliate of Cyan, Pacer or Pacer’s directors or executive officers made any purchases of Pacer shares during the 60-day period ended August 28, 2003.

Available Information

Pacer is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Securities Exchange Act of 1934, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Securities and Exchange Commission’s regional office at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. Copies of these materials can also be obtained from the Public Reference Room of the Securities and Exchange Commission at its Washington address at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials also may be obtained without charge at the Securities and Exchange Commission’s website at www.sec.gov. Pacer common stock trades on the NASDAQ SmallCap Market, under the symbol “PTCH.”

Pacer, Parent and Merger Sub have filed a Schedule 13E-3 with the Securities and Exchange Commission with respect to the merger. As permitted by the Securities and Exchange Commission, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are only summaries of the relevant material terms of the referenced contract or document and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the Securities and Exchange Commission.

If you would like to request documents from Pacer, please do so at least ten business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement when considering how to vote your shares at the special meeting. Pacer has not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

This proxy statement is dated October     , 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Information Incorporated by Reference

The Securities and Exchange Commission allows Pacer to incorporate by reference into this proxy statement, which means Pacer may disclose important information by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information contained in, or incorporated by reference into, this proxy statement.

This proxy statement incorporates by reference the documents listed below that Pacer previously filed with the Securities and Exchange Commission. These documents contain important information about Pacer and its business, financial condition and results or operations.

The following documents filed by Pacer with the Securities and Exchange Commission are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2003; and

•	Current Report on Form 8-K filed August 1, 2003.

Pacer’s consolidated financial statements incorporated by reference in this proxy statement were audited by Ernst and Young, LLP.

Pacer also incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and before the special meeting. Pacer’s file number for filings under the Securities Exchange Act of 1934 is 000-08864. Any references to the Private Securities Litigation Reform Act in Pacer’s publicly filed documents which are incorporated by reference in this proxy statement are specifically not incorporated by reference in this proxy statement or in the Schedule 13E-3. Pacer’s Form 10-K, Form 10-Q and Forms 8-K are not presented in this proxy statement or delivered with it, but are available without charge, without exhibits (unless the exhibits are specifically incorporated by reference in this proxy statement), to any person to whom this proxy statement is delivered, upon written or telephonic request directed to Pacer at 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730, Attention: Corporate Secretary at (909) 987-0550. Any requested documents will be sent by first class mail or other equally prompt means within one business day of our receipt of such request.

By order of the board of directors,

Rancho Cucamonga, California

October     , 2003

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors

Pacer Technology

We have audited the accompanying consolidated balance sheets of Pacer Technology as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacer Technology at June 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the consolidated financial statements, in 2003 the Company changed its method of accounting for costs in excess of net assets of businesses acquired.

ERNST & YOUNG LLP

Orange County, California

August 11, 2003

PACER TECHNOLOGY

CONSOLIDATED BALANCE SHEETS

	June 30,
	2003	2002
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash	$3,272	$1,199
Trade receivables, less allowance for doubtful accounts of $753 in 2003 and $518 in 2002	3,770	5,186
Other receivables	447	442
Inventories, net	4,176	3,387
Prepaid expenses	550	709
Deferred income taxes	422	347

Total current assets	12,637	11,270
Equipment and leasehold improvements, net	1,672	1,262
Deferred income taxes	18	238
Intangible assets, net	1,163	1,163

	$15,490	$13,933

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,152	$1,160
Accrued expenses	1,134	1,020
Current installments of capital lease obligation	101	—
Current installments of long-term debt	80	100

Total current liabilities	2,467	2,280
Long-term capital leases obligation, excluding current installments	489	—
Long-term debt, excluding current installments	42	67

Total liabilities	2,998	2,347
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value. Authorized: 50,000,000 shares; issued and outstanding: 2,939,851 in 2003 and 2,928,401 in 2002	7,214	7,157
Retained earnings	5,278	4,429

Total shareholders’ equity	12,492	11,586

	$15,490	$13,933

See accompanying notes to consolidated financial statements.

PACER TECHNOLOGY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended June 30,
	2003	2002	2001
	(In thousands, except per share amounts)
Net sales	$24,402	$30,820	$41,658
Cost of sales	16,619	22,073	31,916

Gross profit	7,783	8,747	9,742
Selling, general and administrative expenses	6,407	7,245	9,268
Restructuring charges	—	516	—
Gain on sale of Cook Bates product line	—	(1,211)	—
Loss on sale of California Chemical product line	—	—	1,042

Operating income (loss)	1,376	2,197	(568)
Other (income) expense:
Interest income	(3)	(4)	(2)
Interest expense	3	144	852
Other, net	(5)	(28)	(9)

	(5)	112	841

Income (loss) before income taxes	1,381	2,085	(1,409)
Income tax expense (benefit)	532	842	(393)

Net income (loss)	$849	$1,243	$(1,016)

Weighted average shares—basic(1)	2,921	3,022	3,260

Basic earnings (loss) per share	$.29	$.41	$(.31)

Weighted average shares—diluted(1)	3,027	3,092	3,260

Diluted earnings (loss) per share	$.28	$.40	$(.31)

(1)	The numbers of shares outstanding at June 30, 2000 have been retroactively adjusted to give effect to a 1-for-5 reverse stock split of outstanding shares approved by the shareholders on November 21, 2000.

See accompanying notes to consolidated financial statements.

PACER TECHNOLOGY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended June 30, 2003, 2002 and 2001

(In thousands, except share amounts)

	Number of Issued and Outstanding Shares	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balances at June 30, 2000(1)	3,324,195	$8,576	$4,202	$(79)	$12,699
Net loss	—	—	(1,016)	—	(1,016)
Foreign currency translation adjustment	—	—	—	79	79

Comprehensive loss	—	—	—	—	(937)
Shares retired related to sale of California Chemical product line	(145,000)	(435)	—	—	(435)
Shares repurchased	(87,290)	(323)	—	—	(323)
Warrants issued to consultants	—	70	—	—	70

Balances at June 30, 2001	3,091,905	7,888	3,186	—	11,074
Net income and comprehensive income	—	—	1,243	—	1,243
Shares repurchased	(163,504)	(731)	—	—	(731)

Balances at June 30, 2002	2,928,401	7,157	4,429	—	11,586
Net income and comprehensive income	—	—	849	—	849
Shares issued upon exercise of options	20,000	99	—	—	99
Shares repurchased	(8,550)	(42)	—	—	(42)

Balances at June 30, 2003	2,939,851	$7,214	$5,278	$—	$12,492

(1)	The numbers of shares outstanding at June 30, 2000 have been retroactively adjusted to give effect to a 1-for-5 reverse stock split of outstanding shares approved by the shareholders on November 21, 2000.

See accompanying notes to consolidated financial statements.

PACER TECHNOLOGY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended June 30,
	2003	2002	2001
	(In thousands)
Net income (loss)	$849	$1,243	$(1,016)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	415	525	515
Amortization of other assets	—	222	330
Write-off of property and equipment	—	144	—
Allowance for doubtful accounts	235	175	39
Deferred income taxes	145	1,231	(421)
Restructuring charges	—	516	—
Gain on sale of Cook Bates product line	—	(1,211)	—
Cash received on sale of Cook Bates product line	—	5,341	—
Loss on sale of property and equipment	1	86	35
Warrants issued to consultants	—	—	70
Goodwill impairment on sale of California Chemical product line	—	—	1,042
Changes in operating assets and liabilities, excluding effects of dispositions:
Decrease in trade receivables	1,181	2,931	616
(Increase) decrease in other receivables	(5)	524	86
Decrease in notes receivable	—	—	116
(Increase) decrease in inventories	(789)	681	3,913
(Increase) decrease in prepaid expenses and other assets	159	(417)	162
Decrease in accounts payable	(8)	(1,231)	(885)
Increase (decrease) in accrued expenses	114	(1,145)	115

Net cash provided by operating activities	2,297	9,615	4,717

Cash flows from investing activities:
Proceeds from sale of California Chemical product line	—	—	500
Proceeds from sale of equipment	9	—	—
Capital expenditures	(245)	(467)	(478)

Net cash provided by (used in) investing activities	(236)	(467)	22
Cash flows from financing activities:
Principal payments on debt and line of credit	(104)	(12,809)	(19,073)
Borrowings on debt and line of credit	59	7,731	13,594
Principal payments on term-loan	—	(2,611)	(917)
Borrowings on term-loan	—	—	2,000
Exercise of stock options	99	—	—
Repurchase of common stock	(42)	(731)	(323)

Net cash provided by (used in) financing activities	12	(8,420)	(4,719)

Net increase in cash	2,073	728	20
Cash at beginning of year	1,199	471	451

Cash at end of year	$3,272	$1,199	$471

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$3	$138	$890

Cash paid during the year for income taxes	$619	$280	$320

Non-cash borrowings on capital lease	$590	$—	$—

See accompanying notes to consolidated financial statements.

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended June 30, 2003, 2002 and 2001

(1)    The Company and Summary of Significant Accounting Policies

Nature of Business

Pacer Technology (“Pacer” or “Company”) is a vertically integrated manufacturing formulator and packager of adhesives, sealants and other related products used in hobby, cosmetic, industrial, automotive aftermarket, consumer and private label applications. Pacer produces the plastic containers used to package their adhesives and produces plastic containers for other customers. These products are sold primarily in the United States and internationally through its UK subsidiary, Pacer Tech Limited (“Pacer Tech”).

The significant accounting policies followed by the Company in preparing the accompanying financial statements are as follows:

Principles of Consolidation

The consolidated financial statements include the accounts of Pacer and its subsidiaries, RECAP, Ltd. and Pacer Tech, which was formed in 1986 to conduct business operations as a distributor of adhesives primarily in the United Kingdom. In June 2001, the scope of Pacer Tech’s operations were reduced and it is now operated as an international sales office. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reverse Stock Split

Effective November 21, 2000, the Company shareholders’ approved a 1-for-5 reverse stock split of its outstanding shares of common stock. All share and per share amounts in these financial statements have been retroactively restated to reflect such reverse split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investment instruments with original maturities of three months or less.

Concentration of Credit Risk

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and accounts receivable. Credit is extended to all customers based upon an evaluation of the customer’s financial condition and credit history and generally the Company does not require collateral. Credit losses are provided for in the consolidated financial statements by management based upon a detailed evaluation of the collectibility of accounts receivable.

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Equipment depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Costs in Excess of Net Assets of Businesses Acquired

As of July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets.” In accordance with SFAS 142, the Company has ceased amortizing goodwill recorded in past business combinations effective as of July 1, 2002 and instead will test at least annually for impairment. As a result, there is no charge for goodwill amortization expense contained in the Company’s statement of operations for the year ended June 30, 2003, whereas the Company’s statements of operations for the years ended June 30, 2002 and 2001 do contain charges for goodwill amortization expense. The accumulated amortization relating to costs in excess of net assets of businesses acquired was $1.6 million as of June 30, 2003 and 2002. All intangible assets on the accompanying consolidated balance sheets relate solely to costs in excess of net assets of businesses acquired.

Revenue Recognition and Shipping Costs

The Company provides its customers with limited rights to return products. The Company recognizes revenue upon concluding that all of the fundamental criteria for revenue recognition have been met. The criteria are usually met at the time of product shipment. Although some shipments are made FOB destination, such shipments are immaterial in amount. In addition, the Company’s experience rate related to losses in transit and damaged goods have been immaterial. The Company establishes an allowance based on historical experience with returns of like products. Shipping costs are included as a component of cost of sales.

Cost of Sales and Selling Expenses

The Company includes all purchasing, receiving, distribution and shipping costs, including freight out, in cost of sales. Selling expenses included within selling, general and administrative expenses includes all sales related salaries, fringe benefits, travel and entertainment and commission expenses, but does not include promotional and cooperative advertising expenses, which are recorded as a charge against sales when incurred.

Advertising and Promotional Expenses

Cooperative advertising and other promotional obligations are accrued and the costs are immediately recorded as a charge against sales when incurred. Advertising and promotional expense were approximately $647,000, $1,139,000 and $2,303,000 for 2003, 2002 and 2001, respectively.

Restructuring Charges

During the fiscal year ended June 30, 2002, the Company recorded $516,000 of restructuring charges mainly as a result of lease termination charges in the amount of $148,000 and employee termination costs. The

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Company’s employee termination costs, totaling $249,000, consisted of salaries and severance pay to twenty-four employees terminated as a result of the sale of the Cook Bates product line in September 2001. All termination costs were incurred and paid during the fiscal year ended June 30, 2002. The Company has also acquired certain equipment and made certain leasehold improvements to accommodate the relocated operations at its retained facilities at a cost of approximately $200,000, which was capitalized and will be depreciated over the useful lives of the acquired assets.

Earnings (Loss) Per Share

Basic earnings (loss) per share (EPS) are based on the weighted average number of shares outstanding during the periods reported and exclude any dilutive effects of options.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency Translation

Assets and liabilities denominated in a functional currency other than U.S. dollars are translated into U.S. dollars at the current rate of exchange existing at year-end, and revenues and expenses are translated at the average monthly exchange rates. Translation adjustments are included as a separate component of shareholders’ equity. Transaction gains and losses included in net income (loss) are immaterial.

Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2003, the fair value of all financial instruments approximated carrying value.

Research and Development

Research and development costs are charged to selling, general and administrative expenses as incurred and amounted to $254,000, $302,000 and $318,000 in 2003, 2002 and 2001, respectively.

Product Warranties

Pacer provides limited warranties for some products for periods generally ranging from 6 to 12 months. Estimated warranty costs have historically been consistent and do not vary significantly from month to month and therefore are recognized as incurred.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

Pacer reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“FAS 148”), which amends Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”). FAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, FAS 148 amends the disclosure requirements of FAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The transition guidance and annual disclosure provisions of FAS 148 are effective for fiscal years ending after December 15, 2002. The Company adopted FAS 148 as of January 1, 2003 but continued its application of the intrinsic value method of accounting under APB 25. Financial statement disclosures of the effect on net income (loss) and earnings (loss) per share if fair value provisions of FAS 148 had been applied are set forth below.

Pacer has stock-based employee compensation plans and applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations, in accounting for its stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The following table illustrates the effect on net income (loss) and earnings (loss) per share as if the Company had applied the fair value recognition provisions of FAS 123.

	Years Ended June 30,
	2003	2002	2001
	(In thousands)
Net income (loss), as reported	$849	$1,243	$(1,016)
Deduct: Total stock-based employee compensation determined under fair value based method for all awards, net of related tax effects	(79)	(212)	(56)

Pro forma net income (loss)	$770	$1,031	$(1,072)

Earnings (loss) per share:
Basic—as reported	$0.29	$0.41	$(0.31)
Weighted Average Shares—Basic	2,921	3,022	3,260
Diluted—as reported	$0.28	$0.40	$(0.31)
Weighted Average Shares—Diluted	3,027	3,092	3,260
Basic—pro forma	$0.26	$0.34	$(0.33)
Weighted Average Shares—Basic	2,921	3,022	3,260
Diluted—pro forma	$0.25	$0.32	$(0.33)
Weighted Average Shares—Diluted	3,082	3,181	3,260

Impact of Recently Issued Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Interpretation 46). The Interpretation significantly changes previous consolidation guidance pertaining to Special Purpose Entities (“SPEs”). The Interpretation clarifies the application of ARB No. 51 to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. These entities are defined as variable interest entities or VIEs. Most SPEs will be evaluated for consolidation under the Interpretation as VIEs. All enterprises with variable interests in VIEs created after January 31, 2003, are required to apply the provisions of the Interpretation immediately. A public entity with a variable interest in a VIE created before February 1, 2003, is required to apply the consolidation provisions of the Interpretation to that entity in the first fiscal year or interim period beginning after June 15, 2003. The Interpretation also requires certain disclosures in all financial statements initially issued after January 31, 2003, regardless of the date on which the VIE was created if it is reasonably possible that an enterprise will consolidate or disclose information about a VIE when the Interpretation becomes effective. The Company does not expect the provision of this statement to have a significant impact on the Company’s results of operations or financial position.

In April 2003, the FASB issued Statement of Financial Accounting Standard No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” (“FAS 149”) amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FAS 133. FAS 149 is effective for contracts entered into or modified after June 30, 2003 except for the provisions that were cleared by the FASB in prior pronouncements. The Company does not expect the provision of this statement to have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” (“FAS 150”). This statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FAS 150 requires that those instruments be classified as liabilities in the balance sheet. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect the provisions of this statement to have a significant impact on the Company’s results of operations or financial position.

(2)    Inventories

Inventories are summarized as follows:

	June 30,
	2003	2002
	(In thousands)
Raw materials	$1,991	$1,579
Work-in-process	323	323
Finished goods	1,887	1,505
Less: reserves	(25)	(20)

Inventories, net	$4,176	$3,387

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(3)    Equipment and Leasehold Improvements

Equipment and leasehold improvements and the useful lives used for computing depreciation and amortization are summarized as follows:

	Estimated Useful Lives	June 30,
		2003	2002
	(In thousands)
Shop equipment	5-10	$5,622	$4,845
Leasehold improvements	10	1,092	1,082
Office furniture and equipment	5-7	232	227
Transportation equipment	3	53	53
Construction in progress		14	6

		7,013	6,213
Less accumulated depreciation and amortization		(5,341)	(4,951)

		$1,672	$1,262

(4)    Borrowings

Pacer has a revolving bank credit line that permits it to borrow up to the lesser of (i) $7.0 million, or (ii) the sum of 70% of the amount of eligible accounts receivable plus 46% of the cost of its finished goods inventories and 35% of its raw material inventories. Credit line borrowings are used primarily to fund working capital requirements. Borrowings under the credit line bear interest at the bank’s prime rate (4.00% as of June 30, 2003) less 0.25%, or at a LIBOR base rate plus 2.50%. Pacer is required to make monthly interest only payments on outstanding borrowings until the maturity date of the credit line, which is October 1, 2003. As of June 30, 2003, no borrowings were outstanding under the credit line. At June 30, 2003, the Company had approximately $4.2 million of borrowings available based on eligible collateral.

In connection with this credit line, the Company has available Commercial Letters of Credit, Standby Letters of Credit, and Banker’s Acceptances, not to exceed $1.5 million in the aggregate. Any amount outstanding on this additional credit facility reduces the borrowing base on the revolving bank credit line. This credit facility expires on October 1, 2003. As of June 30, 2003, there were no letters of credit, standby letters of credit or banker’s acceptances outstanding under this facility.

The agreement with the bank requires Pacer to maintain certain financial ratios and to comply with certain restrictive covenants. As of June 30, 2003, Pacer was in compliance with or had received a waiver for one of these covenants. In August 2003 and relating to the fourth quarter of fiscal 2003, Pacer received a waiver of the covenant requiring profitability in each fiscal quarter. No consideration was paid by the Company to the bank for this waiver. All borrowings from the bank are secured by a first priority security interest in all of the Company’s assets.

In November 2002, the Company obtained a sixty-month capital expenditure loan totaling $59,000 from the same bank. This loan bears interest as a rate of 6.77% per annum and is payable in monthly installments of principal and interest of $1,155. As of June 30, 2003, the outstanding balance was $53,000 and the current portion was approximately $11,000.

In June of 2000, Pacer incurred additional long-term debt of $426,000 related to its acquisition of the intellectual property rights for the Pro-Tel Bondini product line. The current portion of this debt is based on certain minimum royalty payments in accordance with the agreement. The payments commenced on June 1, 2000

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and will be made over a term of five years. As of June 30, 2003, the outstanding balance was $69,000, all of which is classified as current.

Future payments of debt are as follows:

Years Ending June 30,	Payments
(In thousands)
2004	$80
2005	11
2006	12
2007	13
2008	6

Total Payments	$122

(5)    Capital Lease Obligation

During the current year, the Company leased certain equipment under a capital lease. The lease is for a term of five years and bears interest at a rate of 7.5%, payable in monthly installments of approximately $12,000.

Future minimum lease payments under this lease are as follows:

Years Ending June 30,	Payments
(In thousands)
2004	$142
2005	142
2006	142
2007	142
2008	141

Total minimum lease payments	709
Less: amounts representing interest	(119)

Present value of future minimum lease payments	590
Less: current portion	(101)

Long-term portion	$489

(6)    Cost in Excess of Assets Acquired

As of July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets.” In accordance with SFAS 142, the Company has ceased amortizing goodwill recorded in past business combinations effective as of July 1, 2002. As a result, there is no charge for goodwill amortization expense contained in the Company’s statement of operations for the year ended June 30, 2003, whereas the Company’s statements of operations for the years ended June 30, 2002 and 2001 do contain charges for goodwill amortization expense.

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Had amortization of goodwill been discontinued at July 1, 2001, rather than at July 1, 2002, the reported net income (loss) and earnings (loss) per share for the years ended June 30, 2003, 2002 and 2001, respectively, would have been as follows:

	Years Ended June 30,
	2003	2002	2001
	(In thousands)
Net income (loss)
Reported net income (loss)	$849	$1,243	$(1,016)
Add back: amortization, net of tax	—	134	204

Adjusted net income (loss)	$849	$1,377	$(812)

Earnings (loss) per share—basic
Reported net income (loss)	$0.29	$0.41	$(0.31)
Add back: amortization, net of tax	—	0.04	0.06

Adjusted net income (loss)	$0.29	$0.45	$(0.25)

Earnings (loss) per share—diluted
Reported net income (loss)	$0.28	$0.40	$(0.31)
Add back: amortization, net of tax	—	0.04	0.06

Adjusted net income (loss)	$0.28	$0.44	$(0.25)

SFAS 142 also requires that goodwill be tested for impairment annually, or more frequently if circumstances indicate potential impairment, by comparing the fair value of the asset to its carrying amount. Such testing requires, as an initial step, that each of the Company’s reporting units, as defined in SFAS 142, be identified and that the Company’s assets and liabilities, including the existing goodwill and intangible assets, be assigned to those reporting units. The Company has determined that it has a single reporting unit.

The Company has completed the transitional goodwill impairment tests, which involved an assessment of the fair value of the Company and a comparison of that value to the Company’s carrying value. In determining fair value, the Company considered the guidance in SFAS 142, including the Company’s market capitalization, discounted cash flows and other indicators of fair value. Based on this analysis, the Company determined that the fair value of the net assets of the Company exceeded their carrying value and, therefore, that no goodwill impairment had occurred and no impairment charge was required to be taken. All intangible assets on the consolidated balance sheets relate solely to costs in excess of net assets of businesses acquired.

(7)    Accrued Expenses

Accrued expenses consist of the following:

	2003	2002
	(In thousands)
Accrued payroll and related expenses	$316	$311
Legal and accounting expenses	229	24
Employee incentive plan	220	280
Deferred rent	113	122
Sales and marketing expenses	42	57
Other	214	226

Total accrued expenses	$1,134	$1,020

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(8)    Operating Lease Obligations

Pacer leases two manufacturing facilities under operating leases expiring in October 2004 and May 2009. Pacer also leases a distribution facility and office equipment under operating lease agreements. The lease for the distribution facility expires in October 2004. Future minimum lease payments under non-cancelable operating leases as of June 30, 2003 are as follows:

Years Ending June 30,	Operating Leases
(In thousands)
2004	$444
2005	321
2006	248
2007	237
2008	254
Thereafter	233

Total minimum lease payments	$1,737

Rent expense was $524,000, $619,000 and $723,000 in 2003, 2002 and 2001, respectively.

(9)    Major Customers and Export Sales

Pacer has two customers that each accounted for approximately 14% and 11%, respectively, in fiscal 2003, of net sales and one customer accounted for more than approximately 12% of net sales in fiscal 2002. Export sales represent approximately 18%, 16% and 14% of net sales in 2003, 2002 and 2001, respectively.

(10)    Income Taxes

Income tax expense (benefit) from continuing operations for the fiscal years ended June 30, 2003, 2002 and 2001 consist of:

	2003	2002	2001
	(In thousands)
Federal:
Current	$299	$(323)	$—
Deferred	103	1,168	(416)

	402	845	(416)

State:
Current	39	(150)	—
Deferred	42	63	(5)

	81	(87)	(5)

Foreign:
Current	49	84	28
Deferred	—	—	—

	49	84	28

Total income tax expense (benefit)	$532	$842	$(393)

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2003 and 2002 are presented below:

	2003	2002
	(In thousands)
Current deferred tax assets (liabilities):
Allowance for doubtful accounts	$323	$222
Inventories	11	33
Prepaid expenses	(121)	(133)
Vacation accruals	63	83
Advertising accruals	34	56
Other	112	86

Net current deferred tax assets	$422	$347

Non-current deferred tax assets (liabilities):
Depreciation	$60	$126
Amortization	46	165
Net operating loss	—	36
Other	(88)	(89)

Net non-current deferred tax assets (liabilities)	$18	$238

Pacer believes that it is more likely than not that the net deferred tax assets will be realized. This belief is based on past and anticipated future earnings.

The total income tax expense (benefit) differs from the “expected” tax expense (benefit) (computed by applying the U.S. Federal corporate income tax rate of 34%) for 2003, 2002 and 2001 as follows:

	2003	2002	2001
	(In thousands)
Expected income tax provision	$469	$567	$(479)
Non-deductible expenses	49	25	43
State income tax, net of Federal income tax benefit	53	87	(82)
Effect of foreign operations	(39)	167	28
Other	—	(4)	97

Total income tax expense (benefit)	$532	$842	$(393)

(11)    Shareholders’ Equity

Nonqualified Stock Option and Incentive Stock Option Plans

Effective November 21, 2000, the Company’s shareholders’ approved a 1-for-5 reverse stock split of its outstanding shares of common stock. All share and per share amounts in these financial statements have been retroactively restated to reflect such reverse split.

During the year ended June 30, 2002, Pacer adopted the 2001 Stock Incentive Plan that qualifies as “incentive stock options” under Section 442 of the Internal Revenue Code.

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Under the 2001 Stock Incentive Plan, options to purchase up to an aggregate of 300,000 shares of Pacer common stock can be granted. The purchase price shall be no less than the fair market value of the common stock on the grant date. In the event such option is granted to an employee who, at the time the option is granted, owns common stock possessing more than 10% of the total combined voting power of all classes of stock of Pacer, the exercise price of the option shall be no less than 110% of the fair market value. The exercise period for the options shall not exceed ten years, except that it shall not be greater than five years in the case of any options granted to an employee who owns common stock possessing more than 10% of the total combined voting power of all classes of stock of Pacer. The option agreement may provide (a) that the right to exercise the option shall accrue over time in accordance with a vesting schedule, which shall provide that options will become exercisable at least in annual installments of 20% per year over the first five years of the term of the option; or (b) that such accrual shall be accelerated upon the occurrence of certain specified event(s).

There were no stock options granted under this Plan during fiscal year 2003 or 2002.

During the year ended June 30, 1995, Pacer adopted the 1994 Stock Option Plan to provide key employees and directors an opportunity to purchase common stock of Pacer pursuant to “non-qualified stock options” at the discretion of the board of directors.

Under the 1994 Stock Option Plan, options to purchase up to 440,000 shares of Pacer common stock are authorized to be granted. The purchase price shall be no less than fair market value on the grant date. The exercise period shall not exceed ten years from grant date and options vest immediately.

In fiscal year 2003, under this Plan, Pacer granted an option to a Director to purchase 20,000 shares of Pacer’s common stock at $4.95 per share. The market value of the stock was $4.95 per share, on the date of grant. The fair value of the stock option granted during fiscal 2003 was $63,000 on the date of grant using the Black Scholes option-pricing model with the following assumptions: volatility rate of 48.29%, risk-free interest rate of 3.58%, and an expected life of 10 years. There were no stock options granted under the nonqualified Stock Option Plan during fiscal years 2002 or 2001.

During the year ended June 30, 1995, Pacer adopted the 1994 Incentive Stock Option Plan that qualifies as “incentive stock options” under Section 422 of the Internal Revenue Service Code.

Under the 1994 Incentive Stock Option Plan, options to purchase up to an aggregate of 400,000 shares of Pacer common stock can be granted. The purchase price shall be no less than the fair market value of the common stock on the grant date. In the event such option is granted to an employee who, at the time the option is granted, owns common stock possessing more than 10% of the total combined voting power of all classes of stock of Pacer, the exercise price of the option shall be no less than 110% of the fair market value. The exercise period for the options shall not exceed ten years, except that it shall not be greater than five years in the case of any options granted to an employee who owns common stock possessing more than 10% of the total combined voting power of all classes of stock of Pacer. The option agreement may provide (a) that the right to exercise the option in whole or in part shall not accrue until a certain date or the occurrence of an event; (b) that the right to exercise the option shall accrue over time in accordance with a vesting schedule; or (c) that such accrual shall be accelerated upon the occurrence of certain specified event(s).

In fiscal year 2001, under this Plan, the Company granted options to an employee to purchase a total of 100,000 shares of Pacer’s common stock at $2.625 per share. The market value was $2.625 per share on the date of grant. The fair value of the stock options granted during fiscal year 2001 was $172,000 on the date of grant using the Black Scholes option-pricing model with the following assumptions: volatility rate of 47.57%, risk free interest rate of 5.06% and an expected life of 10 years.

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In fiscal year 2002, under this Plan, the Company granted options to various employees to purchase a total of 163,000 shares of Pacer’s common stock at prices ranging from $3.02 to $4.50 per share, which equaled the market price of the Company’s common stock at date of grant. The fair value of the stock options granted during fiscal year 2002 was $312,000 on the dates of grant using the Black Scholes option-pricing model with the following assumptions: volatility rate of 47.8%, risk free interest rate of 4.08% and an expected life of 10 years.

In fiscal year 2003, under this Plan, the Company granted options to various employees to purchase a total of 45,000 shares of Pacer’s common stock at prices ranging from $3.90 to $4.31 per share, which equaled the market price of the Company’s common stock at date of grant. The fair value of the stock options granted during fiscal year 2003 was $121,000 on the dates of grant using the Black Scholes option-pricing model with the following assumptions: volatility rate of 48.29% to 48.48%, risk free interest rate of 3.58% to 4.31% and an expected life of 10 years.

Under the 1982 Stock Option Plan, options to purchase up to an aggregate of 360,000 shares of common stock could be granted to both directors and key employees. The purchase price was not normally less than the fair market value of the shares on the date the option was granted, and in no event was the purchase price less than 85% of the fair market value of the shares on the date the option was granted. The exercise period for an option could not exceed ten years, and options granted vested immediately. This plan expired in 1992 and no options were granted under this plan thereafter.

In 1993, the Company granted an option to purchase 60,000 shares of common stock at a price equal to fair market value of the shares on the date the option was granted. The exercise period for the option was ten years and options granted vested immediately. This grant was not associated with any stock option plan.

Summary of changes in stock options outstanding are as follows:

1994 SOP & ISOP

	Options Available For Grant	Number Outstanding	Weighted Average Exercise Prices	Weighted Average Fair Value Per Share of Options Granted
Balances at June 30, 2000	253,000	515,000	$4.76
Options granted	(100,000)	100,000	2.63	$1.72
Options cancelled	10,000	(10,000)	5.23

Balances at June 30, 2001	163,000	605,000	$5.10
Options granted	(163,000)	163,000	3.28	$2.10
Options cancelled	85,000	(85,000)	3.89

Balances at June 30, 2002	85,000	683,000	$3.41
Options granted	(65,000)	65,000	4.48	$2.87
Options exercised	—	(20,000)	4.95
Options cancelled	10,000	(10,000)	3.02

Balances at June 30, 2003	30,000	718,000	$4.21

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes information about the 1994 SOP & ISOP stock options at June 30, 2003:

Exercise Price	Shares Outstanding at 6/30/03	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Shares Exercisable at 6/30/03	Weighted Average Exercise Price of Exercisable Options
$2.63	100,000	$2.63	7.6 years	60,000	$2.63
$ 3.02—$3.90	144,000	$3.14	7.3 years	134,000	$3.10
$ 4.31—$4.95	114,000	$4.48	7.2 years	79,000	$4.56
$5.00	360,000	$5.00	1.7 years	360,000	$5.00

	718,000			633,000	$4.32

1982 Stock Option Plan and Other Shares Granted

	Outstanding Options
	Number of Shares	Exercise Prices	Aggregate Value
Balances at June 30, 2000	140,000	$5.00-$5.40	$706,000
Options expired	(60,000)	$5.00-$5.40	(306,000)

Balances at June 30, 2001	80,000	$5.00	$400,000
Options expired	(20,000)	$5.00	(100,000)

Balances at June 30, 2002 and 2003	60,000	$5.00	$300,000

Warrant to Purchase Common Stock

During the year ended June 30, 2001, the Company issued a warrant to purchase 66,667 shares of common stock at a price of $2.9375 per share that expires on January 28, 2004. The Company valued the warrant at $70,000 using the Black-Scholes option-pricing model.

The Company did not issue any new warrants during the years ended June 30, 2003 or 2002. At June 30, 2003, there is a warrant outstanding to purchase 66,667 shares of common stock.

(12)    Earnings (Loss) Per Share

Earnings (loss) per share were computed as follows:

	2003	2002	2001
	(In thousands, except per share amounts)
Numerator:
Numerator for basic and diluted earnings (loss) per share	$849	$1,243	$(1,016)

Denominator:
Denominator for basic earnings (loss) per share—weighted average number of common shares outstanding during the period	2,921	3,022	3,260
Incremental common shares attributable to exercise of outstanding options	106	70	—

Denominator for diluted earnings (loss) per share	3,027	3,092	3,260

Basic earnings (loss) per share	$.29	$.41	$(.31)

Diluted earnings (loss) per share	$.28	$.40	$(.31)

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(13)    401(k) Plan

Pacer’s 401(k) plan is available to all full-time employees who have completed a minimum service of 90 days at January 1, April 1, July 1 or October 1 of each year.

Employees who elect to participate in the plan may make contributions to the plan on a pre-tax basis from 2% to 16% of their annual compensation. Pacer contributions, when made, will match 50% of employee contributions up to 4% of salaries paid. Pacer contributions are accrued as participant contributions are withheld. Participants become fully vested in Pacer contributions after six years of service.

Plan expenses, net of forfeitures for the years ended June 30, 2003, 2002 and 2001 were $38,000, $59,000 and $67,000, respectively.

(14)    Quarterly Financial Data (Unaudited)

The following table presents unaudited quarterly financial information for each of the fiscal years ended June 30, 2003 and 2002. This information has been prepared by Pacer on a basis consistent with its audited consolidated financial statements for those years. The information includes all necessary adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of the unaudited quarterly operating results when read in conjunction with Pacer’s audited consolidated financial statements and notes thereto. These quarterly operating results are not necessarily indicative of results that may be expected in future periods.

	Quarters Ended
FY 2003	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003
Net sales	$6,523	$5,784	$6,566	$5,529
Gross profit	2,074	1,790	2,154	1,765
Net income (loss)	385	241	395	(172)
Net income (loss) per share:
Basic	$.13	$.08	$.14	$(.06)
Diluted	$.13	$.08	$.13	$(.06)

	Quarters Ended
FY 2002	Sept. 30, 2001	Dec. 31, 2001	Mar. 31, 2002	June 30, 2002
Net sales	$10,359	$6,886	$6,567	$7,008
Gross profit	2,938	1,864	1,993	1,952
Net income (loss)	904	(70)	353	56
Net income (loss) per share:
Basic	$.29	$(.02)	$.12	$.02
Diluted	$.29	$(.02)	$.11	$.02

(15)    Acquisitions & Dispositions

On June 11, 2001, the Company sold all of the assets, properties and goodwill of its California Chemical product line, which consists primarily of bulk liquids and powders for sculptured acrylic finger nail processes to Esschem, Inc. in exchange for $500,000 cash plus the transfer by Esschem to Pacer of 145,000 shares of Pacer common stock owned by Esschem. As a result of this transaction, the Company wrote off the remaining goodwill that arose from the acquisition in 1997. The goodwill impairment, a one-time, non-cash charge, of $1,042,000 is included in the accompanying 2001 consolidated statement of operations.

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On September 28, 2001, the Company sold inventory and certain fixed and intangible assets related to the Cook Bates product line (which consisted largely of personal care manicure implements, seasonal gift sets and Halloween merchandise) for $5.3 million cash. That inventory totaled $3.8 million and the net book value of the remaining assets sold in that transaction totaled $105,000. In connection with the sale, Pacer recorded transaction related costs of $142,000, a $40,000 loss associated with the sale of holiday merchandise at bargain prices and a gain of $1.2 million, which are included in operating income in the accompanying statement of operations for the year ended June 30, 2002.

(16)    United Kingdom Distribution Facility Closure

During the fourth quarter ended June 30, 2001, the board of directors instituted a repositioning plan to focus the Company’s resources on its core adhesive and sealant business. In connection with this repositioning plan, the Company decided to close its United Kingdom operations and distribution facility. As a result of this closure, the Company did not renew the facility lease, which expired in July 2001. The Company will, however, continue to maintain a small sales office. Included in cost of sales in the accompanying 2001 consolidated statement of operations is a write-off of $500,000 associated with the cost of closure.

(17)    Commitments and Contingencies

In June of 2000, the Company entered into an intellectual property license agreement pursuant to which Pacer obtained exclusive marketing and distribution rights from Pro-Tel, Inc., to the Bondini product line. As part of this agreement, the Company has the obligation to make a monthly royalty payment to Pro-Tel equal to 10% of net sales through the fiscal year ended June 30, 2005.

The Company has entered into sales agreements with many of its customers that contain pricing terms, including the amounts of promotional and cooperative advertising allowances that Pacer will provide to those customers. Each of these agreements is unique and may include one or more of these features as part of its terms. In the case of agreements that provide for promotional and cooperative allowances, those allowances are established at fixed dollar amounts, rather than varying with the volume of the customer’s purchases of products from Pacer and, therefore, those allowances represent commitments on the part of Pacer to such customers.

Pacer has severance compensation agreements with certain of its officers. Those agreements provide for, in the event of termination due to a change of control or termination without cause, a lump-sum payment equal to 2.99 times the sum of the officers highest base salary within the twelve-month period prior to the termination and an amount equal to any bonuses that would have be paid.

Pacer is involved in certain legal actions and claims arising in the ordinary course of business. It is the opinion of management that such litigation will be resolved without material effect on Pacer’s financial position or results of operations.

(18)    Related Party Transactions

During the years ended June 30, 2003, 2002 and 2001, Pacer incurred legal expenses of $7,000, $62,000 and $83,000, respectively, to a law firm, one of the partners of which is a shareholder and, until August 2002, was a member of Pacer’s board of directors.

PACER TECHNOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(19)    Subsequent Event

On July 30, 2003, Pacer Technology and Cyan Investments, LLC announced that they have signed a definitive merger agreement providing for Cyan Holding Co., a subsidiary of Cyan Investments, LLC (“Cyan”), to acquire, for $6.95 per share in cash, the approximately 70% of Pacer’s outstanding common stock that Cyan does not already own. In addition, all of Pacer’s outstanding stock options will be converted into a right to receive cash in an amount equal to the difference between $6.95 per share and the respective exercise prices of those options. The per share consideration, together with the cash that will be paid for the options, places the aggregate value of Pacer’s shares (inclusive of options) at approximately $22.6 million.

(20)    Valuation And Qualifying Accounts

Description	Balance At Beginning of Period	Additions	Deductions(1)	Balance At End of Period
	(In thousands)
Allowance for doubtful accounts:
Year Ended June 30, 2001	$304	$499	$(460)	$343
Year Ended June 30, 2002	$343	$703	$(528)	$518
Year Ended June 30, 2003	$518	$472	$(237)	$753

(1)	Write-off of doubtful accounts against the allowance and recoveries.

Description	Balance At Beginning of Period	Additions	Deductions(1)	Balance At End of Period
Allowance for obsolete or slow-moving inventory:
Year Ended June 30, 2001	$638	$84	$(445)	$277
Year Ended June 30, 2002	$277	$258	$(515)	$20
Year Ended June 30, 2003	$20	$63	$(58)	$25

(1)	Write-off of slow-moving or obsolete inventory or sale of inventory at reduced margin.

AGREEMENT AND PLAN OF MERGER

by and among

CYAN HOLDING CO.,

PT ACQUISITION CORP.,

and

PACER TECHNOLOGY

dated as of July 29, 2003

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

TABLE OF CONTENTS (Continued)

AGREEMENT AND PLAN OF MERGER

TABLE OF CONTENTS (Continued)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), is made and entered into as of July 29, 2003, by and among CYAN HOLDING CO., an Oklahoma corporation (“Parent”), PT ACQUISITION CORP., a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and PACER TECHNOLOGY, a California corporation (the “Company”). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, each of the Boards of Directors of Parent, Merger Sub and the Company has determined that it is in the best interest of such party and its respective shareholders to consummate a statutory merger in which Merger Sub would merge with and into the Company, the Company would be the surviving corporation in such merger and, on consummation thereof, would become a wholly-owned subsidiary of Parent (the “Merger”), all as more fully set forth herein;

WHEREAS, each of the Boards of Directors of Parent, Merger Sub and the Company has, and the shareholders of Parent have, approved this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement in accordance with the Oklahoma General Corporation Act (the “OGCA”), the California General Corporation Law (“CGCL”) and their respective charter documents;

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof, all as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

THE MERGER

1.1.    The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, Merger Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the CGCL.

1.2.    Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 at the date and time on which the conditions to Closing set forth in Article 8 of this Agreement shall have been satisfied or waived by the appropriate party or at such other time or place as the parties hereto may agree. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the “Closing Date.” At the time of the Closing, Parent, Merger Sub and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

1.3.    Effective Time.  At the Closing, the parties hereto shall (a) cause an agreement of merger in substantially the form of Exhibit B (the “California Agreement of Merger”) to be executed and filed with the Secretary of State of the State of California, as provided in Section 1103 of the CGCL and (b) make all other filings, recordings or publications and take such other actions as may be required by the CGCL to make the Merger effective. The Merger shall become effective at such time as the California Agreement of Merger is duly filed with the California Secretary of State, or at such other time as may be specified in the California Agreement of Merger (the “Effective Time”).

1.4.    Effects of the Merger.  Subject to the foregoing, the effects of the Merger shall be as provided in this Agreement, the California Agreement of Merger and the applicable provisions of the CGCL.

1.5.    Articles of Incorporation and Bylaws of the Surviving Corporation.  The Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended at the Effective Time to read in their respective entirety as the Articles of Incorporation and Bylaws of Merger Sub until thereafter changed or amended as provided therein or in accordance with applicable Law.

1.6.    Directors and Officers.  The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified in accordance with applicable Law or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF COMPANY AND MERGER SUB

2.1.    Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of the Company Stock:

(a)    Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one (1) share of the Company Stock, which shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

(b)    Conversion of the Company Common Stock.  As of the date hereof, the Company’s authorized Capital Stock consists solely of shares of Common Stock without par value (the “Company Stock”). Subject to the other provisions of this Article 2:

(i)    Each issued share of Company Stock that is outstanding immediately prior to the Effective Time (individually a “Share” and collectively the “Shares”), other than (i) Shares held by the Company or any Company Subsidiary or by Parent, Merger Sub or any other subsidiary or parent of Parent or Merger Sub, if any (collectively, the “Excluded Shares”), and (ii) Dissenting Shares, shall, by virtue of the Merger, be converted automatically into the right to receive a cash payment in the amount of $6.95 per Share, subject to possible adjustment as provided in Section 2.1(b)(ii) below (the “Per Share Amount” and in the aggregate, (x) exclusive of the aggregate amount of the Option Payments required to be made pursuant to Section 2.4 below, the “Shareholder Consideration” and (y) together with the aggregate Option Payments, the “Merger Consideration”).

(ii)    The Per Share Amount payable pursuant to Section 2.1(b)(i) and for purposes of calculating the Option Payments pursuant to Section 2.4 below, has been calculated based upon 2,939,851 outstanding shares of Company Stock. In the event that, at the Effective Time, the actual number of Shares issued and outstanding (as adjusted for any stock split, stock dividend, including any dividend or distribution of securities convertible into shares of Company Stock, or a recapitalization of the outstanding Shares occurring after the date hereof and prior to the Effective Time) is different than as set forth in this Section 2.1(b)(ii) (except as may result from the exercise or conversion of any currently outstanding Company Options described in Section 2.4 below), the Per Share Amount shall be adjusted such that the aggregate amount of the Shareholder Consideration paid by Parent is unaffected.

(iii)    At the Effective Time, all of the Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and subject to Section 2.3 below, each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, the Per Share Amount for each Share represented by such certificate to be paid (without interest) in consideration therefor upon the surrender of such certificate in accordance with Section 2.2.

(iv)    At the Effective Time, each Share held by the Company as treasury stock or held by Parent, Merger Sub or any subsidiary or parent of Parent, Merger Sub or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

2.2.    Surrender and Payment.

(a)    Prior to the Effective Time, Parent shall appoint a bank or trust company that is reasonably satisfactory to the Company (the “Exchange Agent”) for the purpose of exchanging the Shareholder Consideration for certificates representing Shares in accordance with a letter of irrevocable instructions mutually acceptable to Parent, the Company and the Exchange Agent. On the Closing Date, Parent shall, or shall cause Merger Sub to, deposit with the Exchange Agent the Shareholder Consideration to be paid in respect of the Shares (the “Exchange Fund”). For purposes of determining the Shareholder Consideration to be deposited with the Exchange Agent, Parent shall assume that no holder of Shares will perfect such holder’s right to demand cash payment of the fair market value of his Shares pursuant to Chapter 13 of the CGCL. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each Person who was a holder of Shares at the Effective Time (a “Shareholder”), a letter of transmittal for use in such exchange (which shall be in customary form and shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments of the Shareholder Consideration as provided in this Section 2.2 from the Exchange Fund which, unless otherwise provided elsewhere in this Agreement, shall not be used for any purpose except payment of the Shareholder Consideration as provided in this Agreement.

(b)    Each holder of Shares that have been converted into a right to receive the Per Share Amount, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other customary documentation as may be reasonably required by Parent or the Exchange Agent and approved on or prior to the Closing Date by the Company (which approval shall not be unreasonably withheld), will be entitled to receive an amount equal to the product of the Per Share Amount and the number of Shares represented by such certificate or certificates, without interest thereon, less any required withholding tax.

(c)    If any portion of the Shareholder Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)    At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the

Effective Time, the holders of certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as provided in this Agreement or by Law. If, after the Effective Time, any certificate representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash in an amount equal to the product of the Per Share Amount and the number of Shares represented by such certificate, less any required withholding tax, as provided for and in accordance with the procedures set forth in this Article 2.

(e)    Any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Agreement that remains unclaimed by the holders of Shares twelve (12) months after the Effective Time shall be returned to Parent, upon Parent’s demand, and any such holder who has not exchanged his Shares for the Shareholder Consideration payable in respect thereof in accordance with Section 2.1 and this Section 2.2 prior to that time shall thereafter look only to Parent for payment of the portion of the Shareholder Consideration due in respect of his Shares. If, for any reason, the monies in the Exchange Fund are not sufficient to pay the Shareholder Consideration due in respect of any of the Shares, Parent shall pay such Shareholder Consideration to the holder of the Shares upon surrender of his or her certificate evidencing such Shares.

(f)    Any portion of the Shareholder Consideration deposited with the Exchange Agent pursuant to Section 2.2(a) to pay for Shares for which the right to a determination of fair market value, as contemplated by Section 2.3, has been perfected shall be returned to Parent upon Parent’s demand.

(g)    If any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance acceptable to the Exchange Agent, by the person claiming such certificate to be lost, stolen or destroyed, and complying with such other conditions as the Exchange Agent may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of the Exchange Agent and Parent with respect to the certificate alleged to be lost, stolen or destroyed), the Exchange Agent will deliver to such person the Per Share Amount payable in respect of each such Share, without interest thereon.

2.3.    Dissenting Shares.

(a)    Notwithstanding Section 2.1, Shares outstanding immediately prior to the Effective Time and held by a Shareholder who is entitled to an appraisal of the fair market value for such shares and who does not vote in favor of or consent in writing to the Merger as provided in the applicable provisions of Chapter 13 of the CGCL (“Dissenting Shares”) shall not be converted into the right to receive any portion of the Shareholder Consideration as provided in Section 2.1(b) of this Agreement, unless and until such holder fails to perfect or withdraws or otherwise loses the right to an appraisal of the fair market value of such holder’s Dissenting Shares. If, after the Effective Time, any such Shareholder fails to perfect or withdraws or loses the right to an appraisal of the fair market value of his Dissenting Shares under the CGCL, such Shares thereupon shall cease to be Dissenting Shares and shall be treated as if they had been converted as of the Effective Time into the right to receive that portion of the Shareholder Consideration to which such holder is entitled, pursuant to Sections 2.1 and 2.2 hereof, without interest thereon.

(b)    The Company shall give Merger Sub prompt notice of any demands received by the Company for the payment of fair market value for Shares, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not make any such payment pursuant to or in respect of any such demand without Parent’s prior written consent.

2.4.    Company Options.

(a)    At the Effective Time, each outstanding option, warrant or other right entitling the holder thereof to purchase shares of Company Stock (each, a “Company Option” or collectively “Company Options”), whether issued pursuant to the Company’s 2001 Stock Incentive Plan, 1994 Stock Option Plan, 1994 Incentive Stock Option Plan or 1982 Stock Option Plan (collectively, the “Option Plans”), or outside any

Option Plans, which is vested and exercisable, or which will become exercisable upon consummation of the Merger, but excluding any Company Options held or beneficially owned by Parent or Merger Sub or any other subsidiary or parent of Parent or Merger Sub (collectively “Excluded Options”), shall be converted into and shall become the right to receive, in full and complete satisfaction and cancellation thereof, a cash payment per Company Option, without interest, in an amount that shall be determined by multiplying (i) the excess, if any, of the Per Share Amount over the applicable per share exercise price of such Company Option, by (ii) the number of shares of Company Stock that are purchasable on exercise of the vested portion of such Company Option immediately prior to the Effective Time (which vested portion shall be determined after giving effect to the acceleration of vesting of any such Company Option by reason of the consummation of the Merger), less any required withholding tax (the “Option Payment”). At the Effective Time, all outstanding Company Options (including any Company Option that is not exercisable at the time of the Merger or for which no payment shall be due hereunder) shall be canceled and be of no further force or effect except for the right to receive the cash Option Payment to the extent provided in this Section 2.4. Prior to the Effective Time, the Company and Parent shall take all actions (including, if appropriate, amending the terms of the Option Plans and option agreements or warrants) that are necessary to give effect to the transactions contemplated by this Section 2.4, including the cancellation of all Company Options (whether or not they are then vested).

(b)    Prior to the Effective Time, Parent and the Company shall establish a procedure to effect the surrender or cancellation of Company Options in exchange for the Option Payments to which the holders of such Company Options shall be entitled under Section 2.4(a), and, upon surrender or cancellation of each such Company Option, Parent shall pay to the holder thereof in cash the amount of the Option Payment, if any, to which such holder shall be entitled hereunder.

(c)    Parent, Merger Sub and the Company hereby acknowledge and agree that the Surviving Corporation shall not assume or continue any Company Options, or substitute any additional options for such Company Options.

2.5.    Additional Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise carry out the transactions contemplated by this Agreement.

2.6.    Withholding Taxes; Payments to Public Officials.  Parent and Merger Sub shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to Shareholders or Option Payments payable to holders of Company Options pursuant to this Agreement such amounts as Parent and Merger Sub may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign Tax Law. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the holders of Shares or Company Options (as the case may be) to whom such amounts would otherwise have been paid pursuant to Section 2.2 or 2.4 (as applicable) hereof. Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, none of Parent, Merger Sub or the Surviving Corporation shall be liable to holders of Shares or Company Options for any cash amounts required to be delivered or paid over to any public official pursuant to any applicable abandoned property, escheat or similar Law.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) or in the Company SEC Documents:

3.1.    Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.2.    Subsidiaries.  The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, limited liability company, partnership, joint venture or other entity or enterprise, except for its ownership of Pacer Tech Ltd., a corporation organized under the laws of the United Kingdom, RECAP, Ltd., a California corporation, and Super Glue Corporation, a California corporation (the “Company Subsidiaries”). Each of the Company Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation and is also duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and each such Subsidiary has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on the Company. Except for directors’ qualifying shares in the case of foreign Company Subsidiaries, the Company owns directly or indirectly each of the outstanding shares of capital stock of each of the Company Subsidiaries. All of the outstanding shares of capital stock of the Company Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly (other than directors’ qualifying shares in the case of foreign Company Subsidiaries), by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of the Company Subsidiaries, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Company Subsidiaries, and neither the Company nor any of the Company Subsidiaries has any obligation of any kind to issue any additional securities of the Company Subsidiaries.

3.3.    Corporate Authorization.

(a)    The execution, delivery and performance by the Company of this Agreement and any Transaction Documents to which the Company or any of its Subsidiaries is or will be a party, and the consummation by it of the transactions contemplated hereby and thereby, are within the corporate power and authority of whichever of the Company or such Subsidiary is a party thereto and have been duly authorized by all necessary corporate action on the part of the Company or such Subsidiary in accordance with the CGCL, except for the approval of the Company’s Shareholders and the filing of the California Agreement of Merger, both as required by the CGCL.

(b)    The Company’s Board of Directors, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to, and in the best interests of, the Company’s Shareholders (other than Parent and its members).

(c)    This Agreement has been duly executed and delivered by the Company. Assuming the due authorization, execution and delivery by each of the other parties hereto, this Agreement constitutes, and any other Transaction Document that the Company is obligated to execute and deliver pursuant hereto will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors rights generally or by general equitable principles (whether the issue of enforceability is being decided by a court of law or in equity).

3.4.    Governmental Authorization.  Except as set forth in Section 3.4 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity, other than (a) the filing of the California Agreement of Merger and other documents in accordance with the CGCL, (b) compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), (c) compliance with the applicable rules and regulations of Nasdaq, (d) any other filings, approvals or authorizations which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.5.    Non-Contravention.  Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions provided in or contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company or any of the Company Subsidiaries, each as amended to date, (ii) assuming compliance with the matters referred to in Section 3.4 above, contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Company or any of the Company Subsidiaries, (iii) require the consent or other action of any Person under any contract or agreement under any contract or agreement to which the Company or any of its Subsidiaries is a party, or (iv) constitute a Default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of the Company Subsidiaries or to a loss of any benefit to which the Company or any of the Company Subsidiaries is entitled under any provision of any license, franchise, permit, certificate, approval or other similar authorization applicable to the Company or any of the Company Subsidiaries, or (v) result in the creation or imposition of any Lien on any asset of the Company or any of the Company Subsidiaries, except, in the case of clauses (ii), (iii), (iv) and (v) of this Section 3.5, for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.6.    Compliance with Law and Other Instruments.  Except as and to the extent set forth in Section 3.6 of the Company Disclosure Schedule:

(a)    The Company and each of the Company Subsidiaries hold all licenses, permits and authorizations necessary for the lawful conduct of their respective businesses as now being conducted pursuant to all applicable Laws of all governmental bodies, agencies and other authorities having jurisdiction over them or any part of their respective operations, except where the failure to have such licenses, permits or authorizations would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no violations or claimed violations by the Company or any of the Company Subsidiaries of, or action or proceeding pending against the Company or the Company Subsidiaries with respect to any such license, permit or authorization that would have Material Adverse Effect on the Company.

(b)    Each of the businesses of the Company and the Company Subsidiaries has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Regulatory Authority with respect to the Company or any of the Company Subsidiaries is pending or, to the Knowledge of the Company, threatened in writing. The Company has not received any written communication in the past two years from a Regulatory Authority that alleges that the Company or any of the Company Subsidiaries is not in compliance with any applicable Law the violation of which would have a Material Adverse Effect on the Company.

3.7.    Capitalization.

(a)    The authorized capital stock of the Company consists of 50,000,000 shares of Company Stock. As of June 30, 2003, there were outstanding (i) 2,939,851 shares of Company Stock, and (ii) Company Options to purchase an aggregate of 843,667 shares of Company Stock (which includes 66,667 shares of Company Stock that are purchasable on exercise of a stock purchase warrant which is held or beneficially owned by Parent). Additionally, as of June 30, 2003, a total of 330,000 shares of Company Stock were reserved for issuance pursuant to Company Options available for grant but not yet granted.

(b)    All of the outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 3.7, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options, restricted stock, stock appreciation rights, other stock based compensation awards or other rights to acquire from the Company, or any other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

(c)    As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or that are convertible into or exercisable for Company Stock having the right to vote) on any matters on which shareholders of the Company may vote.

(d)    All of the Company Stock was issued in compliance with all applicable federal and state securities Laws, except where the failure to have so complied would not have a Material Adverse Effect on the Company.

(e)    To the Knowledge of the Company, there are no voting agreements or voting trusts between or among any Person or Persons relating to the Company or the Company Common Stock. Other than as set forth in this Section 3.7, the Company is not obligated to issue or repurchase any shares of Company Stock for any purpose and no Person has entered into any Contract (whether preemptive or contractual) to which the Company is a party for the purchase, subscription or issuance of any unissued Shares or other unissued securities of the Company, whether now or in the future.

3.8.    SEC Filings of the Company; Absence of Undisclosed Liabilities.

(a)    The Company has timely filed with the Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, statements and other documents required to be filed by it since July 1, 1999 to the date hereof (the “Company SEC Documents”). The Company SEC Documents (a) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the 1934 Act applicable to such Company SEC Documents at the time they were filed (or if any such Company SEC Document was amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and (b) did not as of the time they were filed (or if any such Company SEC Document was amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    The consolidated financial statements of the Company included in the Company SEC Documents complied in all material respects at the time of filing with the then applicable accounting requirements and published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles as in effect at the time of their preparation (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis throughout the periods involved (“GAAP”) (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)    Except as set forth in the Company SEC Documents, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of a type required, in accordance with GAAP, to be set forth in financial statements or the notes thereto (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

3.9.    Absence of Certain Changes.  Except as set forth in the Company’s SEC Documents or in Section 3.9 of the Company Disclosure Schedule, since March 31, 2003, the business of the Company has been conducted in the ordinary course consistent with past practice and there has not been any:

(a)    event, occurrence or development of a state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on the Company;

(b)    declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company, except for repurchases of Company Stock pursuant to the terms of any Company Options;

(c)    split, combination, re-classification of any Company Common Stock or any amendment of any term of any outstanding security of the Company;

(d)    incurrence, assumption or guarantee by the Company or the Company Subsidiaries of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e)    creation or other incurrence by the Company or any of the Company Subsidiaries of any Lien on any asset other than in the ordinary course consistent with past practices;

(f)    making of any capital contribution to or investment in, or any loan or advance to, any Person other than capital contributions to or investments in Company Subsidiaries, or loans or advances made in the ordinary course of the Company’s business consistent with past practices;

(g)    change in any method of accounting, method of tax accounting or accounting practice by the Company or any of the Company Subsidiaries, except for any such change that is consistent with GAAP or required by reason of a concurrent change in GAAP or rules promulgated by the SEC;

(h)    (i) grant of any severance or termination pay to any current or former director, officer or employee of the Company or any of the Company Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company or any of the Company Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements (other than in the ordinary course of business), (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of the Company or any of the Company Subsidiaries (other than in the ordinary course of business), or (v) establishment, adoption, or amendment (except as required by applicable Law), of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other Benefit Plan or arrangement covering any current or former director, officer or employee of the Company or any of the Company Subsidiaries;

(i)    labor dispute, other than routine individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of the Company Subsidiaries or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

(j)    tax election or any settlement of tax liability, in either case that has had a Material Adverse Effect on the Company;

(k)    asset acquisition or expenditure in excess of $100,000 individually or $250,000 in the aggregate;

(l)    payment, prepayment or discharge of any liability in excess of $100,000 individually other than in the ordinary course of business or any failure to pay any liability in excess of $100,000 individually when due (other than any liability being contested in good faith by the Company and for which adequate reserves have been established to the extent required by GAAP);

(m)    creation, termination or amendment of, or waiver of any material right under, any Contract of the Company or any of the Company Subsidiaries, except for the creation, termination or amendment of or waiver under any such Contract in the ordinary course of business or which would not, either individually or in the aggregate, have a Material Adverse Effect on the Company;

(n)    damage, destruction or loss (whether or not covered by insurance) having, or reasonably expected to have, a Material Adverse Effect on the Company;

(o)    sale or other disposition of any material Asset of the Company other than in the ordinary course of business; or

(p)    agreement or commitment to do any of the foregoing.

3.10.     Litigation.    Except as disclosed in Section 3.10 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of the Company, threatened against or affecting, the Company or any of the Company Subsidiaries, or any of their respective properties, or to the Knowledge of the Company against any of the Company’s officers or directors in their capacities as such, before any court or arbitrator or any governmental body, agency or official that is reasonably expected to have a Material Adverse Effect on the Company. Neither the Company nor any of the Company Subsidiaries or their respective properties, nor, to the Knowledge of the Company, any of their respective officers and directors in their capacities as such, are subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official.

3.11.    Taxes.

(a)    The Company represents and warrants the following:

(i)    the Company and each of the Company Subsidiaries have prepared and timely filed with the appropriate Governmental Authorities all franchise, income and all other Tax returns and reports required to be filed on or before the date hereof (collectively the “Returns”), taking into account any extension of time to file granted to or obtained on behalf of the Company or Company Subsidiaries;

(ii)    other than such Taxes as are adequately reserved for in accordance with GAAP, all Taxes of the Company and each of the Company Subsidiaries shown on such Returns have been timely paid in full to the proper authorities;

(iii)    all deficiencies resulting from examinations by Tax authorities of income, sales and franchise and all other Returns filed by the Company or any of the Company Subsidiaries in any jurisdiction in which such Returns are required to be so filed have been paid or adequately reserved for in accordance with GAAP and no claim has been asserted against the Company in writing by any taxing authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Returns that the Company or any Company Subsidiary is subject to the taxation by that jurisdiction;

(iv)    no deficiency has been asserted or assessed against the Company or any of the Company Subsidiaries in writing which has not been satisfied or otherwise resolved or adequately reserved for in accordance with GAAP, and no tax examination of the Company or any of the Company Subsidiaries is pending or, to the Knowledge of the Company, threatened, by any taxing authority;

(v)    no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Return has been requested;

(vi)    all Returns filed by the Company and each of the Company Subsidiaries are correct and complete in all material respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

(vii)    to the Knowledge of the Company, no Tax liens have been filed with respect to any Taxes;

(viii)    neither the Company nor any of the Company Subsidiaries have: (A) filed a consent under Code Section 341(f) concerning collapsible corporations; (B) executed, become subject to, or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Tax Law, (C) received approval to make or agreed to a change in tax accounting method, or (D) incurred or assumed any liability for the Taxes of any Person;

(ix)    the Company and the Company Subsidiaries have not entered, nor do they plan to enter into, any agreement, arrangement, plan or similar circumstance with any Person that could result in a distribution, apportionment or reallocation under Section 482 of the Code or other similar provision of the Tax Law;

(x)    neither the Company nor any of the Company Subsidiaries has made since July 1, 2003, and none will make, any voluntary tax adjustment by reason of a change in its accounting methods for any pre-Merger period;

(xi)    the Company and each of the Company Subsidiaries has made timely payments or deposits of the Taxes required to be deducted and withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

(xii)    neither the Company nor any of the Company Subsidiaries is a party to any Tax sharing or Tax matters agreement, or a party to any agreement to indemnify any Person for Taxes; and

(xiii)    the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(b)    Neither the Company nor any of the Company Subsidiaries is a party to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in (i) the payment of any “excess parachute payments” within the meaning of Section 280G of the Code by reason of the Merger, (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code, or (iii) the payment of any amounts not deductible by the Company or any of the Company Subsidiaries, in whole or in part, by reason of Section 162(m) of the Code.

3.12.    The Company Employee Benefit Plans.

(a)    Section 3.12(a) of the Company Disclosure Schedule sets forth a list of all of the Company’s employee benefit plans, as defined in Section 3(3) of ERISA.

(b)    Section 3.12(b) of the Company Disclosure Schedule sets forth a list of all other profit-sharing, deferred compensation (including a list of participants therein), bonus, stock option, stock purchase, stock bonus, phantom stock, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, employment, severance, termination, golden parachute, consulting, supplemental retirement plan or agreement, supplemental unemployment and other employee benefit plans, programs, agreements or arrangements, including all unwritten employee benefit plans, programs, agreements and arrangements, if any, maintained or contributed to by the Company for the benefit of the Company’s Employees (or former employees) or independent contractors and/or their beneficiaries. Plans referred to in Section 3.12(a) and 3.12(b) are collectively referred to as “Benefit Plans.” An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company’s obligations under the plan arise by reason of its being a “successor employer” under applicable Law.

(c)    The Company has delivered or made available to Parent a true and complete copy of each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Section 3.12(b) of the Company Disclosure Schedule includes a description of any such amendment that is not in writing).

(d)    The Company does not maintain or contribute to, nor has maintained or contributed to, any Benefit Plan that is subject to Section 302 of ERISA or Section 412 of the Code.

(e)    No Benefit Plan is a “multi-employer plan,” as defined in Section 3(37) of ERISA, nor is a plan described in Section 4063(a) of ERISA.

(f)    All costs of administering, and contributions required to be made by the Company to, each Benefit Plan under the terms of that Benefit Plan, ERISA, or the Code have been timely made or adequate accruals therefor in accordance with GAAP are reflected on the appropriate books of the Company. All amounts properly accrued to date as liabilities of the Company under, or with respect to, each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on the appropriate books, to the extent required by Law or GAAP. Neither the Company nor any Subsidiary has any accumulated funding deficiency, as such term is defined by ERISA and the Code with respect to any Benefit Plans.

(g)    Each Benefit Plan has been maintained and operated in all material respects in accordance with, and currently complies in all material respects with, all applicable Laws, including but not limited to, ERISA and the Code. Each Benefit Plan has been operated in all material respects in accordance with its terms. The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) of the Code, and, to the Knowledge of the Company, no event has occurred (either before or after the date of such determination letter), and no amendments have been made that would disqualify the plan. No determination letter received with respect to any Benefit Plan has been revoked nor, to the Knowledge of the Company, has revocation been threatened.

(h)    No Benefit Plan is intended to provide benefits which might require compliance with Sections 419 or 419A of the Code.

(i)    To the Knowledge of the Company (i) no prohibited transaction has occurred with respect to any of the Benefit Plans which is not exempt under Section 4975 of the Code and Section 406 of ERISA, and (ii) the Company has not engaged in any transaction with respect to any Benefit Plan which could subject it to either a material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(j)    The Company does not maintain any plan that provides (or will provide) medical or death benefits to any current or future former employees (including retirees) beyond the date of their retirement or other termination of service, other than benefits that are required to be provided pursuant to Section 4980B of the Code or state Law continuation coverage or conversion rights or as set forth in Section 3.12(j) of the Company Disclosure Schedule.

(k)    There are no proceedings or lawsuits, pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, there are no investigations pending, relating to any Benefit Plan, by any administrative agency, whether local, state or federal or by any fiduciary, participant or beneficiary of such plan (other than participant claims for benefits being processed in the ordinary course).

(l)    None of the Benefit Plans are subject to the tax on unrelated business taxable income or unrelated debt-financed income under Section 511 of the Code.

(m)    To the Knowledge of the Company, no Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

(n)    Section 3.12(n) of the Company Disclosure Schedule lists each individual who (i) has elected to continue and currently is participating in a group health plan of the Company pursuant to an election under COBRA, or (ii) has not made an election under COBRA but who is still eligible to make such election.

(o)    Neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for the payment of insurance premiums, all of which have been paid when due.

3.13.    Banking and Finders’ Fees.     There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement, except for the Company’s obligation to Houlihan Lokey Howard & Zukin. A true and complete copy of the Company’s engagement letter with Houlihan Lokey Howard & Zukin as in effect on the date hereof has been furnished to Parent and such engagement letter has not been modified, supplemented or otherwise amended.

3.14.    Environmental Compliance.    Except as otherwise set forth in Section 3.14 of the Company Disclosure Schedule:

(a)    The Company and each of the Company Subsidiaries are in compliance with all Environmental Laws and all Environmental Permits (except where non-compliance would not have a Material Adverse Effect on the Company) and, to the Knowledge of the Company, no condition exists on any of the real property owned by or used in the business of the Company that would constitute a violation of any such Environmental Law or that constitutes or threatens to constitute a public or private nuisance that would have such a Material Adverse Effect.

(b)    Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Company has not received any written notice regarding any violation or non-compliance by the Company or any Company Subsidiaries with any Environmental Laws, or regarding any Company Environmental Liabilities, including any investigatory, remedial or corrective obligations, relating to the Company, any of the Company Subsidiaries or their facilities arising under Environmental Laws.

(c)    Neither the Company nor any of the Company Subsidiaries have caused, or are causing or threatening to cause, any disposals or releases of any Hazardous Material in violation of Environmental Law on or under any real properties which it (A) leases, occupies or operates or (B) previously owned, leased, occupied or operated and, to the Knowledge of the Company, no such disposals or releases occurred prior to the Company or the Company Subsidiaries having taken title to, or possession or operation of, any of such properties; and to the Knowledge of the Company, no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface waters after the Company or the Company Subsidiaries has taken title to, or possession or operation of any such properties and, to the Knowledge of the Company, no such disposals or releases have migrated off of such properties in subsurface soils, groundwater or surface water prior to such time.

(d)    Neither the Company nor any of the Company Subsidiaries has (A) arranged for the disposal or treatment of Hazardous Material in violation of Environmental Law at any facility owned or operated by a

Person other than those listed in Section 3.14(d) of the Company Disclosure Schedule, or (B) accepted any Hazardous Material for transport to disposal or treatment facilities or other sites selected by the Company from which facilities or sites there has been a release or there is a release of a Hazardous Material known to the Company. Any facility identified in Section 3.14(d) was duly licensed in accordance with applicable Law and to the Company’s Knowledge has not been listed in connection with the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) by the United States Environmental Protection Agency’s Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS) or National Priorities List (NPL) or any equivalent or like listing of sites under state or local Law (whether for potential releases of substances listed in CERCLA or other substances).

(e)    Neither the Company nor any of the Company Subsidiaries have ever installed, used, buried or removed any surface impoundment or underground tank or vessel on real properties owned, leased, occupied or operated by the Company or any of the Company Subsidiaries in violation of Environmental Law.

(f)    Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, there has been no litigation, administrative proceedings or investigations or any other actions, or any written claims, demands or notices of potential responsibility brought or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or any settlement reached by it with any Person or Persons alleging the presence, disposal, release or threatened release of any Hazardous Material in violation of Environmental Law on, from or under any real property owned, leased, occupied or operated by the Company or Company Subsidiaries.

3.15.    Collective Bargaining Arrangements.    Neither the Company nor any of the Company Subsidiaries is a party to or bound by any employee collective bargaining agreement, nor is the Company or any of the Company Subsidiaries a party to or, to the Knowledge of the Company, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Company or any of the Company Subsidiaries.

3.16.    Interests in Real Property.  Section 3.16 of the Company Disclosure Schedule sets forth a complete and correct list and brief description of all real property leased by the Company and each of the Company Subsidiaries on the date of this Agreement. Neither the Company nor any of the Company Subsidiaries owns any real property. All real property leases to which the Company or any of the Company Subsidiaries is a party are valid and in full force and effect and, to the Company’s Knowledge, are valid and binding on the other parties thereto in accordance with their respective terms, assuming enforceability as to the parties other than the Company and the Company Subsidiaries that are parties thereto, and neither the Company nor any of such Company Subsidiaries, as applicable, is in Default of any material provision thereof. All improvements and fixtures made by or at the direction of the Company or any of the Company Subsidiaries on real properties leased by the Company or each of the Company Subsidiaries conform in all material respects to all applicable health, fire, safety, environmental, zoning and building Laws and ordinances; and all materials, buildings, structures (or the space used by the Company or any of the Company Subsidiaries in such buildings or structures) and fixtures used by the Company and each of the Company Subsidiaries in the conduct of their business are in good operating condition and repair, ordinary wear and tear excepted.

3.17.    Personal Property.  Other than as set forth in Section 3.17 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries have good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions of any nature whatsoever to all material items of machinery or equipment, reflected on the Company Balance Sheet as owned by the Company, except for Permitted Liens. All the machinery and equipment used in the business by the Company or any of the Company Subsidiaries is in good operating condition and repair, normal wear and tear excepted.

3.18.    Employees, Directors and Officers.  The Company has previously provided Parent with a complete and correct list of all of the present directors, officers and other employees of the Company and each of the Company Subsidiaries, and the direct compensation (including wages, salaries and actual or currently anticipated bonuses) paid to such Persons in the Company’s fiscal year ending June 30, 2003. Except as set forth in Section 3.18 of the Company Disclosure Schedule or in the financial statements of the Company, no unpaid salary, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of the Company is now payable to any of such officers, directors or employees.

3.19.    Intellectual Property.

(a)    The Company and each of the Company Subsidiaries own, or possess legally enforceable rights to use, all Intellectual Property that is material to the operation of the business of the Company and each of the Company Subsidiaries as currently conducted (collectively, “Material Intellectual Property”). All Material Intellectual Property is either owned by the Company or one of the Company Subsidiaries (as the case may be) free and clear of all Liens except Permitted Liens or is used pursuant to a license agreement. Each such license agreement is valid and enforceable and in full force and effect, neither the Company nor any of the Company Subsidiaries are in material Default thereunder, and to the Knowledge of the Company, no corresponding licensor is in material Default thereunder. To the Knowledge of the Company, none of the Material Intellectual Property owned or licensed by the Company or the Company Subsidiaries infringes or otherwise conflicts with any Intellectual Property or other right of any Person. There is no pending or, to the Company’s Knowledge, threatened litigation, adversarial proceeding, administrative action, or other written challenge or claim, relating to any Material Intellectual Property owned or licensed by the Company or the Company Subsidiaries. There is no outstanding Order relating to any Material Intellectual Property owned or licensed by the Company or the Company Subsidiaries. To the Knowledge of the Company, there is currently no infringement by any Person of any Material Intellectual Property owned or licensed by the Company or the Company Subsidiaries.

(b)    The Company and each of the Company Subsidiaries have taken reasonable steps to protect, maintain and safeguard the Company’s Material Intellectual Property, including any Material Intellectual Property owned by the Company for which improper or unauthorized disclosure would materially impair its value or validity, and have executed and required such nondisclosure agreements as are reasonably necessary to protect the confidentiality of such Material Intellectual Property and made filings and registrations in connection with the foregoing reasonably required to safeguard the Material Intellectual Property owned by the Company.

(c)    To the Knowledge of the Company, no employee of the Company or the Company Subsidiaries is in violation of any term of any employment contract, nondisclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or the Company Subsidiaries.

(d)    Section 3.19(d) of the Company Disclosure Schedule sets forth a true and complete list of all Third Party Technology licensed by the Company or Company Subsidiaries that constitutes Material Intellectual Property of the Company.

(e)    Section 3.19(e) of the Company Disclosure Schedule sets forth a list of all issued and pending patents, all registered copyrights and all applications therefor, and all trademarks, trade names, and service marks whether or not registered, that are currently used in the business conducted by the Company.

3.20.    Contracts.  Except as set forth in Section 3.20 of the Company Disclosure Schedule:

(a)    Neither the Company nor any of the Company Subsidiaries is a party to any:

(i)    employment, change in control or severance Contract with any employee, officer or director of the Company;

(ii)    Contract relating to the borrowing of money in excess of $100,000 by the Company or by any of the Company Subsidiaries, or the guaranty of any obligation in excess of such amount for the borrowing of money by the Company or any of the Company Subsidiaries;

(iii)    Contract that involves the payment or receipt by the Company or any of the Company Subsidiaries of more than $100,000 over the remaining term of the Contract, other than Contracts that are for the purchase or sale of goods or services by the Company in the ordinary course of its business;

(iv)    Contracts that are otherwise material to the business of the Company and its Subsidiaries (considered as a whole) and are not for the purchase or sale of goods or services in the ordinary course of business; or

(v)    distributorship or other agreements relating to the marketing, distributing or sublicensing of products, other than agreements pursuant to which less than $100,000 of the Company’s products were sold during the fiscal year ending June 30, 2003 and agreements pursuant to which the Company reasonably expects that less than $100,000 of the Company’s products will be sold during the fiscal year ending June 30, 2004.

(b)    The Company is not in Default of any of the Contracts identified in Section 3.20(a) of the Company Disclosure Schedule and to the Knowledge of the Company all of the other parties to such Contracts are in compliance with all material provisions thereof, except for any Default that would not have a Material Adverse Effect on the Company. The Company has caused to be delivered to Parent complete and correct copies of all the Contracts listed in the Company SEC Documents that are still in full force and effect as of the date hereof and Section 3.20(a) of the Company Disclosure Schedule.

3.21.    Affiliate Transactions.  Except as set forth in the Company SEC Documents or in Section 3.21 of the Company Disclosure Schedule, there are no material Contracts or other material transactions between the Company or any Company Subsidiaries, on the one hand, and any Person that is an Affiliate of the Company or any of the Company Subsidiaries, on the other hand. There is no outstanding indebtedness between the Company or any Company Subsidiaries and any Person that is an Affiliate of the Company or any of the Company Subsidiaries, except for business expenses or advances made in the ordinary course of business which have not yet been reimbursed.

3.22.    Insurance.  The Company has in full force and effect all insurance and indemnity policies that are customary in coverage and amount for a company of its size and business. Section 3.22 of the Company Disclosure Schedule contains a list of all contracts of insurance and indemnity of or relating to the Company and each of the Company Subsidiaries (except insurance related to employee benefits) in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage and expiration date). All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid prior to delinquency, and the Company knows of no circumstance (other than the consummation of the transactions contemplated by this Agreement), which has caused, or might cause, any such contract to be canceled or terminated.

3.23.    Powers of Attorney and Suretyships.  Neither the Company nor any of the Company Subsidiaries has any powers of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters or to customs agents and customs brokers), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, neither the Company nor any of the Company Subsidiaries has any obligations or liabilities (absolute or contingent) that are material to the Company and its Subsidiaries, considered as a whole, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other Person except a Company Subsidiary.

3.24.    Proxy Statement.  The information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the Company’s shareholders in connection with the meeting of the Company’s Shareholders to consider the Merger (the “Company Shareholders Meeting”) (such proxy statement as amended or supplemented is referred to herein as the “Proxy Statement”), at the date mailed to the Company Shareholders, at the date of the Company Shareholders Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. If at any time prior to the Effective Time, the Company discovers any event or information that is necessary to be set forth in a supplement to the Proxy Statement in order for the Proxy Statement to comply, in all material respects, with the requirements of the 1934 Act, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

3.25.    Fairness Opinion.  The Company has received the opinion of Houlihan Lokey Howard & Zukin dated the date of the meeting of the Board of Directors of the Company at which the transactions contemplated by this Agreement were approved, to the effect that, as of such date, the Shareholder Consideration is fair, from a financial point of view, to the holders of Company Stock.

3.26.    Customers.  Section 3.26 of the Company Disclosure Schedule lists (i) the top 10 customers by billings for the Company and the Company Subsidiaries, considered as a whole (collectively, the “Customers”), during the fiscal year ended June 30, 2003. The Company has not received any oral or written notice from any of the Customers stating that such Customer intends to terminate its business relationship with the Company or any of the Company Subsidiaries, or materially reduce the volume of business it does with the Company or any of the Company Subsidiaries.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in Parent Disclosure Schedule:

4.1.    Corporate Existence and Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business as now conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on Parent or Merger Sub. Parent is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

4.2.    Corporate Authorization.

(a)    The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Transaction Documents to which Parent or Merger Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby are within the corporate power and authority of each of Parent and Merger Sub, and have been duly authorized by all necessary action of Parent and Merger Sub under its respective charter documents or under the laws applicable to it.

(b)    The (i) directors of each of Parent and Merger Sub, at meetings duly called and held, have each determined that this Agreement and such Transaction Documents, and the transactions contemplated hereby and thereby (including the Merger), are in the best interests of their respective shareholders, and (ii) directors and the shareholders of each of Parent and Merger Sub, at meetings duly called and held, have approved and adopted this Agreement and such Transaction Documents, and the transactions contemplated hereby and thereby (including the Merger), and the aforementioned approvals satisfy in full any applicable requirements of the CGCL and the OGCA, as applicable.

(c)    This Agreement has been duly executed and delivered by Parent and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes, and any other Transaction Document that Parent or Merger Sub is obligated to execute and deliver pursuant hereto will constitute, legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub, as applicable, in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors rights generally or by general equitable principles (whether the issue of enforceability is being decided by a court of law or in equity).

4.3.    Proxy Statement; Information Supplied.  The information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 3.24 above), at the date mailed to the Company Shareholders, at the date of the Company Shareholders’ Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. If at any time prior to the Effective Time, Parent or Merger Sub discovers any event or information that is necessary to be set forth in a supplement to the Proxy Statement in order for the Proxy Statement to comply, in all material respects, with the requirements of the 1934 Act, Parent or Merger Sub shall promptly inform the Company. Notwithstanding the foregoing, neither Parent nor Merger Sub make any representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

4.4.    Governmental Authorization.  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity, other than (a) compliance with the 1934 Act, (b) the filing of the California Agreement of Merger with the Secretary of State of the State of California as required by the CGCL, and (c) any other filings, approvals, or authorizations which, if not obtained or made would not materially impair or interfere with the ability of Parent or Merger Sub to consummate the Merger.

4.5.    Non-Contravention.  Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Articles of Incorporation or Bylaws (or similar governing documents) of Parent or Merger Sub, as applicable, (b) require the consent or approval of any Person or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a Default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree or Law applicable to Parent or Merger Sub or any of Parent’s subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or Defaults which would not materially impair the ability of Parent or Merger Sub to consummate the Merger.

4.6.    Litigation.  There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Parent, threatened against or affecting, Parent or Merger Sub or, to the Knowledge of Parent, any of their respective officers, managers or directors (as applicable), in their capacities as such, before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby.

4.7.    No Prior Activities.  Except for obligations incurred in connection with its incorporation or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

4.8.    Financing.  Parent has the financial resources, or has obtained unconditional financing commitments in amounts, sufficient to consummate the Merger in accordance with the terms of this Agreement and Parent has delivered to Company written documents or other evidence satisfactory to the Company, all of which are accurate and complete, verifying the foregoing and such financing commitments, if any, are binding and enforceable obligations of the parties that have made such commitments. Such financial resources or financing shall be available to fund the Merger Consideration on the Closing Date.

4.9.    Banking and Finders’ Fees.  There is and will be no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Parent or any of the Parent Subsidiaries who might be entitled to any fee or commission from Parent or any of the Parent Subsidiaries upon or in respect of the consummation of the transactions contemplated by this Agreement.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1.    Conduct of the Company Business.  Prior to the earlier of the Closing Date or termination of this Agreement, except with the prior written consent of Parent or as expressly contemplated by this Agreement or described in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause the Company Subsidiaries to:

(a)    conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business and consistent with past practices; and not make any material change in its methods of management, marketing, accounting, or operations;

(b)    obtain approval from Parent prior to undertaking any material new business opportunity outside the ordinary course of business;

(c)    confer at the reasonable request of Parent with one or more designated representatives of Parent to report material operational matters and to report the general status of ongoing business operations;

(d)    notify Parent of any governmental complaints, investigations or hearings (or communications received by the Company indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any material property or other material Assets;

(e)    not (i) grant to any current or former director, officer or employee of the Company or the Company Subsidiaries any increase in compensation or benefits, except for raises in the ordinary course of business consistent with past practice or as required under any written employment agreement, (ii) grant to any director, officer, or employee any increase in severance or termination pay, including the vesting of shares of the Company Stock (or other property), or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee;

(f)    except as incurred under existing lines of credit in the ordinary course of business and consistent with past practices, not (i) create or incur any indebtedness, or (ii) release or create any material Liens of any nature whatsoever except for Permitted Liens or in the ordinary course consistent with past practice;

(g)    except in the ordinary course of business, or even if in the ordinary course of business, then not in an amount to exceed $100,000 individually or $250,000 in the aggregate, not make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

(h)    not amend the Articles of Incorporation, Bylaws or other governing instruments of the Company, except as contemplated by this Agreement;

(i)    not make any changes in its accounting methods or practices or revalue its Assets, except for (i) those changes required by GAAP or the SEC, and (ii) changes in its tax accounting methods or practices that may be necessitated by changes in applicable Tax Laws;

(j)    not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of the Company Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend or other distribution with respect to any of the Company Stock, except for shares to be issued pursuant to the Company Options outstanding as of the date of this Agreement under the Option Plans and except as may be permitted by Section 5.4 hereof;

(k)    not sell or otherwise dispose of any material Asset or make any material commitment relating to its Assets other than in the ordinary course of business or as permitted by Section 5.4 hereof, or enter into or terminate any lease of real property other than in the ordinary course of business;

(l)    not purchase or redeem, or agree to purchase or redeem, any security of the Company (including any share of Company Stock) except repurchases of shares of Company Stock in connection with the termination of services of any employee or consultant pursuant to Company Options, or as permitted by Section 5.4 hereof;

(m)    not acquire or agree to acquire by merging or consolidating with, or by purchasing any Person, interest in, portion of or the capital or the Assets of, or by any other manner, any business of any Person or division thereof, or otherwise acquire or agree to acquire any Assets which are material, individually or in the aggregate, to the business of the Company or the Company Subsidiaries or enter into any joint ventures, strategic partnerships or alliances, except as otherwise permitted by Section 5.4 below;

(n)    not materially modify or amend, or terminate any material Contract to which the Company or any of the Company Subsidiaries is a party or waive, release, or assign any material rights or claims thereunder, in any such case in a manner materially adverse to the Company; or

(o)    authorize any, or commit or agree to take any of, the foregoing actions, except as permitted by Section 5.4 hereof.

5.2.    Shareholder Approval.  Subject to Section 5.4 below (i) the Company will call the Company Shareholders Meeting to be held as promptly as practicable in accordance with applicable Law and its Articles of Incorporation and Bylaws to submit this Agreement, the Merger and related matters for the consideration and approval of the Company Shareholders, and (ii) such approval will be recommended by the Company’s Board of Directors. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable securities Laws.

5.3.    Satisfaction of Conditions Precedent.  During the term of this Agreement, but subject to Section 5.4 below, the Company will use its commercially reasonable best efforts to satisfy or cause to be satisfied the conditions precedent that are set forth in Subsections 8.1(a) and (b) and in Subsections 8.2(a), (b) and (c) below.

5.4.    No Other Negotiations.

(a)    As of the date of this Agreement, the Company has not entered into any agreement or understanding, and it has ceased, and has instructed its officers and directors and its Subsidiaries and their officers and directors and the Company’s financial and other professional advisors to cease, discussions and any negotiations with any Third Party (as hereinafter defined) with respect to any Third Party Acquisition Proposal (as hereinafter defined). The Company further covenants and agrees that, from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither the Company nor any Subsidiary shall, nor shall the Company authorize or permit any of its or its Subsidiaries’ respective officers, directors, agents or representatives (“Company Representatives”) to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to or enter into any agreement with any Third Party (other than Parent and Merger Sub or any designees of Parent or Merger Sub) concerning any Third Party Acquisition

Proposal; provided, however, notwithstanding the foregoing covenants and restrictions or any other similar restrictions that may be contained elsewhere in this Agreement, if (i) the Company or its Board of Directors, or any Committee thereof receives directly, or indirectly through any of the Company Representatives a written Third Party Acquisition Proposal (which may be conditional, excluding a financing condition), and (ii) the Company’s Board of Directors concludes in good faith that such Third Party Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal (as hereinafter defined), and (iii) the Third Party has entered into a confidentiality agreement with the Company that is substantially similar in effect to the Confidentiality Letter Agreement dated as of July 17, 2003 between the Company and Parent (the “Confidentiality Letter”), the Company and the Company Representatives may, without thereby breaching or violating this Agreement, (y) furnish to such Third Party or its representatives information with respect to the Company of the same type and scope that the Company provided to Parent prior to the date hereof and any additional information that such Third Party requests, but only if the Company is permitted, and does in fact, offer to furnish and, if requested to do so by Parent, promptly thereafter furnishes, such additional information to Parent or any of its Representatives (as defined in the Confidentiality Letter), and (z) also engage in discussions and negotiations with the Third Party regarding the terms of a possible Third Party Acquisition Proposal between the Company and such Third Party or any affiliate thereof.

(b)    The Company shall (i) promptly, and in any event within two business (2) days after the Company receives a Third Party Acquisition Proposal, (i) notify Parent in the event the Company receives any Third Party Acquisition Proposal, including the material terms and conditions thereof and the identity of the Third Party submitting such proposal, and any request for confidential information made in connection with a Third Party Acquisition Proposal, (ii) provide a copy of any written agreements the Company receives from any such person or group (or its representatives), and (iii) advise Parent of any material modifications thereto.

(c)    Notwithstanding anything to the contrary that may be contained in Subsection 5.4(a) or elsewhere in this Agreement, the Company’s Board of Directors, or any committee of independent directors established by it for this purpose, may by majority vote approve and recommend a Superior Proposal, and following such approval and recommendation the Company or its Board of Directors may take any or all of the following additional actions: (i) enter into an agreement which provides for it to consummate the transactions contemplated in that Superior Proposal, (ii) withdraw or modify in a manner adverse to Parent, its recommendation of this Agreement and the Merger, and (iii) terminate this Agreement pursuant to Subsection 9.1(g), but none of the foregoing actions, including the approval and recommendation of a Superior Proposal by the Company’s Board of Directors (collectively, the “Superior Proposal Actions”), may be taken unless and until (y) the Company or its Board of Directors has provided written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company’s Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and the intent to take any of the foregoing Superior Proposal Actions, and (z) Parent does not, within five (5) days of Parent’s receipt of the Notice of Superior Proposal, make a firm written offer that is no more conditional than the Superior Proposal and that the Company’s Board of Directors, or a committee of the Company’s independent directors, as the case may be, by a majority vote, determines in its good faith judgment (after consultation with the Company’s financial advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company’s shareholders, from a financial point of view, as such Superior Proposal, and the taking by the Company or its Board of Directors of any or all of the foregoing Superior Proposal Actions set forth above in this Paragraph 5.4(c) shall not constitute a breach or violation of this Agreement by the Company, provided, however, that if the Company or its Board of Directors takes any one or more of such Superior Proposal Actions, then, the Parent shall be entitled to terminate this Agreement pursuant to Subsection 9.1(g) below (if the Company has not already done so pursuant to Subsection 9.1(g)) and the Company shall become obligated in the event of the occurrence of any Superior Proposal Action and a resulting termination of this Agreement pursuant to Subsection 9.1(g) of this Agreement, as its sole liability to Parent, to pay the Breakup Fee to the Parent on the terms and conditions set forth in Section 9.4 below.

(d)    Notwithstanding anything to the contrary that may be contained elsewhere in this Section 5.4 or in any other provision of this Agreement, any disclosure that the Company or its Board of Directors may be compelled to make with respect to the receipt of a Third Party Acquisition Proposal or otherwise in order to comply with its fiduciary duties or with any of the applicable provisions of or rules or regulations promulgated under the 1934 Act will not constitute a breach or violation of this Agreement.

(e)    For the purposes of this Agreement (i) the term “Third Party Acquisition Proposal” means, other than in connection with the Merger or as otherwise specifically contemplated by this Agreement, any proposal relating to (A) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving the Company, or one or more Company Subsidiaries that, individually or in the aggregate, own more than 25% of the consolidated assets of the Company and its Subsidiaries or account for more than 25% of the consolidated revenues of the Company and its Subsidiaries (“Material Subsidiaries”), if Persons who were shareholders of the Company immediately preceding such transaction would hold, directly or indirectly, immediately following the consummation of such transaction, voting securities that represent in the aggregate less than a majority of the voting power in the surviving or resulting entity of such transaction or, if that surviving or resulting entity has a parent, in such parent; (B) any sale, lease, exchange, transfer or other disposition (including by way of merger, consolidation or exchange), in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company or of any Material Subsidiaries; (C) any purchase, tender offer, exchange offer or similar transactions or series of related transactions pursuant to which a Third Party acquires or would acquire directly or indirectly beneficial ownership of twenty-five percent (25%) or more of the Company Stock; or (D) any other substantially similar transaction or series of related transactions that reasonably could be expected to result in the acquisition of a controlling interest in the Company; (ii) the term “Third Party” means a Person other than Parent, Merger Sub or any Affiliate thereof; and (iii) a Third Party Proposal shall constitute a “Superior Proposal” if, after consultation with its financial advisor or financial advisors, the Company’s Board of Directors, concludes that such Proposal is bona fide and, if consummated, would be more favorable, from a financial point of view, to the Company’s shareholders than the Merger and that the Third Party making such Superior Proposal is financially capable of consummating it.

5.5.    Access.  The Company shall afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours during the period commencing on the date hereof and ending on the earlier of (i) the Effective Time or (ii) the termination of this Agreement, to all of the properties, books, contracts, commitments, personnel and records of the Company and the Company’s Subsidiaries and, during such period, the Company shall furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other documents filed by the Company or any of its Subsidiaries during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning their respective businesses, properties and personnel as Parent or its representatives may reasonably request. Except to the extent otherwise required by Law, Parent and any other Person receiving information pursuant to this Section 5.5 will hold any confidential information obtained pursuant to this Section 5.5 in accordance with the Confidentiality Letter, provided that if the Merger is consummated hereunder then the Confidentiality Agreement shall thereupon terminate.

5.6.    Notification of Certain Matters.  The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to Parent.

5.7.    Delisting.  The Company shall take, or cause to be taken, all actions necessary to delist all of the Company’s Stock from The Nasdaq SmallCap Market and to terminate registration under the 1934 Act; provided that such delisting and termination shall not be effective until after the Effective Time.

5.8.    Resignations.  The Company shall use its best efforts to obtain and deliver to Parent at or prior to the Closing Date duly signed resignations, effective at the Effective Time, of all directors and officers of the Company designated in writing by Parent prior to the Closing Date.

5.9.    Directors’ Qualifying Shares.  The Company shall take, or cause to be taken, all actions necessary to cause the directors’ qualifying shares of the foreign Company Subsidiaries, if any, to be transferred prior to the Effective Time to such person or persons designated in writing by Parent.

ARTICLE 6

COVENANTS OF PARENT

6.1.    Obligations of Merger Sub.  Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

6.2.    Employees and Employee Benefits.

(a)    Parent and its Affiliates shall provide the Company Employees (as defined below) with (a) retirement and savings benefits, (b) health and medical benefits, (c) severance benefits, and (d) other employee benefits that are, in the case of each such category of benefits, no less favorable in the aggregate than the comparable benefits provided to Company Employees by the Company immediately before the Effective Time. Pending such action, Parent shall maintain the effectiveness of the Company’s and the Company Subsidiaries’ Benefit Plans. From and after the Effective Time, Parent and the Surviving Corporation shall continue in full force and effect all severance and employment agreements in effect immediately prior to the date hereof.

(b)    From and after the Effective Time, Parent shall treat all service by the Company Employees with the Company and its Affiliates and their respective predecessors prior to the Effective Time for all purposes as service with Parent (except to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service). With respect to any medical or dental Benefit Plan in which the Company Employees participate after the Effective Time, Parent shall (a) waive or cause to be waived any pre-existing condition exclusions and requirements (provided, however, that no such waiver shall apply to pre-existing condition of any the Company Employee who was, as of the Effective Time, excluded from participation in a the Company Benefit Plan by virtue of such pre-existing condition) and (b) ensure that such Company Employees are credited for any medical or dental expenses that they incurred in the calendar year 2003 for purposes of calculating deductibles, co-payments, aggregate benefit limitations or similar amounts.

(c)    Nothing in this Section 6.2 shall be construed to impose upon Parent and its Affiliates any obligation to continue the employment of any Company Employee following the Effective Time, provided that nothing herein shall impair the obligations of the Surviving Corporation under any employment or severance or other agreement that may exist on the date hereof between the Company and any Company Employee or Company directors. For purposes of this Section 6.2, the “Company Employees” shall mean Persons who are, as of the Effective Time, employees of the Company or any Company Subsidiaries.

6.3.    Indemnification.

(a)    The Articles of Incorporation of Merger Sub and the Surviving Corporation shall contain the following provisions with respect to indemnification:

“This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Corporations Code.”

The foregoing provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of the Company at or prior to the Effective Time, unless such modification is required by Law.

(b)    Concurrently herewith, the Parent shall enter into an Indemnification Agreement in the form of Exhibit C hereto with each person who was a director or executive officer of the Company on the date hereof.

(c)    In addition to Parent’s obligations under the above referenced Indemnification Agreements, after the Effective Time and for a period of six (6) years after the date hereof, Parent and, to the fullest extent permitted by law, the Surviving Corporation, shall indemnify and hold harmless, each present and former director and officer of the Company or of any Company Subsidiary and each such Person that served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time, or arising out of or pertaining to this Agreement and the transactions contemplated by this Agreement or the approval thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties to defend them with respect to any such claim, action, suit, proceeding or investigation for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent, (ii) the Parent shall pay, to the extent not paid by the Surviving Corporation, the reasonable fees and expenses of such counsel, promptly after invoices therefor are received and (iii) the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Parent shall be liable for any settlement unless consented to in writing by either Surviving Corporation or Parent, as applicable (which consent shall not be unreasonably withheld or delayed by the Surviving Corporation or Parent, as applicable); and provided further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action in any jurisdiction unless there is, under applicable standards of professional conduct, a conflict that precludes a single law firm from representing the Indemnified Parties as a group.

(d)    For a period of six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain in effect, not less than the amount of directors and officers liability insurance covering those Persons under the Company’s directors and officers liability insurance policy on the date hereof, provided, that if the annual premium payable for such insurance coverage provided to such directors and officers, at any time during such six (6) year period, exceeds three hundred percent (300%) of the annual premium currently paid by the Company for such coverage, the Parent shall cause the Surviving Corporation to obtain the greatest amount of such insurance coverage that is obtainable for an annual premium that is equal to three hundred percent (300%) of the annual premium currently being paid by the Company for such coverage.

(e)    Notwithstanding any limitations contained in Section 6.3(c) above, after the Effective Time, the Surviving Corporation and Parent will fulfill and honor in all respects the obligations of the Company pursuant to indemnification agreements with the Company’s officers, directors and key employees in existence at the Effective Time. Such indemnification agreements have been made available to Parent.

(f)    This Section 6.3 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be jointly and severally binding on Parent and the Surviving Corporation and their respective successors and assigns and shall survive the Closing of the Merger. In the event Parent or the Surviving Corporation or any of their respective successors or assigns

(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor and fulfill the indemnification obligations set forth in this Section 6.3.

6.4.    Notification of Certain Matters.  Parent shall give prompt notice to the Board of Directors of the Company of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any Parent or Merge Sub representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time or which could be reasonably likely to materially impair Parent’s or Merger Sub’s ability to consummate the Merger and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the Company.

6.5.    Satisfaction of Conditions Precedent.  During the term of this Agreement, Parent will use its commercially reasonable best efforts to satisfy or cause to be satisfied the conditions precedent that are set forth in Subsections 8.1(a) and (b) and in Subsections 8.3(a), (b) and (c) below.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

7.1.    Consents; Approvals.  Prior to Closing, each of the Company, Parent and Merger Sub shall use their respective commercially reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders necessary (including, without limitation, all governmental and regulatory rulings and approvals) such that the transactions contemplated herein will not constitute a Default (or an event which with notice or lapse of time or both would become a Default) under any material Contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which it or any of its Subsidiaries is a party. The Company, Parent and Merger Sub shall use their respective commercially reasonable best efforts to make all filings (including, without limitation, all filings with the Governmental Entities) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

7.2.    Notices of Certain Events.  The Company and Parent shall promptly notify the other party of:

(a)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b)    any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(c)    any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its officers, managers, directors or members that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement.

7.3.    Further Action.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

7.4.    Public Announcements.  Parent and the Company shall consult with each other before issuing any press release or other public statement with respect to this Agreement or the transactions contemplated herein, and except as may be required by applicable Law or the requirements of Nasdaq, as advised by counsel, will not issue any such press release or make any such public statement with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of the other party. The parties hereto agree that the initial press release to be issued with respect to the execution and delivery of this Agreement by the parties shall be in a form mutually agreed to by the parties hereto.

7.5.    Transfer Taxes.  Parent and the Company shall cooperate in the preparation, execution and filing of all Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Parent, Merger Sub and the Company agree that the Company (prior to the Merger) and the Surviving Corporation (following the Merger) will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Merger or the surrender of the Shares pursuant to the Merger (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Parent in the filing of any Returns with respect to the Transfer Taxes.

7.6.    Preparation of Proxy Statement.  No later than 21 days after the date hereof, Parent and the Company shall prepare, and as promptly as practical thereafter the Company shall file with the SEC, the preliminary form of the Proxy Statement. Parent and the Company shall use commercially reasonable best efforts to have such Proxy Statement approved by the SEC as promptly as practicable after filing and, subject to Section 5.4 hereof, the Company shall schedule the Company Shareholders Meeting as soon as practicable thereafter. The Proxy Statement will, when prepared pursuant to this Section 7.6 and mailed to the Company’s shareholders, comply as to form and substance in all material respects with the applicable requirements of the 1934 Act. Each of Parent and the Company shall indemnify and hold harmless the other from any obligations, claims or liabilities arising from any statement supplied by such party for inclusion in the Proxy Statement which, at the time such statement was made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statement, in light of the circumstances under which it was made, not false or misleading. The Proxy Statement shall include, among other things, a description of the fairness opinion received by the Company and a declaration of the Company’s Board of Directors of approval of the Merger, the advisability of the Merger and its recommendation that the Company’s Shareholders approve the Merger, subject to the right of the Company’s Board of Directors to withhold or revise recommendation of the Merger in accordance with Section 5.4 of this Agreement. The Proxy Statement shall be reviewed and approved by Parent and its counsel prior to the mailing of such Proxy Statement to the Company’s shareholders, which approval shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, the Company may cease it efforts to obtain approval of the Proxy Statement by the SEC or postpone or cancel the mailing of the Proxy Statement or the holding of the Company Shareholder Meeting, without thereby violating or breaching this Agreement, but subject to the provisions of Section 9.4 hereof (to the extent applicable) if (i) the Company has receive a Superior Proposal (as defined in Section 5.4(b) above) or (ii) any event or circumstance has occurred that would entitle the Company to terminate this Agreement or change its recommendation with respect to approval of the Merger in a manner adverse to Parent, including the making by a third party of a Competing Proposal (as defined in Section 9.1(h) below).

7.7.    Section 16 Matters.  Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including Company Options) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company, to be exempt under the provisions of Rule 16(b)-3 promulgated under the 1934 Act (such steps to be taken in accordance with the No-Action letter dated July 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP).

ARTICLE 8

CONDITIONS TO MERGER

8.1.    Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)    No Injunctions.  No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; provided, however, that each of the parties shall have used its best efforts to prevent the entry of such orders or injunctions and to appeal as promptly as possible any such orders or injunctions that may be entered.

(b)    Government Consents.  There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any Governmental Entity having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities Laws.

(c)    Company Shareholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company and the Company shareholders in accordance with the Company’s Articles of Incorporation, Bylaws and the CGCL.

(d)    Dissenting Shares.  Immediately following the holding of the Company Shareholders Meeting, the holders of no more than 50% of the Company Shares that are not Excluded Shares shall have the right to require the Company to purchase their shares of Company Stock pursuant to the dissenters rights provisions of Section 1301 of the CGCL.

8.2.    Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and the Merger Sub to consummate the transactions contemplated herein are also subject to the following conditions:

(a)    Company Representations and Warranties.  Except as a result of changes contemplated by this Agreement or by the Company Disclosure Schedule:

(i)    each of the Company’s representations and warranties contained in this Agreement that is qualified by “Material Adverse Effect on the Company” shall be true and correct on the Closing Date as if made again on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which event they shall have been true and correct as of such other date), and

(ii)    each of the Company’s representations and warranties contained in this Agreement and not qualified by “Material Adverse Effect on the Company” (disregarding any qualifications as to materiality that may be contained therein) shall be true and correct as of the Closing Date as if made again on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which event they shall have been true and correct as of such other date), unless the failure to be true and correct does not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and at the Closing Parent shall have received a certificate to the foregoing effect signed by the President and the Chief Financial Officer of the Company.

(b)    Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to have so performed or complied therewith does not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and Parent and Merger Sub shall have received a certificate to the foregoing effect signed by the President and the Chief Financial Officer of the Company.

(c)    Consents Obtained.  All consents required under material Contracts set forth in Section 8.2(c) of the Company Disclosure Schedule shall have been obtained by the Company, except for such consents which if not obtained, would not be reasonably be expected to have a Material Adverse Effect on the Company.

(d)    Absence of Events Having A Material Adverse Effect on Company.  Except as a result of changes contemplated by this Agreement or by the Company Disclosure Schedule, between the date of this Agreement and the Closing Date there shall have not occurred an event or events that, individually or in the aggregate, have a Material Adverse Effect on the Company.

8.3.    Additional Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated herein are also subject to the following conditions:

(a)    Parent Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except (i) for changes contemplated by this Agreement or by the Parent Disclosure Schedule, (ii) for those representations and warranties of the Parent or Merger Sub which address matters only as of a particular date (which shall have been true and correct as of such date, subject to the following clause (iii)), or (iii) where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on Parent, and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

(b)    Agreements and Covenants.  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time except where the failure to have so performed or complied therewith would not reasonably be expected to have a Material Adverse Effect on Parent and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

(c)    Consents Obtained.  All material consents required to have been obtained by Parent or Merger Sub under any agreements or contracts to which either is subject or bound in order to enable Parent and Merger Sub to execute and deliver and perform their obligations under this Agreement, except where the failure to receive such consents would not reasonably be expected to have a Material Adverse Effect on Parent.

ARTICLE 9

TERMINATION

9.1.    Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Company shareholders:

(a)    by mutual written agreement duly authorized by the Boards of Directors of the Company and Parent;

(b)    by Parent, if (i) any representation or warranty of the Company in this Agreement shall be determined to have been untrue when made or the Company has breached any of its covenants in this Agreement and as a result thereof there has been a failure of either of the conditions precedent set forth in Section 8.2(a) or Section 8.2(b) (a “Company Breach”) or (ii) any representation or warranty of the Company in this Agreement that was true when made, subsequently ceased to be true and correct and as a result thereof there has been a failure of the condition set forth in Section 8.2(a);

(c)    by the Company, if (i) any representation or warranty of Parent in this Agreement shall be determined to have been untrue when made or Parent has breached any of its covenants in this Agreement and as a result thereof there has been a failure of either of the conditions precedent set forth in Section 8.3(a) or Section 8.3(b) (a “Parent Breach”), or (ii) any representation or warranty of Parent or Merger Sub in this Agreement that was true when made, subsequently ceased to be true and correct such that the condition set forth in Section 8.3(a) would not be satisfied;

(d)    By Parent or the Company if the requisite vote of the shareholders of the Company approving the material terms of this Agreement and the Merger shall not have been obtained at the Company Shareholder Meeting or if there has been a failure of the condition precedent contained in Subsection 8.1(d) above;

(e)    by Parent or the Company, if the Merger shall not have been consummated on or before November 30, 2003 (the “Final Date”); provided that either party may extend the Final Date to January 31, 2004 (the “Extended Final Date”) if the failure to have consummated the Merger by the Final Date was due to the inability to satisfy a condition precedent that remains susceptible of satisfaction prior to the close of business on the Extended Final Date, and provided further that no party may terminate this Agreement pursuant to this Paragraph 9.1(e) if such party’s failure to fulfill any of its obligations under this Agreement shall have been the principal reason that the Merger shall not have been consummated by the Final Date;

(f)    by Parent or the Company, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable;

(g)    by Parent or the Company, if the Board of Directors of the Company or the Company shall have taken any of the Superior Proposal Actions set forth in Subsection 5.4(c) above (a “Superior Proposal Termination”); or

(h)    by Parent or the Company, if a tender offer or exchange offer for twenty-five percent (25%) or more of the outstanding shares of Company Common Stock is commenced, other than by Parent or an affiliate of Parent (a “Competing Proposal”), and one of the following actions takes place thereafter: (i) the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer, (ii) the Company’s Board of Directors cancels the Company Shareholder Meeting at which the Merger was to have been submitted for approval by the Company shareholders, (iii) the Company’s Board of Directors withdraws or modifies, in a manner adverse to Parent, its recommendation of this Agreement and the Merger, or (iv) during the pendency of the Competing Proposal the Company Shareholder Meeting is held but the Company shareholders do not approve this Agreement and the Merger at that Meeting by the vote required by applicable Law or, notwithstanding approval of this Agreement and the Merger at the Company Shareholder Meeting, Parent or the Company terminate this Agreement because the condition precedent contained in Subsection 8.1(d) failed to be satisfied (a “Competing Proposal Termination”).

9.2.    Notice of Termination.  Any termination of this Agreement under Section 9.1 above permitted by and in accordance with the terms of this Agreement will be effective upon the receipt of written notice of such termination by the non-terminating party from the terminating party.

9.3.    Effect of Termination.  In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect and none of Parent, Merger Sub or the Company, or any of their respective officers, directors, employees or independent contractors or agents, shall have any liability whatsoever by reason thereof, and all rights and obligations of each party hereto under this Agreement shall terminate, except as and to the extent provided in Section 9.4 or Section 11.4 hereof or in the Indemnification Agreements entered into pursuant to this Agreement, and provided, further, that no termination of this Agreement shall affect the obligations of Parent and its Representatives contained in the Confidentiality Letter, all of which shall survive the termination of this Agreement in accordance with their respective terms.

9.4.    Breakup Fee; Parent Obligation Upon Parent Breach.  Within forty-eight (48) hours of the occurrence of any of the following events, the Company shall (by wire transfer or cashiers check) make a payment to Parent in the amount of $500,000 (the “Breakup Fee”): (A) a Superior Proposal Termination of this Agreement by the Company or Parent; (B) this Agreement is terminated by Parent due to a Company Breach that was willful or intentional on the part of the Company; or (C) if there occurs a Competing Proposal Termination and, within six (6) months after such termination, either (1) the tender offer or exchange offer that gave rise to such termination is consummated or (2) the Person making such tender offer or exchange offer, or any affiliate thereof, makes a Third Party Acquisition Proposal to the Company and the transactions contemplated thereby are consummated by Company and such Person or any affiliate thereof. Notwithstanding the foregoing, however, the Company shall not be required to pay any Breakup Fee to Parent if, at the time Parent or the Company became entitled to terminate this Agreement pursuant to Clause (i) of Section 9.1(b), or either of Sections 9.1(g) or (h), the Company shall have been entitled to terminate this Agreement due to a failure of any the conditions precedent set forth in this Agreement to its obligations to consummate the Merger (other than pursuant to a failure of the condition precedent set forth in Subsection 8.1(d) above during the pendency of a Competing Proposal). Payment of the Breakup Fee by the Company shall be subject to delivery to the Company of written demand for payment thereof which identifies the event or events entitling it to receive such payment. The Breakup Fee payable hereunder shall be sole right and remedy of Parent and the Merger Sub for or in respect to any of the events that entitled Parent to receive the Breakup Fee. Additionally, the parties each agree that the agreements contained in Section 9.4 are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty.

In the event that this Agreement is terminated by the Company pursuant to Section 9.1(c) due to a Parent Breach that was willful or intentional on the part of Parent, then, notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, the Company shall be entitled to recover all damages, losses, costs or expenses, including attorneys and investment banking and financial advisory fees and expenses incurred by Company in connection with this Agreement and the Company’s efforts to consummate the Merger, or as a result of Parent’s failure to have performed its obligations under this Agreement.

ARTICLE 10

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

ARTICLE 11

GENERAL PROVISIONS

11.1.    Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying overnight delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)    If to Parent or Merger Sub:

Cyan Holding Co.

501 N. W. Grand Blvd

Oklahoma City, OK 73118

Attn:	Todd Dobson
Ph:	(405) 767-7645
Fax:	(405) 767-5426

        with a copy to (which shall not constitute notice):

McAfee & Taft

211 North Robinson, Suite 100

Oklahoma City, Oklahoma 73102

Attn:	Theodore M. Elam
Ph:	(405) 235-9621
Fax:	(405) 235-0439

(b)    If to the Company:

Pacer Technology

9420 Santa Anita Avenue

Rancho Cucamonga, CA 91730

Attn:	Richard Kay, Chairman & CEO
Ph:	(909) 987-0550
Fax:	(909) 987-0490

        with a copy to (which shall not constitute notice):

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attn:	Ben Frydman, Esq.
Ph:	(949) 725-4150
Fax:	(949) 725-4100

11.2.    Amendment.  To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after any shareholder approval of the issuance of the Merger Consideration has been obtained; provided, that after any such approval by the holders of Shares, there shall be made no amendment that pursuant to the rules and regulations of Nasdaq or the CGCL requires further approval by such shareholders without the further approval of such shareholders.

11.3.    Waiver.  At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

11.4.    Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.5.    Headings and Certain Rules of Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context indicates otherwise, whenever used in this Agreement, (i) the term “including” shall mean “including but not limited to” or “including without limitation” and (ii) the terms “hereof,” “herein,” “hereto,” “hereunder,” “hereinafter,” “hereinabove” and similar terms shall refer to this Agreement as a whole and not to the Section or Paragraph where such term appears. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing or applying the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party, due to any ambiguities that may be found to exist herein or for any other reason.

11.6.    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.7.    Entire Agreement.  This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

11.8.    Assignment.  No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

11.9.    Parties In Interest.  Except as otherwise provided herein, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

11.10.    Governing Law.

(a)    Governing Law and Jurisdiction.  This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of California as applied to contracts that are executed and performed in California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Orange in the State of California, for the adjudication of any claim or cause of action brought by a party against another party hereto under or with respect to this Agreement or any of the transactions to be consummated by the parties pursuant hereto, if and to the extent that a party hereto is seeking in any such adjudication any equitable remedies, such as, but not limited to, declaratory relief, temporary, preliminary or permanent injunctive relief or any order of specific performance and for such purposes each party hereto does hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.

11.11.    Alternative Dispute Resolution.  Except for any claims or causes of actions that the Company, on the one hand, or Parent or Merger Sub, on the other hand, may assert against the other for or as to which any such party may be seeking equitable remedies, as to which Section 11.10 and not this Section 11.11 shall control, the parties agree to resolve any disputes or claims between them relating to this Agreement or in connection with the consummation of the transactions by the parties contemplated hereby by the following alternate dispute resolution process:

(a)    the parties shall first seek a fair and prompt resolution of any such dispute or claim by mutual agreement and shall enter into good faith negotiations to do so promptly after the Company or Parent makes a written request therefor of the other;

(b)    if the parties are unable to resolve any such claim or dispute by negotiation within a period of not more than thirty (30) days after commencement of negotiations between them as provided for in Paragraph 11.11(a) above, such claim or dispute shall be resolved by binding arbitration in accordance with the following provisions:

(i)    Upon a written demand for arbitration made by the Company or Parent to the other, the claim or dispute shall be resolved by arbitration in San Bernardino, California, commenced in accordance with the Uniform Arbitration Act as in effect from time to time in the State of California. There shall be three arbitrators agreed upon by the parties, or if the parties cannot agree on the identity of the arbitrators within ten (10) days of the arbitration demand, the arbitrators shall be selected by the administrator of the American Arbitration Association (“AAA”) office in San Bernardino, California. Such arbitrators shall be persons who have experience in dealing with the matters or issues that are the subject matter of the claim or dispute being arbitrated and at least one of the arbitrators shall be experienced with the legal principles and precedents applicable thereto.

(ii)    The arbitration shall be conducted in accordance with the AAA Commercial Arbitration Rules in effect on the date hereof, as modified by this Agreement. There shall be no discovery or dispositive motion practice except: the arbitrators shall authorize such discovery as may be shown to be necessary to ensure a fair hearing; provided that, except as needed for presentation in lieu of a live appearance, each party shall be limited to three (3) business days (9:00 a.m. to 5:00 p.m.) of depositions. This limitation shall apply to each separate arbitration that may be conducted pursuant to this Agreement. The parties shall be entitled to engage in document discovery by requesting production of documents. Responses or objections to such requests shall be served ten (10) days after receipt of a request. The arbitrators shall resolve any discovery disputes by such prehearing conference as may be needed. All parties agree that the arbitrators and any counsel of record to the proceeding shall have the power of subpoena process as provided by law. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding hereunder.

(iii)    Hearing; Appeal Limited.  The arbitrators shall take such steps as may be necessary to hold a private hearing within no more than sixty (60) days of the initial demand for arbitration and to conclude the hearing within three (3) days; and the arbitrators shall deliver to the parties a preliminary written decision within fourteen (14) calendar days after the hearing. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. In making their decision and award, the arbitrators shall apply substantive law. Each party, on receipt of such preliminary written decision, shall have a period of five (5) days within which to submit to the arbitrators a written statement of any objections such party may have to such preliminary decision, whether based on facts or law; provided that if neither party submits any such written objections within the aforementioned five (5) days period, the preliminary decision shall become final at the expiration thereof. If, any written objections are submitted within such five (5) day period, the arbitrators shall render their final decision, after giving due consideration to such objections, within the succeeding five (5) days. Absent fraud, collusion or willful misconduct by the arbitrators, the award shall be final and binding on the parties, and judgment may be entered in any court having jurisdiction thereof.

11.12.    Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party. Any party who delivers a signature page via facsimile agrees to later deliver an original counterpart to all other parties.

11.13.    Attorneys Fees.  If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

11.14.    Gender.  For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

11.15.    Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Without limiting the generality of the foregoing, the Company shall pay all of the fees and expenses incurred in connection with the transactions contemplated by this Agreement for the Company’s legal, financial, accounting and other advisors, and Parent will pay all the fees and expenses incurred in connection with the transaction contemplated by the Agreement for Parent’s legal, financial and accounting advisors.

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IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

CYAN HOLDING CO., an Oklahoma corporation

By:	/s/ E.T. GRAVETTE, JR.

Name:	E.T. Gravette, Jr.

Title:	President

PT ACQUISITION CORP., a California corporation

By:	/s/ E.T. GRAVETTE, JR.

Name:	E.T. Gravette, Jr.

Title:	President

PACER TECHNOLOGY, a California corporation

By:	/s/ RICHARD S. KAY

Name:	Richard S. Kay

Title:	Chairman and CEO

EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Purchase Agreement, have the following meanings:

“1933 Act” shall have the meaning as set forth in Section 3.8(a) of the Agreement.

“1934 Act” shall have the meaning as set forth in Section 3.4 of the Agreement.

“Affiliate” shall mean with respect to any Person (including any individual, corporation, partnership, firm, joint venture, limited liability company, association and joint-stock company) or trust, any unincorporated organization or Governmental Entity, or Person directly or indirectly controlling, controlled by or under common control with a Person, including all officers and directors of such Person.

“Agreement” shall have the meaning as set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning as set forth in Section 3.12(b) of the Agreement.

“Breakup Fee” shall have the meaning as set forth in Section 9.4 of the Agreement.

“California Agreement of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“CGCL” shall have the meaning as set forth in the Recitals of the Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning as set forth in Section 1.2 of the Agreement.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning as set forth in the Preamble.

“Company Balance Sheet” shall mean the balance sheet of the Company as of March 31, 2003.

“Company Breach” shall have the meaning as set forth in Section 9.1(b) of the Agreement.

“Company Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Company Employees” shall have the meaning as set forth in Section 6.2(c) of the Agreement.

“Company Environmental Liabilities” mean any and all liabilities of the Company, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

“Company Option” or “Company Options” shall have the meaning as set forth in Section 2.4(a) of the Agreement.

“Company Representatives” shall have the meaning as set forth in Section 5.4(a) of this Agreement.

“Company SEC Documents” shall have the meaning as set forth in Section 3.8 of the Agreement.

“Company Shareholders Meeting” shall have the meaning as set forth in Section 3.24 of the Agreement.

“Company Stock” shall have the meaning as set forth in Section 2.1(b) of the Agreement.

“Company Subsidiaries” shall have the meaning as set forth in Section 3.2 of the Agreement.

“Competing Proposal” shall have the meaning as set forth in Section 9.1(h) of this Agreement.

“Competing Proposal Termination” shall have the meaning as set forth in Section 9.1(h) of this Agreement.

“Confidentiality Letter” shall have the meaning as set forth in Section 5.4(a) of the Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound.

“Customers” shall have the meaning as set forth in Section 3.26 of the Agreement.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any material liability under, any Contract, Order or Permit.

“Dissenting Shares” shall have the meaning as set forth in Section 2.3 of the Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Environmental Permits” means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning as set forth in Section 2.2(a) of the Agreement.

“Excluded Shares” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Extended Final Date” shall have the meaning as set forth in Section 9.1(e) of the Agreement.

“Final Date” shall have the meaning as set forth in Section 9.1 of the Agreement.

“GAAP” shall have the meaning as set forth in Section 3.8(b) of the Agreement.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, regulatory authority or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“Intellectual Property” shall mean all rights, privileges and priorities provided under applicable Law relating to intellectual property, whether registered or unregistered, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, mask works, and confidential information, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (d) trade secrets, data and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

“Knowledge of the Company” means the actual knowledge of the executive officers of the Company, and knowledge that a reasonable person in such capacity should have.

“Knowledge of Parent” means the actual knowledge of the executive officers or managers of Parent, and knowledge that a reasonable person in such capacity should have.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Material Adverse Effect” means, with respect to any Party to this Agreement, a consequence or effect (a) that is or is expected to be materially adverse to the condition (financial or other), business, assets, properties, liabilities or operating results of such Person and its Subsidiaries taken as a whole, or (b) that interferes, in a material manner, with the ability of a Party to consummate the Merger; provided, however, that in no event shall any of the following be deemed to have a Material Adverse Effect: (i) events, circumstances or changes affecting the industry in which the Company competes generally, (ii) events, circumstances or changes affecting the United States economy generally (including changes in U.S. and foreign currency exchange rates) or the political stability of the United States, (iii) any adverse change or effect resulting from compliance by the Company with the terms of this Agreement or announcement of the transactions contemplated hereby, or (iv) consequences or effects of changes in legal, regulatory or GAAP requirements.

“Material Intellectual Property” shall have the meaning as set forth in Section 3.19(a) of the Agreement.

“Material Subsidiaries” shall have the meaning as set forth in Section 5.4(e) of the Agreement.

“Merger” shall have the meaning as set forth in the Recitals.

“Merger Consideration” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Merger Sub” shall have the meaning as set forth in the Preamble.

“NASD” means National Association of Securities Dealers, Inc.

“NASDAQ” or “Nasdaq” means the NASD’s Automated Quotation System.

“Notice of Superior Proposal” shall have the meaning as set forth in Section 5.4(c) of the Agreement.

“OGCA” shall have the meaning as set forth in the Recitals to the Agreement

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Option Plans” shall have the meaning as set forth in Section 2.4(a) of the Agreement.

“Option Payment” shall have the meaning as set forth in Section 2.4(a) of the Agreement.

“Parent” shall have the meaning as set forth in the Preamble.

“Parent Breach” shall have the meaning as set forth in Section 9.1(c) of the Agreement.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Per Share Amount” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmen’s and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and

(c) Liens incidental to the conduct of the business of the Company which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business, and (d) Liens that are set forth or described in the Company financial statements included in any Company SEC Documents or described elsewhere in any Company SEC Documents or disclosed in the Company Disclosure Schedule.

“Proxy Statement” shall have the meaning as set forth in Section 3.24 of the Agreement.

“Regulatory Authorities” shall mean, collectively, all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or Subsidiaries, including the NASD and the SEC.

“Reimbursable Expenses” shall have the meaning as set forth in Section 9.4 of the Agreement.

“Returns” shall have the meaning as set forth in Section 3.11(a)(i) of the Agreement.

“SEC” shall have the meaning as set forth in Section 3.8 of the Agreement.

“Share” or “Shares” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Shareholder” shall have the meaning set forth in Section 2.2(a) of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Superior Proposal” shall have the meaning as set forth in Paragraph 5.4(e) of the Agreement.

“Superior Proposal Actions” shall have the meaning as set forth in Section 5.4(c) of the Agreement.

“Superior Proposal Termination” shall have the meaning as set forth in Section 9.1(g) of the Agreement.

“Surviving Corporation” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Tax” or “Taxes” shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

“Third Party” shall have the meaning as set forth in Section 5.4(e) of the Agreement.

“Third Party Acquisition Proposal” shall have the meaning as set forth in Section 5.4(e) of the Agreement.

“Third Party Licenses” means all licenses and other agreements with third parties relating to any Intellectual Property or products that the Company is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by the Company.

“Third Party Technology” means all Intellectual Property and products owned by third parties and licensed pursuant to Third Party Licenses.

“Transaction Documents” means the Agreement, the Confidentiality Letter and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

“Transfer Taxes” shall have the meaning as set forth in Section 7.5 of this Agreement.

EXHIBIT B

AGREEMENT OF MERGER

OF

PT ACQUISITION CORP.

AND

PACER TECHNOLOGY

This Agreement of Merger, dated as of the        day of                     , 2003 (“Merger Agreement”), by and between PT Acquisition Corp., a California corporation (“Merger Sub”) and Pacer Technology, a California corporation (the “Company”).

RECITALS

A.    Merger Sub is a wholly-owned subsidiary of Cyan Holding, Inc., an Oklahoma corporation (“Parent”).

B.    Merger Sub, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of July     , 2003 (the “Agreement and Plan of Merger”), providing for the merger of Merger Sub with and into the Company (the “Merger”) that will result in the Company becoming a wholly-owned subsidiary of Parent.

C.    The Board of Directors and shareholders of Parent, the Boards of Directors of Merger Sub and the Board of Directors and shareholders of the Company have approved (i) the principal terms of the Merger Agreement and (ii) the Merger.

AGREEMENT

The parties hereto agree as follows:

1.    Effective Time.  The Merger shall become effective at such time (the “Effective Time”) as this Merger Agreement and the officers’ certificates of the Company and Merger Sub are filed with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (the “CGCL”).

2.    Effect of the Merger.  At the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, (a) all the property, rights, privileges and powers of the Company and Merger Sub shall vest in, and become the property, rights, privileges and powers of, the Surviving Corporation, and (b) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

3.    Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws, respectively of the Surviving Corporation as of the Effective Time, except that such Articles of Incorporation shall be amended as of the Effective Time to state that the name of the Surviving Corporation shall be “Pacer Technology”.

4.    Directors and Officers.  The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time.

5.    Effect on Capital Stock.  By virtue of the Merger and without any action on the part of Merger Sub, the Company or their respective shareholders, the following shall occur at the Effective Time:

5.1.    Conversion of Common Stock of the Company.  Each share of Common Stock of the Company issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined below, and any shares that are subject to Section 5.2 below) shall be cancelled and converted into the right to receive a cash payment in the amount of $6.95 per share (the “Per Share Cash Amount”), less any required withholding tax.

5.2.    Cancellation of the Company Stock Owned by Parent or the Company.  All shares of Common Stock of the Company that are owned by the Company as treasury stock and each share of Common Stock of the Company owned by Parent, or any wholly owned subsidiary of Parent, immediately prior to the Effective Time shall be cancelled and extinguished and no consideration shall be delivered or deliverable in exchange therefor pursuant to this Agreement or otherwise.

5.3.    Company Options.  Except as otherwise set forth hereinafter, each outstanding option, warrant or other right entitling the holder thereof to purchase shares of the Company’s Common Stock (the “Company Options”), that is exercisable immediately prior to the Effective Time, including Company Options that become exercisable upon consummation of the Merger (“Vested Options”), shall be cancelled and converted into the right to receive a cash payment in an amount determined by multiplying (i) the excess, if any, of the Per Share Amount over the applicable per share exercise price of such Company Option by (ii) the number of shares of Common Stock of the Company issuable upon exercise of the vested portion of such Company Option, less any required withholding tax. Notwithstanding the foregoing, however, (i) all Company Options that are not Vested Options or, although Vested, (ii) all Company Options that are exercisable at an exercise price equal to or higher than the Per Share Cash Amount, and (iii) all Company Options owned by Parent, or any wholly owned subsidiary of Parent, immediately prior to the Effective Time, shall be automatically terminated and canceled at the Effective Time, without any consideration therefor.

5.4.    Capital Stock of Merger Sub.  At the Effective Time, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for three thousand seven hundred eighty-five (3,785) validly issued, fully paid and nonassessable shares of Common Stock of the Surviving Corporation.

6.    Dissenters’ Rights.  Any holders of Common Stock of the Company that have properly exercised dissenters rights pursuant to the CGCL (“Dissenting Shares”) shall not be converted into the right to receive any portion of the Per Share Amount, unless and until the holder of any such Dissenting Shares fails to perfect or withdraws or otherwise loses such holder’s right to an appraisal of the fair market value of such holder’s Dissenting Shares. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder’s right to an appraisal of the fair market value of such holder’s Dissenting Shares under the CGCL, such Shares shall thereupon cease to be Dissenting Shares and be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Cash Amount to which such holder is entitled, without interest thereon.

7.    General Provisions.

7.1    Amendment.  This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

7.2    Headings.  The Section and Paragraph headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

7.3    Counterparts.  This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

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IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

PT ACQUISITION CORP., a California corporation

Signature

Print Name and Title of Signatory

Signature

Print Name and Title of Signatory

PACER TECHNOLOGY, a California corporation

Signature

Print Name and Title of Signatory

Signature

Print Name and Title of Signatory

EXHIBIT C

FORM OF

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of            , 2003, by and between CYAN HOLDING CO., an Oklahoma corporation (“Parent”) and              (“Indemnitee”).

RECITALS

A.    Concurrently herewith, Parent is entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Pacer Technology, a California corporation (the “Company”). The Merger Agreement provides for a wholly-owned subsidiary of Parent (the “Merger Sub”) to be merged with and into the Company (the “Merger”), and for the Company to be the surviving corporation in such merger (the “Surviving Corporation”) and, thereupon, to become a wholly-owned subsidiary of Parent.

B.    the Indemnitee is now serving as a director or officer of Company.

C.    The Merger Agreement obligates Parent to enter into this Indemnity Agreement with the Indemnitee and Parent is entering into this Agreement in satisfaction of its obligation to do so under the Merger Agreement.

NOW, THEREFORE, Parent and Indemnitee hereby agree as follows:

1.    DEFINITIONS

1.1    Agent.  The Term “Agent” shall mean any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

1.2    Derivative Action.  The term “Derivative Action” shall mean a Proceeding brought by or in the right of the Company to procure a judgment in favor of the Company.

1.3    Expenses.  The term “Expenses” includes without limitation any fees and disbursements of attorneys, accountants and expert witnesses, and all other costs, costs of investigation and cost of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

1.4    Proceedings.  The term “Proceeding” shall mean any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and whether arising out of a related actions of Indemnitee prior to or after the date of this Agreement.

2.    INDEMNIFICATION

2.1    Subject to the provisions of Section 2.2 hereof, if Indemnitee is made a party or is threatened to be made a party to any Proceeding, including any Derivative Action, by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of Indemnitee’s approval of the Merger Agreement or the transactions contemplated thereby, Parent shall indemnify and hold harmless Indemnitee against any and all judgments and fines or penalties rendered against Indemnitee in, any settlements of and all Expenses and other amounts and reasonably incurred by Indemnitee in connection with, such Proceeding.

2.2    Limitation on Indemnification.  Notwithstanding the provisions of Section 2.1, Indemnitee shall not be entitled to indemnification as provided therein under any of the following circumstances:

(a)    For acts or omissions that involve intentional misconduct or a knowing and culpable violation of law by Indemnitee;

(b)    For acts or omissions of Indemnitee that Indemnitee believes to be contrary to the best interest of Company or its shareholders or that involve the absence of good faith on the part of Indemnitee;

(c)    For any transaction from which Indemnitee derived a material and improper personal benefit that was different than the benefits derived from shareholders of the Company generally; or

(d)    For acts or omissions that show a reckless disregard by Indemnitee for his or her duty to Company or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing Indemnitee’s duties, of a risk of serious injury to the Company or its shareholders.

3.    ADVANCEMENT OF EXPENSES

The Parent shall pay for and on behalf of Indemnitee all Expenses which Indemnitee actually and reasonably incurs in defending any Proceeding prior to the final disposition of such Proceeding, as and when incurred by Indemnitee, provided that the Indemnitee shall undertake to repay all amounts advanced by the Parent to Indemnitee under this Section 3 if it is determined, by a final judgment or agreement by Indemnitee that Indemnitee, by reason of one or more of the exclusions set forth in Section 2.2 hereof, is not entitled to indemnification under the terms of this Agreement. Parent shall perform its obligation under this Section 3 until such time as it may be determined that Indemnitee is not entitled to indemnification by virtue of one or more of the exclusions set forth in Section 2.2 hereof. Parent may satisfy its obligations under this Section 3 by causing the Surviving Corporation to make the advances to Indemnitee called for by this Section 3.

4.    NOTICE AND OTHER INDEMNIFICATION PROCEDURES

4.1    Notice to Parent.  Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that Indemnification with respect thereto may be sought from Parent under this Agreement, notify Parent in writing of the commencement or threat of commencement thereof (but the failure to so notify Parent shall not relieve the Parent from any liability which it may have under this Agreement or otherwise, except to the extent that Parent has been materially prejudiced by such failure).

4.2    Choice of Counsel; Conduct of Defense.  In the event Parent may become obligated to provide indemnification to the Indemnitee in connection with any Proceeding, Parent shall be entitled to participate therein, or, upon the delivery to Indemnitee of written notice of its election to do so, to assume the defense of such Proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed by Indemnitee). After delivery of such notice, approval of such counsel by Indemnitee and Parent’s retention of such counsel, Parent shall not liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by Parent, or (B) Indemnitee shall have reasonably concluded that there may be conflict of interest between Parent and the Indemnitee in the conduct of any such defense, or (C) Parent shall not, within reasonable period of time, in fact, have employed counsel approved by Indemnitee to assume the defense of such Proceeding, or (D) after employing such counsel, Parent ceases to diligently defend the Proceeding or such counsel’s engagement is terminated by the Parent or such counsel, then, Indemnitee may employ its own counsel (subject the Parent’s approval thereof which shall not unreasonably withheld or delayed) and the fees and expenses of such counsel shall be paid by the Parent as and when incurred by Indemnitee. Notwithstanding any the provisions of this Agreement to the contrary, Parent shall not liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed by Parent.

5.    NOTICE TO INSURERS

If, at the time of the receipt of a notice of a claim pursuant to Section 4 hereof, Parent or the Surviving Corporation (as the case may be) has any insurance policy or policies in effect providing insurance coverage for Indemnitee with respect to the Proceeding initiated or threatened against Indemnitee, Parent shall or, in the case of any insurance policy maintained by the Surviving Corporation, shall cause the Surviving Corporation to, give prompt notice of the commencement of such Proceeding to the insurer under each such policy in accordance with the procedures set forth therein. Parent shall thereafter take, or cause the Surviving Corporation to take (as the case may be), all necessary or desirable action to cause such insurer or insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

6.    FAILURE TO INDEMNIFY

6.1    If a claim for indemnification, payment or reimbursement is made by Indemnitee under this Agreement, or any statute, or under any provision of the Articles of Incorporation or Bylaws of the Surviving Corporation (as defined in the Merger Agreement), or pursuant to the Merger Agreement, and such claim is not paid in full by the Parent or the Surviving Corporation, within forty-five (45) days after a written request therefor has been received by the Parent from Indemnitee, and Indemnitee is required to initiate any Proceeding against Indemnitee to enforce Indemnitee’s rights or Parent’s obligations hereunder, the burden of proof shall be on Parent to establish that Indemnitee is not entitled to indemnification under this Agreement and not be on Indemnitee to establish his right thereto; and, if the Indemnitee is successful, in whole or in part, in any such Proceeding, Indemnitee shall also be entitled to be paid for the Expenses incurred by it in or in connection with such Proceeding.

6.2    It is the parties’ intention that if Parent or the Surviving Corporation contests Indemnitee’s right to indemnification under this Agreement or under the Merger Agreement, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of Parent or the Company or Surviving Corporation (including their respective board of directors, independent legal counsel, or shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Parent, the Company or the Surviving Corporation (including their respective board of directors, any committee or subgroup of their respective boards of directors, independent legal counsel, or shareholders) that Indemnitee is not entitled to indemnification, shall create a presumption that Indemnitee is not entitled thereto.

7.    AGREEMENT NOT EXCLUSIVE AND TO BE LIBERALLY CONSTRUED

7.1    This Agreement and the indemnification provided herein is not exclusive of and shall not diminish any other rights to which Indemnitee may be entitled under any provision of the Articles of Incorporation or Bylaws of Company or the Surviving Corporation, any other indemnification agreement or insurance provided by Company or persons or entities other than Company, or under applicable law or under the Merger Agreement. Notwithstanding the foregoing, the Parent shall not be liable to Indemnitee to make any payment with respect to any claim made against Indemnitee for which payment is actually made to Indemnitee under a valid and collectible insurance policy or by Surviving Corporation pursuant to the Merger Agreement or otherwise, except with respect to any amount in excess of any payment made by the insurer or by the Surviving Corporation (as the case may be) to Indemnitee.

7.2    It is the intention of the Parent and Indemnitee that this Agreement be liberally construed so as to achieve its purpose of protecting Indemnitee against liabilities, judgments, settlements and Expenses arising from

Indemnitee’s service to the Company and beyond the indemnification that Company could provide under California law. Parent agrees that it will not do or fail to do any act which would or might prevent or hinder the performance by Parent of its obligations under this Agreement.

8.    GOVERNING LAW AND SEVERABILITY

This Agreement shall be governed by and construed in accordance with, and is intended to comply in all respects with, the law of the State of Oklahoma. In the event any provision of this Agreement is finally determined by a court of competent jurisdiction to require the Parent to do or fail to do any act in violation of applicable law, such provision shall be limited or modified in its application to the extent necessary to avoid a violation of law, and as so limited or modified such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

9.    SUCCESSORS AND ASSIGNS

This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

10.    MODIFICATION AND WAIVER; TERMINATION

10.1    No supplement, modification or amendment of this Agreement, nor any waiver of any of its provisions, shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether of not similar) nor shall such waiver constitute a continuing waiver.

10.2    In the event that the Merger Agreement is terminated without consummation of the Merger contemplated by Section 1 thereof, then, this Agreement shall thereupon terminate without the necessity of any action on the part of the Parent and the Parent shall have no further obligation under this Agreement, except with respect to any Proceeding that was initiated against Indemnitee prior to the termination of the Merger Agreement, as to which the obligations of Parent and the rights of Indemnitee under this Agreement shall survive such termination.

11.    ATTORNEYS’ FEES

In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Parent under this Agreement, or to enforce or interpret any other terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

(Signatures of parties follow on next page)

IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first above written.

Parent:	CYAN HOLDING CO., an Oklahoma corporation

By:
Name:
Title:

Indemnitee:
Name:

APPENDIX B

OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN

Appendix-B

[LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]

July 29, 2003

Special Committee of the Board of Directors

Pacer Technology

9420 Santa Anita Ave.

Rancho Cucamonga, CA 91730

Attn: Carl E. Hathaway, Chairman

Gentlemen:

We understand that CYAN Investments, LLC (“CYAN”) and its two principals, Ellis “Bud” Gravette (“Gravette”) and G. Jeffrey Records, Jr. (“Records”), have recently acquired approximately 788,260 shares, or approximately 27%, of the common stock of Pacer Technology, a California corporation (the “Company” or “Pacer”). We further understand that Gravette was the Chairman of the Board of Pacer from March 2000 until February 2001 and a director of Pacer until his resignation from the Board in March 2003. Records is the Chairman and CEO of MidFirst Bank where Gravette currently serves as a board member.

We understand that on March 25, 2003 CYAN, together with Gravette and Records (the “CYAN Group”), put forth a proposal expressing its interest in acquiring all of the shares of the Company that the CYAN Group did not already hold for $6.00 per share in cash (the “CYAN Acquisition Proposal”). The Board of Directors of the Company formed a special committee made up of two independent directors, Carl Hathaway, who was elected as Chairman, and John G. Hockin II (the “Special Committee”) to consider the CYAN Acquisition Proposal and, pursuant to a letter agreement dated as of April 11, 2003 (the “Initial Retention Agreement”), the Special Committee retained Houlihan Lokey Howard and Zukin Financial Advisors, Inc. (“Houlihan Lokey”) as its financial advisor to assist it in evaluating the CYAN Acquisition Proposal. These events were described in press releases issued by the Company on April 7, 2003 and April 22, 2003, respectively.

Houlihan Lokey conducted limited discussions with certain unaffiliated parties to assess their interest in a possible transaction involving Pacer. This “limited market check” initially resulted in five preliminary indications of interest in acquiring Pacer. Due to the level of interest, on May 20, 2003, Houlihan Lokey Howard & Zukin Capital, Inc., an affiliate of Houlihan Lokey, was engaged by the Special Committee to act as Pacer’s exclusive advisor and to provide investment banking services in connection with a process for the possible sale of the Company.

Ultimately, one prospective strategic acquiror and CYAN submitted bids to acquire the Company. After extensive negotiations with both parties, CYAN’s submitted its final offer on July 10, 2003, to acquire Pacer for $6.95 per fully diluted share in cash.

CYAN’s proposed acquisition of Pacer’s fully diluted common stock, that it does not already hold, for $6.95 per fully diluted share in cash and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the “Transaction.”

Special Committee of Board of Directors

Pacer Technology

Attn: Mr. Carl E. Hathaway

July 29, 2003

The Special Committee has requested that Houlihan Lokey render an opinion as to the fairness, from a financial point of view, to the stockholders of the Company (other than the CYAN Group) of the consideration to be received by them in connection with the Transaction. The Opinion does not address the Company’s underlying business decision to effect the Transaction.

In connection with our engagement, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects, and projected operations and performance of the Company;

2.	visited the business offices of the Company located in Rancho Cucamonga, California;

3.	reviewed the Company’s SEC filings on Form 10-K for the five fiscal years ended June 30, 2002 and Form 10-Q for the nine-month period ended March 31, 2003;

4.	reviewed internally prepared financial statements for the interim period ended May 31, 2003, which the Company’s management has identified as being the most current financial statements available;

5.	reviewed forecasts and projections prepared by the Company’s management with respect to the Company, and its individual segments, for the five fiscal years ending June 30, 2008;

6.	reviewed the historical market prices and trading volume for the Company’s publicly traded stock;

7.	conducted a search for potential buyers of the Company and discussed the identification of these parties with the Special Committee and Pacer’s management;

8.	contacted the selected companies to ensure they were aware of CYAN’s proposal and to ascertain any interest those companies may have in acquiring the majority shares that are currently held by the public;

9.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;

10.	reviewed the draft Agreement and Plan of Merger between CYAN and Pacer; and

11.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our

Special Committee of Board of Directors

Pacer Technology

Attn: Mr. Carl E. Hathaway

July 29, 2003

opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Stockholders of the Company (other than the CYAN Group) in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

29747/14030

APPENDIX C

CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE

CHAPTER 13.    DISSENTERS’ RIGHTS

Section

1300.	Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions.

1301.	Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents.

1302.	Submission of share certificates for endorsement; uncertificated securities.

1303.	Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment.

1304.	Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers.

1305.	Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs.

1306.	Prevention of immediate payment; status as creditors; interest.

1307.	Dividends on dissenting shares.

1308.	Rights of dissenting shareholders pending valuation; withdrawal of demand for payment.

1309.	Termination of dissenting share and shareholder status.

1310.	Suspension of right to compensation or valuation proceedings; litigation of shareholders’ approval.

1311.	Exempt shares.

1312.	Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions.

§1300. Reorganization	or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

(a)    If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b)    As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1)    Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or  (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2)    Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3)    Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4)    Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c)    As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§1301.	Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

(a)    If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b)    Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c)    The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

§1302.	Submission of share certificates for endorsement; uncertificated securities

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§1303.	Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

(a)    If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b)    Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§1304.	Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

(a)    If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b)    Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c)    On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§1305.	Report of appraisers; confirmation; determination by court; judgment, payment; appeal; costs

(a)    If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b)    If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c)    Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d)    Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e)    The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§1306.	Prevention of immediate payment; status as creditors; interest

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§1307.	Dividends on dissenting shares

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§1308.	Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§1309.	Termination of dissenting share and shareholder status

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a)    The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b)    The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c)    The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d)    The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§1310.	Suspension of right to compensation or valuation proceedings; litigation of shareholders’ approval

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§1311.	Exempt shares

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§1312.	Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

(a)    No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b)    If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

PACER TECHNOLOGY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF THE SHAREHOLDERS

[DAY],                 , 2003

AT 10:00 A.M. PACIFIC TIME

AT THE HILTON HOTEL—ONTARIO AIRPORT

700 NORTH HAVEN AVENUE

ONTARIO, CALIFORNIA 91764

PACER TECHNOLOGY

9420 SANTA ANITA AVENUE

RANCHO CUCAMONGA, CA 91730

PRELIMINARY PROXY

The undersigned hereby revokes all previously granted proxies, and nominates, constitutes and appoints Richard S. Kay and Carl E. Hathaway, and each of them individually, as the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PACER TECHNOLOGY which the undersigned is entitled to represent and vote at the Special Meeting of Shareholders of Pacer, to be held at 10:00 A.M. Pacific Time on                     , November,         , 2003 and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as shown on the reverse side of this Proxy:

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

See reverse for voting instructions.

COMPANY #

CONTROL #

THERE ARE TWO WAYS TO VOTE YOUR PROXY:

VIA THE INTERNET AND BY MAIL

VOTE BY INTERNET—http://www.eproxy.com/ptch/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12 Noon (CT) on November , 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
•	Your Internet vote will authorize the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card with the same voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PACER TECHNOLOGY, c/o                                                              .

IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

—Please detach here—

THE DIRECTORS RECOMMEND A VOTE FOR ITEM 1

1.    ADOPTION OF THE MERGER AGREEMENT

☐    FOR Adoption of Merger Agreement        ☐    AGAINST Adoption of Merger Agreement

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD IN THE ENCLOSED PREPAID ENVELOPE

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, FOR ITEM 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

I plan to attend the Special Meeting    ☐

Date , 2003

Signature

Signature

(Please sign your name, in the space above, exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.)